                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-104046

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 23, 2003)


                                 $546,741,000
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-HE1
                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2003-HE1
                                     ISSUER

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

                               THE PROVIDENT BANK
                                   SERVICER

                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    SERVICER

THE FOLLOWING CLASSES OF CERTIFICATES ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

                    ORIGINAL CLASS
    CLASS        CERTIFICATE BALANCE     PASS-THROUGH RATE
-------------   ---------------------   ------------------
  CLASS A-2          $229,398,000       VARIABLE
  CLASS A-3          $100,000,000       VARIABLE
  CLASS A-4          $ 57,000,000       VARIABLE
  CLASS M-1          $ 58,388,000       VARIABLE
  CLASS M-2          $ 49,405,000       VARIABLE
  CLASS M-3          $ 14,372,000       VARIABLE
  CLASS B-1          $ 13,923,000       VARIABLE
  CLASS B-2          $ 11,679,000       VARIABLE
  CLASS B-3          $ 12,576,000       VARIABLE

[SIDEBAR]
--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

--------------------------------------------------------------------------------
[/SIDEBAR]


THE TRUST FUND --

o    THE TRUST FUND CONSISTS PRIMARILY OF TWO GROUPS OF FIXED AND
     ADJUSTABLE-RATE, FIRST-LIEN MORTGAGES ON RESIDENTIAL REAL PROPERTIES.

THE CERTIFICATES --

o THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST FUND, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT; AND

o THE CERTIFICATES WILL ACCRUE INTEREST AT A RATE EQUAL TO ONE-MONTH LIBOR PLUS A RELATED FIXED MARGIN, SUBJECT TO CERTAIN CAPS, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT --

o SUBORDINATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES";

o OVERCOLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS"; AND

o EXCESS INTEREST AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS".

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY ABS CAPITAL I INC. WILL NOT LIST THE CERTIFICATES ON ANY SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED BY MORGAN STANLEY & CO. INCORPORATED, UTENDAHL CAPITAL PARTNERS, L.P. AND THE WILLIAMS CAPITAL GROUP, L.P. AND OFFERED FROM TIME TO TIME TO THE PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE OFFERED CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY $546,741,000 BEFORE THE DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE APPROXIMATELY $500,000. THE OFFERED CERTIFICATES WILL BE AVAILABLE FOR DELIVERY TO INVESTORS IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM, BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK SOCIeTe ANONYME ON OR ABOUT JUNE 27, 2003.


MORGAN STANLEY

                  UTENDAHL CAPITAL PARTNERS, L.P.

                                                 THE WILLIAMS CAPITAL GROUP, L.P

June 24, 2003

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2003-HE1 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

     Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036; and its phone number is (212) 761-4000.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                            PAGE
---------------------                            ----
Summary...........................................S-5
Risk Factors......................................S-9
Transaction Overview.............................S-18
     Parties.....................................S-18
     The Transaction.............................S-19
The Mortgage Loan Pool...........................S-19
     General.....................................S-19
     Prepayment Premiums.........................S-20
     Adjustable-Rate Mortgage Loans..............S-20
     The Index...................................S-21
     Underwriting Guidelines.....................S-21
     The Group I Mortgage Loans..................S-39
     The Group II Mortgage Loans.................S-54
     Credit Scores...............................S-70
The Servicers....................................S-73
     General.....................................S-73
The Trustee......................................S-78
Description of the Certificates..................S-78
     Book-Entry Registration.....................S-78
     Definitive Certificates.....................S-81
     Assignment of the Mortgage Loans............S-81
     Delivery of Mortgage Loan Documents.........S-82
     Representations and Warranties Relating
       to the Mortgage Loans ....................S-83
     Payments on the Mortgage Loans..............S-87
     Distributions...............................S-88
     Priority of Distributions Among
       Certificates .............................S-89
     Distributions of Interest and Principal.....S-89
     Allocation of Principal Payments to
       Class A Certificates .....................S-93
     Calculation of One-Month LIBOR..............S-93
     Excess Reserve Fund Account.................S-93
     The Cap Agreement...........................S-94
     Overcollateralization Provisions............S-94
     Reports to Certificateholders...............S-95
     Amendment...................................S-95
The Pooling and Servicing Agreement..............S-96
     Servicing and Trustee Fees and Other
       Compensation and Payment of Expenses .....S-96
     P&I Advances and Servicer Advances..........S-96
     Prepayment Interest Shortfalls..............S-97

PROSPECTUS SUPPLEMENT                            PAGE
---------------------                            ----
     Servicer Reports............................S-97
     Collection and Other Servicing Procedures...S-98
     Hazard Insurance............................S-98
     Realization Upon Defaulted Mortgage Loans...S-99
     Removal and Resignation of the Servicer.....S-99
     Termination; Optional Clean-up Call........S-101
     Certain Matters Regarding the Depositor,
       the Servicers and the Trustee ...........S-101
Prepayment and Yield Considerations.............S-102
     Structuring Assumptions....................S-102
     General....................................S-108
     Defaults in Delinquent Payments............S-108
     Prepayment Considerations and Risks........S-108
     Overcollateralization Provisions...........S-110
     Class M and Class B Certificates...........S-110
     Weighted Average Lives of the LIBOR
       Certificates ............................S-111
     Decrement Tables...........................S-111
     Prepayment Scenarios.......................S-111
     Hypothetical Available Funds and
       Supplemental Interest Rate Cap Table ....S-117
     Last Scheduled Distribution Date...........S-122
Federal Income Tax Considerations...............S-122
     General....................................S-122
     Taxation of Regular Interests..............S-122
     Status of the LIBOR Certificates...........S-123
     The Basis Risk Contract Component..........S-123
     Other Matters..............................S-124
State and Local Taxes...........................S-124
ERISA Considerations............................S-124
Legal Investment................................S-125
Plan of Distribution............................S-126
Legal Matters...................................S-127
Ratings.........................................S-127
Glossary........................................S-128
ANNEX I  CERTAIN U.S. FEDERAL
  INCOME TAX DOCUMENTATION REQUIREMENTS ..........I-1
ANNEX II  CAP AGREEMENT NOTIONAL
  BALANCE AND MULTIPLIER SCHEDULE ...............II-1

                       This page left intentionally blank

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES.

THE OFFERED CERTIFICATES

     The Morgan Stanley ABS Capital I Inc. Trust 2003-HE1 will issue the Mortgage Pass-Through Certificates, Series 2003-HE1. Nine classes of the certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates, are being offered to you by this prospectus supplement. Such offered certificates, together with the Class A-1 certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M certificates and the Class B certificates represent interests in all the mortgage loans.

THE OTHER CERTIFICATES

     The trust will also issue four other classes of certificates, the Class A-1, Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

     The Class A-1 certificates will have an initial aggregate principal balance of approximately $332,220,000. The Class A-1 certificates initially evidence an interest of approximately 36.98% the unpaid principal balance of the mortgage loans in the trust. The Class A-1 certificates generally represent interests in the group I mortgage loans.

     The Class X certificates will have an initial aggregate principal balance of approximately $19,312,454, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 2.15% of the sum of the unpaid principal balance of the mortgage loans in the trust.

     The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about June 27, 2003.

CUT-OFF DATE

     June 1, 2003.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in July 2003, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

PAYMENTS OF INTEREST

     The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

CAP AGREEMENT

     The Class A-2, Class A-3 and Class A-4 certificates will have the benefit of an interest rate cap agreement provided by Morgan Stanley Capital Services Inc., as cap provider. All obligations of the trust under the cap agreement will be paid on the closing date.

     In connection with any distribution date, if one-month LIBOR as of the reset date under the cap agreement exceeds 7.00% for the first 24 distribution dates or 7.375% for the next 12 distribution dates, the cap provider will be obligated to pay to the trustee on the 24th day of each month, or, if the 24th day is not a business day, the immediately preceding business day, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds 7.00% for the first 24 distribution dates or 7.375% for the next 12 distribution dates, up to a maximum of 137.50 basis points for the first 24 distribution dates and a maximum of
100.00 basis points for the next 12 distribution dates, and (b) the product of the notional balance and multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis.

     Amounts, if any, payable under the cap agreement with respect to any distribution date will be used solely to cover shortfalls in payments of interest on the Class A-2, Class A-3 and Class A-4 certificates if the pass-through rates on those certificates are limited for any of the first 36 distribution dates due to the caps on their pass-through rates.

     The cap provider's obligations under the cap agreement will terminate following the distribution date in June 2006.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily adjustable-rate and fixed-rate sub-prime mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank. Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank have each made certain representations and warranties relating to the mortgage loans.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $898,273,454. Approximately 66.29% of these mortgage loans are adjustable-rate and approximately 33.71% are fixed-rate.

     All of the mortgage loans are first lien mortgage loans.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 345 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates...       5.300%  to       13.500%
Weighted average
interest rate:..........         7.878%
Range of gross margins of
adjustable-rate
mortgage loans: ..........       2.125%  to       10.490%
Weighted average gross
margin of adjustable-rate
mortgage loans ...........       6.218%
Range of minimum mortgage
rates of adjustable-rate
mortgage loans: ..........       5.375%  to       13.500%
Weighted average minimum
mortgage rate of
adjustable-rate
mortgage loans: ..........       7.988%
Range of maximum mortgage
rates of adjustable-rate
mortgage loans: .........       11.000%  to       22.070%
Weighted average maximum
mortgage rate of
adjustable-rate
mortgage loans: ..........      14.469%
Range of principal
balances .................      $11,884  to      $747,177
Average principal
balance:..................     $151,607
Range of original
loan-to-value ratios .....        9.62%  to       100.00%
Weighted average original
loan-to-value ratio ......       79.89%
Weighted average next
adjustment date of
adjustable-rate
mortgage loans:.........     July 2005

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates represent interests in all the mortgage loans.

     After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index."

     For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately six months, two years, three years or five years, as more fully described under "The Mortgage Loan Pool."

SERVICING OF THE MORTGAGE LOANS

     The Provident Bank will act as servicer of the mortgage loans originated by Aames Capital Corporation and The Provident Bank. Chase Manhattan Mortgage Corporation will act as servicer for the mortgage loans originated by Accredited Home Lenders, Inc. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     Either servicer individually, or both servicers together, may purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

ADVANCES

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the LIBOR certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I ERISA or Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft LLP is acting as tax counsel to Morgan Stanley ABS Capital I Inc. and is of the opinion that:

     o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

     o the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the certificates must be assigned ratings not lower than the following by Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.:

   CLASS      FITCH    MOODY'S      S&P
   -----      -----    -------      ---

 A-2           AAA       Aaa        AAA
 A-3           AAA       Aaa        AAA
 A-4           AAA       Aaa        AAA
 M-1           AA        Aa2         AA
 M-2            A         A2         A
 M-3           A-         A3         A-
 B-1          BBB+       Baa1       BBB+
 B-2           BBB       Baa2       BBB
 B-3          BBB-       Baa3       BBB-

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreement.

                                  RISK FACTORS

     In addition to the Risk Factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the principal balances of the mortgage loans as of the cut-off date, which is June 1, 2003.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

     Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

     In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

         Group I mortgage loans

                    CALIFORNIA                 FLORIDA                 NEW YORK
              ----------------------    ----------------------   ----------------------
                      33.97%                   10.00%                   5.01%

         Group II mortgage loans

                    CALIFORNIA                 FLORIDA                 NEW YORK                  TEXAS
              ----------------------    ----------------------   ----------------------   ----------------------
                      33.20%                   10.06%                   7.48%                    5.87%

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

     o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

     o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o Approximately 88.77% of the group I mortgage loans and approximately 85.59% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

     o The original loan sellers (Aames Capital Corporation, Accredited Home Lenders, Inc. and/or The Provident Bank, as the case may be) may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

     o Either servicer individually, or both servicers together, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

     o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

     o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates do not receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in July 2006. Thereafter, subject to the loss and delinquency performance of the mortgage pool, the Class M and Class B certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses are higher than expected.

     o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

     o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

     o The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

     o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the LIBOR certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

     o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

     o Each of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.03% of the adjustable-rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 61.11% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 38.57% the adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately 0.29% of the adjustable-rate mortgage loans will not occur until five years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

     o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF THE LIBOR CERTIFICATES.

     The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

     o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous Risk Factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until six months, two years, three years or five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

     o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the Class A-2, Class A-3 or Class A-4 certificates may also be covered by amounts payable under the cap agreement, to the extent that, with respect to any of the first 24 distribution dates, one-month LIBOR as of the reset date under the cap agreement exceeds 7.00% but does not exceed 8.375% and, with respect to any of the next 12 distribution dates, one-month LIBOR as of the reset date under the cap agreement exceeds 7.375% but does not exceed 8.375%.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATES.

     The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a voluntary principal prepayment in full is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on the mortgage loan, but only to the extent of the servicing fees for that calendar month payable to that servicer.

     If the applicable servicer fails to make such distributions or the shortfall exceeds the servicing fees payable to that servicer for the month, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class M-1, the Class M-2, the Class M-3, the Class B-1, the Class B-2 and the Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-3, the Class B-2, the Class B-1, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least July 2006 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 35.03% and 42.52% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination in excess of 80% but not more than 100.00% at origination. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Each of Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank represented that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, each of Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank also represented that none of the mortgage loans sold by it are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law. In the event of a breach of any of these representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

THE CAP AGREEMENT IS SUBJECT TO COUNTERPARTY RISK.

     The assets of the trust include an interest rate cap agreement which will require the cap provider to make certain payments for the benefit of the holders of the Class A-2, Class A-3 and Class A-4 certificates. To the extent that payments on the Class A-2 , Class A-3 and Class A-4 certificates depend in part on payments to be received by the trustee under the cap agreement, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

AAMES CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC. AND/OR THE PROVIDENT BANK MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS.

     Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank made various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     If Aames Capital Corporation, Accredited Home Lenders, Inc. or The Provident Bank fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then

Aames Capital Corporation or Accredited Home Lenders, Inc. or The Provident Bank, as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that Aames Capital Corporation, Accredited Home Lenders, Inc. and/or The Provident Bank may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of Aames Capital Corporation, Accredited Home Lenders, Inc. or The Provident Bank to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

RISKS ASSOCIATED WITH LITIGATION AFFECTING AAMES CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., THE PROVIDENT BANK AND/OR CERTAIN OF THEIR AFFILIATES.

     Aames Financial Corporation and Aames Funding Corporation, which are collectively referred to in this section as Aames, and certain of its subsidiaries are defendants in Aslami et. al. v. Aames Home Loan, Aames Financial Corporation, et. al., a putative class action filed on approximately April 11, 2000, in Los Angeles County Superior Court, case No. BC228027. Plaintiffs, former customers, filed this action on behalf of themselves and all persons who applied for or obtained loans from Aames during the prior four years. Plaintiffs allege various state law claims premised their contention that Aames routinely "upcharges" third party fees and underdiscloses annual percentage rates. On April 26, 2002, Plaintiffs filed a third amended complaint limiting the purported class to California borrowers and asserting claims based upon the payment of a yield spread premium to their broker. Plaintiffs contend that such yield spread premium payments constitute kickbacks and/or illegal referrals under California law and/or that Aames failed to properly disclose the nature of a yield spread premium. Plaintiffs seek certification of the class, damages consisting of fees paid to mortgage brokers, statutory treble damages, attorneys' fees and costs, restitution, disgorgement of improperly collected charges, punitive damages and injunctive relief. Aames has answered the amended complaint, again asserting various affirmative defenses. The parties are presently engaged in mediation. No trial has been set. Additional disclosure regarding litigation involving Aames Capital Corporation and its affiliates is set forth in reports filed by Aames Capital Corporation and its affiliates with the Securities and Exchange Commission.

     In December 2002, Accredited Home Lenders, Inc. was served with a complaint and motion for class certification in a class action lawsuit, Wratchford v. Accredited Home Lenders, Inc., brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act and the consumer protection statutes of the other states in which Accredited Home Lenders, Inc. does business. In early January, Accredited Home Lenders, Inc. removed the case to the United States District Court for the Southern District of Illinois. The complaint alleges that Accredited Home Lenders, Inc. has a practice of misrepresenting and inflating the amount of fees Accredited Home Lenders, Inc. pays to third parties in connection with the residential mortgage loans Accredited Home Lenders, Inc. funds. Plaintiffs claim to represent a nationwide class consisting of all other persons similarly situated, that is, all persons who paid money to Accredited Home Lenders, Inc. to pay, or reimburse our payments of, third-party fees in connection with residential mortgage loans and never received a refund for the difference between what they paid and what was actually paid to the third party. Plaintiffs are seeking to recover damages on behalf of themselves and the class, in addition to pre-judgment interest, post-judgment interest, and any other relief the court deems just and proper. On January 17, 2003, Accredited Home Lenders, Inc. filed an answer to the complaint but Accredited Home Lenders, Inc. has not yet responded to the motion for class certification. On March 19, 2003, plaintiffs' motion to remand the proceedings to state court was granted. There has been no ruling on the merits of either the plaintiffs' individual claims or the claims of the class.

     Provident Financial Group Inc., the holding company for The Provident Bank, presently is a defendant in a series of shareholder derivative and class action lawsuits brought against Provident Financial Group Inc. and certain of its officers and directors as a result of Provident Financial Group Inc.'s announcements on March 5, 2003 and April 15, 2003 that it would restate certain financial information for the years 1994-2002. See "The Servicers-General-The Provident Bank" in this prospectus supplement.

     The outcomes of the matters described above cannot be predicted. An unfavorable outcome in any of the above cases could have a material adverse effect on the financial condition and/or results of operations of Aames Capital Corporation, Accredited Home Lenders, Inc. or The Provident Bank, as applicable, and accordingly on the ability of them to perform their obligations with respect to their representations and warranties relating to their mortgage loans and, in the case of The Provident Bank, its servicing obligations.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

     On March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand members of the armed forces reserves. Although the military action has wound down, reservists could be called to active duty to secure Iraq so that reconstruction can take place. There is no way of knowing whether any additional reservists will be called up and, if so, how many. To the extent that any such person is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940 or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940 or the California Military and Veterans Code. See "Material Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and the California Military and Veterans Code" in the prospectus.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicers, Aames Capital Corporation, Accredited Home Lenders, Inc., The Provident Bank, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including, with respect to the Class A-2, Class A-3 and Class A-4 certificates only, the interest rate cap agreement) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicers, Aames Capital Corporation, Accredited Home Lenders, Inc., The Provident Bank, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

YOUR INVESTMENT MAY NOT BE LIQUID.

     The underwriters intend to make a secondary market in the LIBOR certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities may not be able to invest in the certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN.

     Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

LIBOR CERTIFICATES MAY NOT BE SUITABLE AS INVESTMENTS.

     The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                              TRANSACTION OVERVIEW


PARTIES

     The Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

     The Original Loan Sellers.

     o Aames Capital Corporation, a California corporation. The principal executive office of Aames Capital Corporation is located at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (800) 829-2929.

     o Accredited Home Lenders, Inc., a California corporation. The principal executive office of Accredited Home Lenders, Inc. is located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (858) 676-2100.

     o The Provident Bank, an Ohio banking corporation. The principal executive office of The Provident Bank is located at One East Fourth Street, Cincinnati, Ohio 45202, and its telephone number is (513) 579-2220.

     See "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

     The Servicers.

     o Chase Manhattan Mortgage Corporation, a New Jersey corporation. The principal executive office of Chase Manhattan Mortgage Corporation is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600.

     o The Provident Bank, an Ohio banking corporation. The principal executive office of The Provident Bank is located at One East Fourth Street, Cincinnati, Ohio 45202, and its telephone number is (513) 579-2220. For a description of the servicers, see "The Servicers" in this prospectus supplement.

     The Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS03H1, and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

     The Cap Provider. Morgan Stanley Capital Services Inc., a Delaware corporation. The principal executive office of the cap provider is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See "Description of the Certificates--The Cap Agreement" in this prospectus supplement.

     The Rating Agencies. Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. Morgan Stanley ABS Capital I Inc. Trust 2003-HE1 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of June 1, 2003 by and among the depositor, the servicers and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is June 1, 2003. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

GENERAL

     The trust will primarily consist of approximately 5,925 conventional, sub-prime, adjustable- and fixed-rate, balloon and fully-amortizing, first lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $898,273,454. The mortgage loans in the trust were acquired by Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor, from Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank, each of whom originated or acquired the mortgage loans.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 2,199 (or 33.71%) of the mortgage loans are fixed-rate mortgage loans and approximately 3,726 (or 66.29%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of A-360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 39.06% of the mortgage loans have original loan-to-value ratios at origination in excess of 80%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     Approximately 0.55% of the mortgage loans as of June 1, 2003 were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

     All of the mortgage loans are fully amortizing (except with respect to 2.66% of the mortgage loans that are balloon mortgage loans).

PREPAYMENT PREMIUMS

     Approximately 87.06% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note; generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

     The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the applicable servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     The adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the six-month LIBOR loan index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE").

     The first such adjustment for approximately 0.03% of the adjustable-rate mortgage loans will occur after an initial period of approximately six months following origination (the "SIX MONTH ADJUSTABLE RATE MORTGAGE Loans"), in the case of approximately 61.10% of the adjustable-rate mortgage loans approximately two years following origination (the "2/28 ADJUSTABLE RATE MORTGAGE LOANS"), in the case of approximately 38.57% of the adjustable-rate mortgage loans approximately three years following origination (the "3/27 ADJUSTABLE RATE MORTGAGE LOANS") or in the case of approximately 0.29% of the adjustable-rate mortgage loans approximately five years following origination (the "5/25 ADJUSTABLE RATE MORTGAGE LOANS"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"); provided, that, in the substantial majority of cases, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 3.00%) specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps range from 1.00% to 5.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDEX

     For all of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "LOAN INDEX"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING GUIDELINES

     Aames Capital Corporation

     Approximately 53.76% of the mortgage loans were originated by Aames Capital Corporation under the following underwriting guidelines.

     General. The information set forth in the following paragraphs has been provided by Aames Capital Corporation and none of the depositor, the underwriters, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     The following is a general summary of the underwriting guidelines of Aames Capital Corporation. This summary does not purport to be a complete description of the underwriting standards of Aames Capital Corporation.

     Aames Capital Corporation may either acquire mortgage loans originated by one or more subsidiaries of Aames Capital Corporation, which are called affiliated originators in this prospectus supplement, or originated by entities unaffiliated with Aames Capital Corporation, which are called unaffiliated originators in this prospectus supplement. The affiliated originators and unaffiliated originators are collectively called originators.

     All mortgage loans originated by affiliated originators are underwritten generally in accordance with underwriting guidelines developed by Aames Capital Corporation and the related affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans. The mortgage loans originated by unaffiliated originators are re-underwritten in accordance with the applicable underwriting guidelines. In connection with certain purchases of mortgage loans from unaffiliated originators, Aames Capital Corporation will re-underwrite all of the loans in that portfolio to confirm compliance with Aames Capital Corporation's underwriting guidelines.

     Aames Capital Corporation's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, generally including calculation of debt-to-income ratios (which is the sum of the borrower's monthly debt payments divided by the borrowers' monthly income before taxes and other payroll deductions) an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the real property and a calculation of the ratio of all mortgages existing on the property (including the loan applied for) to the appraised value of the real property at the time of origination. This ratio is called the combined loan-to-value ratio. As a lender that specializes in loans made to credit impaired borrowers, Aames Capital Corporation ordinarily makes mortgage loans to borrowers with credit histories or other factors that would typically disqualify them from consideration for a loan from traditional financial institutions. Consequently, Aames Capital Corporation's underwriting guidelines generally require lower combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the real property as determined through inspection. Appraisals on loans purchased by Aames Capital Corporation are reviewed by Aames Capital Corporation's own appraisers or by qualified contract appraisers approved by Aames Capital Corporation to assure that they meet Aames Capital Corporation's standards.

     The underwriting of a mortgage loan to be originated or purchased by Aames Capital Corporation includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Aames Capital Corporation for purchase must be approved by Aames Capital Corporation in accordance with its underwriting criteria. Aames Capital Corporation regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     Aames Capital Corporation requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential real property securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Aames Capital Corporation against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     Aames Capital Corporation originates mortgage loans through its retail branch office division, its retail internet-based lending division and its broker/wholesale division. Each retail division had its own underwriting guidelines for the loan products offered by it before October 1, 2002. While broadly similar, the underwriting guidelines do vary among the origination divisions. The following generally summarizes Aames Capital Corporation's several origination divisions' underwriting guidelines:

     o before October 1, 2002, each of the origination divisions employed its own "traditional" underwriting program, under which the borrower's mortgage credit and consumer credit are each scored and weighted to determine the overall credit grade of the borrower with the borrower then being assigned an "A+/A" through "D" credit grade, and

     o the broker/wholesale division also employs a credit score/and loan-to-value ratio based underwriting program, referred to as the "SNAP program", under which the borrower's credit score as reported by various reporting agencies and the loan-to-value ratio, known as the LTV, of the loan are used to determine whether the borrower qualifies for the loan requested and the appropriate pricing for that loan.

     "Traditional" Underwriting Program. Under the "traditional" underwriting programs, Aames Capital Corporation assigns a letter credit grade (A, A-, B, C, C- and D) to each loan it originates or purchases depending on the risk profile of the loan, with the higher credit grades exhibiting a lower risk profile and the lower credit grades exhibiting increasingly higher risk profiles. The retail branch office division also uses the letter grades of A+, B+ and C+ to further differentiate credit characteristics of the mortgage loan. Generally, the higher credit grade loans have higher loan-to-value ratios and carry a lower interest rate. The following chart generally outlines the parameters of the credit grades of Aames Capital Corporation's origination divisions' traditional underwriting programs as of December 31, 2002:

------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------

                "A+"        "A" CREDIT       "A-"         "B+"        "B"              "C+"       "C"         "C-"        "D"
               CREDIT         GRADE         CREDIT       CREDIT      CREDIT          CREDIT      CREDIT      CREDIT      CREDIT
                GRADE                        GRADE        GRADE       GRADE           GRADE       GRADE       GRADE       GRADE
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
GENERAL      Generally     Has good       Has good     Generally    Generally      Marginal     Marginal    Marginal    Designed
REPAYMENT    excellent     credit         credit but   good         good           credit       credit      credit      to
             pay history                  might have   mortgage     mortgage       history      history     history     provide
                                          some minor   pay          pay            which is     which is    not         a
                                          delinquency  history      history        offset by    offset      offset by   borrower
                                                       but may      but may        other        by other    other       with
                                                       have         have           positive     positive    positive    poor
                                                       marginal     marginal       attributes   attributes  attributes  credit
                                                       consumer     consumer                                            history
                                                       credit       credit                                              an
                                                       history      history                                             opportunity
                                                                                                                        to
                                                                                                                        correct
                                                                                                                        past
                                                                                                                        credit
                                                                                                                        problems
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
EXISTING     No lates      Maximum of     No more      Maximum of   No more        Can have     Can have    No more     Greater
MORTGAGE     past 24       one 30-day     than 59      three        than 89        multiple     multiple    than 149    than
LOANS        months        late* in       days late    30-day       days late      30-day       30-day      days        150 days
                           past           at closing   lates in     at             lates and    lates       delinquent  delinquent
                           12 months      and a        the last     closing        two 6-day    and         in the      in the
                                          maximum of   12 months;   and a          lates in     twelve      past        past 12
                                          two 30-day   currently    maximum        past         60-day      12 months.  months.
                                          lates in     not more     of four        12 months;   lates or    Can have
                                          the past     than 3x30    30-day         currently    one         multiple
                                          12 months    at loan      lates in       not more     90-day      90-day
                                                       closing      the past       than 2x60    late in     lates or
                                                                    12 months      at loan      the past    one
                                                                    or one         closing      12          120 day
                                                                    60-day                      months;     late in
                                                                    late and                    currently   the past
                                                                    two                         not more    12 months.
                                                                    30-day                      than
                                                                    lates                       119 days
                                                                                                late at
                                                                                                closing.
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
CONSUMER     No lates      Consumer       Consumer     Must have    Consumer       Must have    Consumer    Consumer    Consumer
CREDIT       past 36       credit is      credit is    letter of    credit         letter of    credit      credit is   credit
             months        good in the    good in      explanation  must be        explanation  is fair     poor in     is poor
                           last 12        the last     on all       satisfactory   on all       in the      the last    in the
                           months.  Up    12 months.   mortgage     in the         mortgage     last 12     12 months   last
                           to 25% of      Up to 35%    lates        last           lates        months.     with        12 months.
                           credit         of credit    greater      12 months.     greater      The         currently   The
                           report         report       than 30      Up to 40%      than 30      majority    delinquent  majority
                           items          items        days and     of credit      days and     of the      accounts.   of the
                           derogatory     derogatory   on all       report         on all       credit      Up to 60%   credit
                           with no        with no      major        items          major        is not      of credit   is
                           60-day or      90-day or    consumer     derogatory.    consumer     currently   report      derogatory
                           more           more         derogatory   Generally,     derogatory   delinquent. items       (more
                           lates.         lates.       notations    requires       notations    Up to       derogator.  than
                           Generally,     Generally,   last 24      a minimum      last 24      50% of      Generally   60%).
                           requires a     requires a   months.      credit         months.      credit      requires    Percentage
                           minimum        minimum                   score of                    report      a minimum   of
                           credit         credit                    560.                        items       credit      derogatory
                           score of       score of                                              derogatory. score of    items
                           600.           580.                                                  Generally   500.        not a
                                                                                                requires                factor.
                                                                                                a                       Generally,
                                                                                                minimum                 requires
                                                                                                credit                  a
                                                                                                score of                minimum
                                                                                                530.                    credit
                                                                                                                        score of
                                                                                                                        500.
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
BANKRUPTCY   3 years       2 years        2 years      Discharged   1 year         Discharged   Bankruptcy  Bankruptcy  Current
             since         since          since        a minimum    since          a minimum    filing      filed       bankruptcy
             discharge     discharge      discharge    2 years      discharge      1 year       12 months   within      must be
             or            or             or           prior to     with           prior to     old,        last        paid
             dismissal     dismissal      dismissal    loan         reestablishe   loan         discharged  12 months   through
             with          with           with         closing.     "B"            closing.     or          and         loan.
             reestablished reestablished  reestablished             credit or                   dismissed   discharged
             "A+" credit   "A" credit.    "A-"                      18 months                   prior to    or
                                          credit.                   since                       application dismissed
                                                                    discharge                               prior to
                                                                    without                                 application.
                                                                    reestablished
                                                                    credit.
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
DEBT         Generally     Generally      Generally    Generally    Generally      Generally    Generally   Generally   Generally
SERVICE-TO-  not to        not to         not to       not to       not to         not to       not to      not to      not to
INCOME RATIO exceed 50%    exceed 50%     exceed 45%   exceed 50%   exceed 50%     exceed 50%   exceed      exceed 50%  exceed
                                                                                                50%                     50%
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
MAXIMUM      Generally     Generally      Generally    Generally    Generally      Generally    Generally   Generally   Generally
LOAN-TO-     90% for a     90% for a l    90% for a    85% for a    80% for a      75% for a    75% for     70% for a   65% for
VALUE RATIO: l to 4        to 4 family    l to 4       l to 4       l to 4         l to 4       a l to 4    l to 4      a l to 4
OWNER        family        dwelling       family       family       family         family       family      family      family
OCCUPIED     dwelling                     dwelling     dwelling     dwelling       dwelling     dwelling    dwelling    dwelling
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------
MAXIMUM      Generally     Generally      Generally    Generally    Generally      Generally    Generally   Generally   Generally
LOAN-TO-     80% for a     80% for a l    75% for a    75% for a    70% for a      65% for a    65% for     65% for a   60% for
VALUE RATIO: l to 4        to 4 family    l to 4       l to 4       l to 4         l to 4       a l to 4    l to 4      a l to 4
NON-OWNER    family        dwelling       family       family       family         family       family      family      family
OCCUPIED     dwelling                     dwelling     dwelling     dwelling       dwelling     dwelling    dwelling    dwelling
------------ ------------  -------------  ------------ ------------ -------------  ------------ ----------  ----------- ----------

* A "rolling" 30-day delinquency of up to 12 months may be counted as one 30-day late.

     "SNAP" Underwriting Program. Under the SNAP program, Aames Capital Corporation uses the credit score of the borrower to determine its program eligibility and then to determine the interest rate and maximum LTV for which the borrower may qualify. Credit scores are described in the next section, below. The minimum acceptable credit score under the SNAP program is 500. In most cases the payment history of the borrower under the existing mortgage loan is also taken into consideration. Borrowers with lower credit scores generally qualify for lower maximum LTVs and are charged higher interest rates than borrowers with higher credit scores.

     The SNAP program was developed by Aames Capital Corporation to enhance its ability to price its loan products based on the risk of a borrower, in order to reduce subjectivity and simplify the underwriting process. Under the SNAP program, Aames Capital Corporation verifies each borrower's mortgage payment history under his existing mortgage loan over the most recent 12 months if the borrower's credit score is less than 600. The maximum LTV allowed and the interest rate for the loan are based on the credit score and are then adjusted based on the borrower's past mortgage payment history. A poor mortgage payment history results in a lower maximum LTV and a higher interest rate in order to reflect the increased risk of default. The LTV and credit score adjustments are set forth in the chart below.

---------- ----------------------------------------------------------------------------------------------

 ACTUAL
 CREDIT                                ADJUSTED CREDIT SCORE AND MAXIMUM LTV
  SCORE     BASED UPON LATE PAYMENTS IN PREVIOUS 12 MONTHS ((NUMBER OF PAYMENTS)X(NUMBER OF DAYS LATE))
---------- ----------------------------------------------------------------------------------------------
                   4x30 and 0x60;        12x30 and 2x60;
           2x30    2x30 and 1x60         12x30 and 1x90         12x60 and 1x120      1x150
---------- ------- --------------------- ---------------------- -------------------- --------------------
700+       600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
680        600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
660        600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
640        600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
620        600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
600        600     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
580        580     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
560        560     560; 80% max LTV      550; 75% max LTV       520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
540        540     540                   540                    520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
520        520     520                   520                    520; 70% max LTV     500; 65% max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
500        500     500                   500                    500                  500
---------- ------- --------------------- ---------------------- -------------------- --------------------


     "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things:

     o    payment history,

     o    delinquencies on accounts,

     o    level of outstanding indebtedness,

     o    length of credit history, and

     o    types of credit, and bankruptcy experience.

     A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. Credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general; therefore, credit scores do not take into consideration the differences between mortgage loans and consumer loans generally. As such, there is no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     Aames Capital Corporation's mortgage programs include several levels of documentation used to verify the borrower's income:

     o Full Documentation: The highest level of income documentation. Generally a stable, two-year history of the income is required. A wage-earner may document income by any of the following: a verification of employment; the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent two-years IRS Form 1040's and a year-to-date statement of profit-and-loss; or the borrower's most recent 24-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years federal tax returns or bank statements. Comparable documentation is required from self-employed borrowers.

     o Limited Documentation: For borrowers who have less than a two-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires a six-month history of stable income, together with six-months personal bank statements to support their qualifying income.

     o Stated Income: Available only for self-employed borrowers or wage earners with "A" through "C" credit grades or a minimum 550 credit score. The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. Self-employed borrowers with a credit score between 550 and 600 must establish that their related business has been in existence for at least six months.

     Accredited Home Lenders, Inc.

     Approximately 30.29% of the mortgage loans were originated by Accredited Home Lenders, Inc. under the following underwriting guidelines.

     General. The information set forth in the following paragraphs has been provided by Accredited Home Lenders, Inc., and none of the depositor, the underwriters, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     Accredited Home Lenders, Inc. is a nationwide mortgage banking institution engaged in the business of originating, acquiring, servicing and selling first and subordinate lien mortgage loans secured by one- to four-family residential properties. Accredited Home Lenders, Inc.'s principal business strategy is to originate mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

     Accredited Home Lenders, Inc.'s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited Home Lenders, Inc. makes retail originations directly to borrowers.

     Accredited Home Lenders, Inc.'s total annual mortgage loan production has increased steadily from $1.5 billion in 2000, $2.3 billion in 2001, and $4.3 billion in 2002. As of March 31, 2003, Accredited Home Lenders, Inc. had 1,471 full-time employees.

     Underwriting Standards. Each mortgage loan originated or acquired by Accredited Home Lenders, Inc. is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited Home Lenders, Inc., in accordance with Accredited Home Lenders, Inc.'s underwriting guidelines. Accredited Home Lenders, Inc.'s underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited Home Lenders, Inc.'s underwriting personnel, and Accredited Home Lenders, Inc. does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider.

     All of Accredited Home Lenders, Inc.'s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited Home Lenders, Inc.'s underwriting guidelines and all applicable laws and regulations. Accredited Home Lenders, Inc. periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited Home Lenders, Inc.'s quality control and other audit processes, and discontinues relationships with unacceptable performers.

     Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited Home Lenders, Inc.

     A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited Home Lenders, Inc.'s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed.

     Accredited Home Lenders, Inc. reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates debt service-to-income ratios to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with Accredited Home Lenders, Inc.'s standards. In addition, Accredited Home Lenders, Inc. reviews credit scores derived from the application of one or more nationally recognized credit scoring models. Accredited Home Lenders, Inc.'s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

     Accredited Home Lenders, Inc.'s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited Home Lenders, Inc.'s "Full Documentation," "Lite Documentation" or "Stated Income" programs. Under each of these programs, Accredited Home Lenders, Inc. reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the last two pay stubs and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 and profit and loss statements, in each case covering the preceding two years. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for "Alt2" documentation type or bank statements for the preceding 12 months acceptable for "Alt1." Under the Lite Documentation program, applicants are generally required to submit a year-to-date pay stub or personal bank statements and, in the case of self-employed applicants, profit and loss statements, in each case covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited Home Lenders, Inc. may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

     Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

     A critical function of Accredited Home Lenders, Inc.'s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited Home Lenders, Inc. has established five principal classifications, "A+" to "C," with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited Home Lenders, Inc. has a sixth, generally inactive credit classification, called "C-" which may be assigned to a borrower with a foreclosure or bankruptcy and can still be used on an exception basis with approval from a senior corporate underwriter. Accredited Home Lenders, Inc. assigns credit grades by analyzing mortgage payment history, consumer history, credit score, bankruptcy history, and debt-to-income ratio.

     With respect to the mortgage loans in the mortgage pool acquired from Accredited Home Lenders, Inc., the following tables set forth Accredited Home Lenders, Inc.'s loan-to-value and debt service-to-income ratio maximums based upon documentation type, property type, and credit profile ("SFR" means single-family residence; "PUD" means planned unit development; and "N/O/O" means nonowner-occupied):

----------------------------------------------------------------------------------------------------------------------------------
                                                   FULL DOCUMENTATION
----------------------------------------------------------------------------------------------------------------------------------
                                          TIME
             MAXIMUM                    ELAPSED
             MORTGAGE                    SINCE                                                                              MAX
           DELINQUENCIES               BANKRUPTCY                                                                         DEBT TO
 CREDIT     DURING LAST    CONSUMER       OR         PROPERTY                                                              INCOME
  LEVEL        YEAR        CREDIT     FORECLOSURE      TYPE                   MAXIMUM LOAN-TO-VALUE RATIOS                 RATIOS
---------- ------------- ------------ ------------- ----------- --------------------------------------------------------- --------
                                                                       OWNER OCCUPIED             NON-OWNER OCCUPIED
---------- ------------- ------------ ------------- ----------- ---------------------------  ---------------------------- --------
                                                                        RATE/TERM  CASH-OUT           RATE/TERM  CASH-OUT
                                                                 PURCH    REFI       REFI     PURCH     REF I      REFI
---------- ------------- ------------ ------------- ----------- ------- ---------  --------  -------  ---------  -------- --------
           0x30          2x30; min    4 years       SFR/PUD     100%     100%        100%     N/A     N/A        N/A      50% -
A+                       640 credit   since         Condo       100%     100%        100%     N/A     N/A        N/A      55%
                         score.       Bankruptcy
                                      discharge
                                      or
                                      Foreclosure.

---------- ------------- ------------               ----------- ------- ---------  --------  -------  ---------  -------- --------
           0x30          0x30; >                    SFR/PUD     100%     100%        100%     90%     90%        90%      50% -
                         90% min                    Condo       100%     100%        100%     85%     85%        85%      55%
                         580 credit
                         score.

           ------------- ------------               ----------- ------- ---------  --------  -------  ---------  -------- --------
           1x30 not      2x30.        3 years       SFR, 2      90%      90%         90%      80%     80%        80%      50%
A          rolling;      Past due     since         unit        85%      85%         85%      80%     80%        80%      55%
           0x30 for      accounts     Bankruptcy    PUD         85%      85%         85%      80%     80%        80%
           N/O/O > 70%   must be      discharge     Condo       85%      85%         85%      80%     80%        80%
           LTV.          brought      or            3-4 unit
                         current or   Foreclosure
                         paid.

----------------------------------------------------------------------------------------------------------------------------------
           1x30 not      > 90% LTV    2 years       SFR/PUD     100%     100%        100%     N/A     N/A        N/A      50% -
           rolling       minimum      since         Condo       100%     100%        100%     N/A     N/A        N/A      55%
                         580 credit   Bankruptcy
                         score; 2x30  discharge.
                                      3 years
                                      since
                                      Foreclosure.
           ------------- ------------               ----------- ------- ---------  --------  -------  ---------  -------- --------
           2x30;         <= 90% LTV                 SFR, 2      90%      90%         90%      80%     80%        80%      50%
A-         rolling       max 4x30.                  unit        85%      85%         85%      75%     75%        75%      55%
           30's OK       Past due                   PUD         85%      85%         85%      75%     75%        75%
                         accounts                   Condo       80%      80%         80%      75%     75%        75%
                         must be                    3-4 unit
                         brought
                         current or
                         paid.

----------------------------------------------------------------------------------------------------------------------------------
           4x30 or       Average      18 months     SFR         85%      85%         85%      70%     70%        70%      50%
           2x30 +        credit       since         PUD         80%      80%         75%      70%     70%        70%      55%
           1x60;         with         Bankruptcy    Condo       80%      80%         75%      70%     70%        70%
           rolling       60-day       discharge.    2-4 unit    80%      80%         75%      70%     70%        70%
           30's OK (No   lates and    May
           60's for      isolated     consider
           >80% LTV)     90-day       performing
                         lates.       Chapter 13
                         Majority     on a case
                         of trades    by case
B                        must be      basis.  2
                         current.     years since
                         Past due     Foreclosure
                         accounts
                         must be
                         brought
                         current or
                         paid.  85%
                         LTV:  min
                         550 credit
                         score.

----------------------------------------------------------------------------------------------------------------------------------
           Any number    Fair         1 year since  SFR         80%      80%         80%      65%     65%        65%      50%
           of 30's or    credit w/    Bankruptcy    PUD         75%      75%         75%      65%     65%        65%
           3x30 + 1x60   90-day       discharge or  Condo       75%      75%         75%      65%     65%        65%
           or 2x60 +     lates and    Foreclosure.  2-4         70%      70%         70%      65%     65%        65%
           1x90          isolated     May consider
           (No 90's      120-day      performing
           for > 75%     lates,       Chapter 13
           LTV)          charge-offs  on a case by
                         &            case basis.
                         collections. 80% LTV:  2
                         Must be      years.
C                        some major
                         recent
                         positive
                         trades.
                         Past due
                         accounts
                         must be
                         brought
                         current or
                         paid.  80%
                         LTV:  min
                         525 score.
---------- -----------------------------------------------------------------------------------------------------------------------
           Mortgage currently delinquent 90 days or greater, or greater than 1x90 in the  last 12 months, may be considered on an exception basis. Approval is required  from executive management with the following
C-         restrictions: owner occupied properties, full income documentation, maximum $1,000 cash out, no foreclosure bailouts, maximum 65% LTV, letter of explanation required.

---------- -----------------------------------------------------------------------------------------------------------------------

                      LITE DOCUMENTATION AND STATED INCOME





                                                                                MAXIMUM LOAN TO VALUE RATIOS

          MAXIMUM                     TIME ELAPSED            ----------------------------------------------------------
          MORTGAGE                       SINCE                       OWNER OCCUPIED              NON-OWNER OCCUPIED
        DELINQUENCIES                  BANKRUPTCY             ----------------------------- ----------------------------    MAX
CREDIT   DURING LAST     CONSUMER         OR        PROPERTY             RATE/    CASH-OUT           RATE/TERM  CASH-OUT  DEBT TO
LEVEL       YEAR          CREDIT      FORECLOSURE     TYPE     PURCH   TERM REFI   REFI      PURCH     REFI       REFI     INCOME
                                                                                                                           RATIOS
------ -------------- -------------   ------------- -------- -------- ----------  --------  ------- ----------- -------- ----------
   A+     0x30          2x30; min     4 years since  SFR/PUD   80/20     80/20      80/20     N/A       N/A         N/A    45%
                           640         Bankruptcy
                      credit score.   discharge or
                                       oreclosure.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
          0x30         2x30; min     3 years since  SFR/PUD   90%       90%        90%      75%       75%         75%     45% - 50%
                       640 credit     Bankruptcy     2 unit   80%       90%        90%       N/A       N/A         N/A
                       score.        discharge or
                                     Foreclosure.
      ------------------------------                -------------------------------------------------------------------------------
          0x30       Min 625 credit                 SFR/PUD   85%       85%        85%      70%       70%         70%     45% - 50%
                     score. 2x30 or                  2 unit   80%       85%        85%       N/A      N/A          N/A
                       650 score.
  A   ------------------------------                -------------------------------------------------------------------------------
        1x30 not       4x30; min                      SFR,    80%       80%        80%      70%       70%         70%     45% - 50%
         rolling       600 credit                     PUD,    80%       80%        80%      70%       70%         70%
                         score.                     2 unit    80%       80%        80%      70%       70%         70%
                        Past due                     Condo    75%       75%        75%      65%       65%         65%
                     accounts must                  3-4 unit  70%       70%        70%      60%       60%         60%
                       be brought
                    current or paid
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
   A- 2x30; rolling    4x30; min     2 years since    SFR,    80%       80%        80%      70%       70%         70%     50%
         30's OK       575 credit     Bankruptcy      PUD,    80%       80%        80%      70%       70%         70%
                         score.       discharge.     2 unit   80%       80%        80%      70%       70%         70%
                      80% LTV: min   3 years since   Condo    75%       75%        75%      65%       65%         65%
                       625 credit    Foreclosure.   3-4 unit  65%       65%        65%      55%       55%         55%
                         score.
                        Past due
                     accounts must
                       be brought
                    current or paid
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    B 4x30 or 2x30   Min 575 credit 18 months since   SFR,    75%       75%        75%      65%       65%         65%     50%
         + 1x60;     score. Average   Bankruptcy      PUD,    75%       75%        75%      65%       65%         65%
      rolling 30's    with 60-day   discharge. May   2 unit   75%       75%        75%      65%       65%         65%
           OK.         lates and       consider      Condo    70%       70%        70%      60%       60%         60%
                    isolated 90-day   performing    3-4 unit  60%       60%        60%      50%       50%         50%
                    lates. Majority Chapter 13 on a
                     of trades must  case by case
                      be current.   basis. 2 years
                          Past           since
                      due accounts   Foreclosure.
                    must be brought
                    current or paid
---------------------------------------------------------------------------------------------------------------------------------

     The Provident Bank

     Approximately 15.82% of the mortgage loans were originated by The Provident Bank under the following underwriting guidelines.

     General. The information set forth in the following paragraphs has been provided by The Provident Bank and none of the depositor, the underwriters, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     The following is a description of the underwriting guidelines customarily employed by The Provident Bank for mortgage loans that it purchases or originates. Each mortgage loan was underwritten according to these guidelines. The Provident Bank believes its guidelines are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In limited cases, loans may be made outside of these guidelines with the prior approval of an underwriting manager of The Provident Bank.

     The Provident Bank generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which generally will not be less than 15 years after origination. The loan amounts generally range from a minimum of $15,000 to a maximum of $750,000 unless authorized officers of The Provident Bank specifically approve a higher amount. The Provident Bank originates or purchases first or second mortgage loans.

     The homes used for collateral to secure the loans may be either primary residential, which includes second homes and vacation homes, or investor-owned homes. Property types include single family homes, two to four-family homes, condominiums, townhouses or manufactured/modular housing less than 15 years old. Generally, each home must have a minimum appraised value as described below. Mobile housing or agricultural land is not accepted as collateral.

     Each property proposed as security for a loan must be appraised within six months prior to the date of the loan, however, if the appraisal is more than ninety (90) days old, an Update of Value report with new subject pictures and at least one (1) new comparable with photos is required for final approval.

     The combined loan-to-value ratio of the first and second mortgages generally may not exceed 100%.

     If a prior mortgage exists, The Provident Bank first reviews the first mortgage history. If it contains open-end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio that determines the maximum loan amount.

     For The Provident Bank's full documentation process, each mortgage applicant must provide, and The Provident Bank must verify, personal financial information. The applicant's total monthly obligations, which include principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness, generally cannot exceed 55% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field of work for a minimum of two years and must provide signed copies of complete federal income tax returns, including schedules, filed for the most recent two years.

     The Provident Bank also offers an option for 24 months personal bank statements as income documentation. Bank statements must be personal and not business bank statements. Business bank statements will only be accepted for sole-proprietorship, service businesses that carry no inventory and exhibit excellent overall credit history. If accepted, an operational factor of 35% will be applied to the indicated cash flow. Gross income is calculated using a 24-month average of deposits. Intra bank transfers and unusually large deposits will be disregarded. This documentation option is underwritten as full documentation but it is limited to a maximum of 90% loan-to-value ratio.

     For The Provident Bank's Lite Doc program, 12 months personal bank statements are required. Business bank statement rules are the same as above. Gross income is calculated using a 12-month average of deposits. . Intra bank transfers and unusually large deposits will be disregarded. W-2 wage earner's also have the option of providing a year-to-date paystub showing at least six month's income. Gross income is calculated using a six-month average.

     For The Provident Bank's stated-income program, proof of a minimum of one-year history of employment plus proof of current employment status is required. Typically PCFS will require business license or CPA letter for verification. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable. The loan is underwritten based upon the applicant's credit report and the appraised value of the mortgaged property. The maximum combined loan-to-value ratio may not exceed 100% for the stated-income program.

     A Tri-Merged credit report (with a minimum of two scores) by an independent credit reporting agency is required reflecting the applicant's complete credit history. Credit reports usually reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit events that can be discovered by a search of public records. If a credit report is obtained more than 60 days prior to the loan closing, The Provident Bank will determine whether the reported information has changed. Written verification is obtained of any first mortgage balance if not reported by the credit bureau.

     The Provident Bank assigns credit tiers to applicants after it has completed its review of their applications and related income, payment and credit histories. Credit tiers so assigned are used by The Provident Bank to determine the loan terms, for example, loan amount, interest rate and maturity date, it offers. The credit tiering system used by The Provident Bank is proprietary and was developed for the purpose of grading the creditworthiness of its loan applicants. Applicants determined to be the most creditworthy under The Provident Bank's credit grading system are assigned a credit tier of "0"; those determined to be the least creditworthy are assigned a credit tier of "5". The Provident Bank's credit tiering system includes intermediate gradations between "0" and "5". The Provident Bank periodically evaluates the extent to which its credit tiering system has been accurate in predicting the creditworthiness of its borrowers based upon the actual performance of its mortgage loans and servicing portfolios, and revises the system from time to time as it deems appropriate based upon its periodic evaluations. A borrower may not be assigned a credit tier if the loan was originated pursuant to underwriting criteria less stringent than The Provident Bank's standard underwriting criteria.

     Generally, an applicant should have an acceptable credit history in relation to the amount of equity available in the mortgaged property, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

     Applicants are required to obtain property insurance in an amount sufficient to cover the new loan and any senior lien. If the sum of any outstanding first mortgage and the PCFS loan exceeds replacement value, insurance equal to replacement value may be accepted. The Provident Bank requires that its name and address be properly added to the "Mortgage Clause" of the insurance policy. If The Provident Bank's name is added to a "Loss Payee Clause" and the policy does not provide for prior written notice to The Provident Bank of policy changes or cancellation, an endorsement adding that provision is required.

     The following matrix applies to first liens. "Max LTV" assumes a Single Family Residence or PUD, low-rise Condominium, Townhouse or a Modular Home 15 years or newer (NOO Condos have limitations listed).

                              TIER 0 (VOM IS 0X30)
    FULL DOCUMENTATION (OR 24 MONTHS PERSONAL BANK STATEMENTS W/ MAX 90% LTV)
                                 OWNER OCCUPIED

---------- ----------- ------- --------------- ------------- ------------ ----------- ----------- ------------ -----------

  SCORE     MAX LTV      BK     FORECLOSURE      2ND HOME       RURAL     2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- ------- --------------- ------------- ------------ ----------- ----------- ------------ -----------
  625 +       100%      None        None
---------- ----------- ------- ---------------
  625 +       >95%      None        None
---------- ----------- ------- ---------------                             max 90%                                max 90%
  600 +       95%      2 yrs       3 yrs        max 85%       max 85%                  max 85%      max 80%
---------- ----------- ------- ---------------
  600 +       >90%     2 yrs       3 yrs
---------- ----------- ------- ---------------
  575 +       90%      2 yrs       2 yrs
---------- ----------- ------- ---------------                            -----------                          -----------
  550 +       85%      2 yrs       2 yrs                                     85%                                  85%
---------- ----------- ------- --------------- ------------- ------------ ----------- -----------              -----------
  525 +       80%      2 yrs       2 yrs           80%           80%         80%         80%                      80%
---------- ----------- ------- --------------- ------------- ------------ ----------- ----------- ------------ -----------
  500 +       75%      2 yrs       2 yrs           75%           75%         75%         75%          75%         75%
---------- ----------- ------- --------------- ------------- ------------ ----------- ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  650 +       85%       2 yrs       2 yrs        max 75%      max 75%        85%       max 75%      max 75%       85%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       80%       2 yrs       2 yrs                                    80%                                  80%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  700 +       100%      None        None
---------- ----------- -------- --------------
  700 +       >95%      None        None
---------- ----------- -------- --------------
  675 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------                             max 85%                               max 85%
  675 +       >90%      2 yrs       3 yrs        max 80%      max 80%                    max 80%      max 75%
---------- ----------- -------- --------------
  625 +       90%       2 yrs       2 yrs
---------- ----------- -------- --------------
  575 +       85%       2 yrs       2 yrs
---------- ----------- -------- --------------                           ------------                          -----------
  550 +       80%       2 yrs       2 yrs                                    80%                                  80%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       75%       2 yrs       2 yrs          75%          75%          75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  650 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                          SELF - EMPLOYED STATED INCOME
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ------------ ----------- ----------- ------------ ----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME       RURAL     2-4 UNITS   INHERITED     GIFTED       L/CS
---------- ----------- -------- -------------- ------------- ------------ ----------- ----------- ------------ ----------
  700 +       100%      None        None
---------- ----------- -------- --------------
  700 +       >95%      None        None
---------- ----------- -------- --------------
  675 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------                             max 85%                               max 85%
  675 +       >90%      2 yrs       3 yrs        max 80%       max 80%                  max 80%      max 75%
---------- ----------- -------- --------------
  625 +       90%       2 yrs       2 yrs
---------- ----------- -------- --------------
  575 +       85%       2 yrs       2 yrs
---------- ----------- -------- --------------                            -----------                          ----------
  550 +       80%       2 yrs       2 yrs                                    80%                                  80%
---------- ----------- -------- -------------- ------------- ------------ ----------- -----------              ----------
  525 +       75%       2 yrs       2 yrs          75%           75%         75%         75%                      75%
---------- ----------- -------- -------------- ------------- ------------ ----------- ----------- ------------ ----------

                               NON-OWNER OCCUPIED

--------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

 SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
--------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
 650 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
--------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
 575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
--------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                           W-2 STATED INCOME (TIER 6)
                      OWNER OCCUPIED PRIMARY RESIDENCE ONLY

---------- ----------- -------- ------------ ----------- ------------ ----------- ------------ ----------- ------------

  SCORE     MAX LTV      BK     FORECLOSURE   2ND HOME      RURAL     2-4 UNITS    INHERITED     GIFTED       L/CS
---------- ----------- -------- ------------ ----------- ------------ ----------- ------------ ----------- ------------
  625 +       90%       3 yrs      4 yrs
---------- ----------- -------- ------------
  625 +       >80%      3 yrs      4 yrs        N/A          N/A         N/A          N/A         N/A          N/A
---------- ----------- -------- ------------
  600 +       80%       3 yrs      4 yrs
---------- ----------- -------- ------------ ----------- ------------ ----------- ------------ ----------- ------------

                     TIER 1 (VOM IS 1X30 - ROLLING ALLOWED)
            FULL DOCUMENTATION (OR 24 MONTHS PERSONAL BANK STATEMENTS
                                 W/ MAX 90% LTV)
                                 OWNER OCCUPIED

------------ ---------- -------- -------------- ----------- ----------- ----------- ----------- ----------- -----------
   SCORE      MAX LTV     BK      FORECLOSURE    2ND HOME     RURAL     2-4 UNITS   INHERITED     GIFTED       L/CS
------------ ---------- -------- -------------- ----------- ----------- ----------- ----------- ----------- -----------
   650 +       100%      None        None
------------ ---------- -------- --------------
   650 +       >95%      None        None
------------ ---------- -------- --------------
   625+         95%      2 yrs       3 yrs
------------ ---------- -------- --------------                           max 90%                             max 90%
   625+        >90%      2 yrs       3 yrs        max 85%     max 85%                max 85%     max 80%
------------ ---------- -------- --------------
   575+         90%      2 yrs       2 yrs
------------ ---------- -------- --------------
   550+         85%      2 yrs       2 yrs                                 85%                                 85%
------------ ---------- -------- --------------                         -----------                         -----------
   525+         80%      2 yrs       2 yrs         80%         80%         80%         80%                     80%
------------ ---------- -------- -------------- ----------- ----------- ----------- ----------- ----------- -----------
   500+         75%      2 yrs       2 yrs         75%         75%         75%         75%         75%         75%
------------ ---------- -------- -------------- ----------- ----------- ----------- ----------- ----------- -----------

                               NON-OWNER OCCUPIED

---------- ----------- ------- -------------- ------------ ----------- ----------- ----------- ----------- -----------

  SCORE     MAX LTV      BK     FORECLOSURE      CONDO       RURAL     2-4 UNITS   INHERITED     GIFTED       L/CS
---------- ----------- ------- -------------- ------------ ----------- ----------- ----------- ----------- -----------
  700 +       85%      2 yrs       2 yrs                                  85%                                 85%
---------- ----------- ------- --------------    max 75%     max 75%   -----------  max 75%     max 75%    -----------
  600 +       80%      2 yrs       2 yrs                                  80%                                 80%
---------- ----------- ------- -------------- ------------ ----------- ----------- ----------- ----------- -----------
  550 +       75%      2 yrs       2 yrs          70%         70%         75%         70%         70%         75%
---------- ----------- ------- -------------- ------------ ----------- ----------- ----------- ----------- -----------
  525 +       70%      2 yrs       2 yrs          65%         65%         70%         65%         65%         70%
---------- ----------- ------- -------------- ------------ ----------- ----------- ----------- ----------- -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  675 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------
  675 +       >90%      2 yrs       3 yrs
---------- ----------- -------- --------------
  625 +       90%       2 yrs       2 yrs                                  max 85%                               max 85%
---------- ----------- -------- --------------    max 80%      max 80%                  max 80%
  575 +       85%       2 yrs       2 yrs                                                            max 75%
---------- ----------- -------- --------------
  550 +       80%       2 yrs       2 yrs                                    80%                                  80%
---------- ----------- -------- --------------                           ------------                          -----------
  525 +       75%       2 yrs       2 yrs          75%          75%          75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  675 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                          SELF - EMPLOYED STATED INCOME
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  675 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------
  675 +       >90%      2 yrs       3 yrs
---------- ----------- -------- --------------
  625 +       90%       2 yrs       2 yrs                                  max 85%                               max 85%
---------- ----------- -------- --------------    max 80%      max 80%                  max 80%
  575 +       85%       2 yrs       2 yrs                                                            max 75%
---------- ----------- -------- --------------                           ------------                          -----------
  550 +       80%       2 yrs       2 yrs                                    80%                                  80%
---------- ----------- -------- -------------- ------------- ----------- ------------ -----------              -----------
  525 +       75%       2 yrs       2 yrs          75%          75%          75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  675 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                     TIER 2 (VOM IS 2X30 - ROLLING ALLOWED)
            FULL DOCUMENTATION (OR 24 MONTHS PERSONAL BANK STATEMENTS
                                 W/ MAX 90% LTV)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  625 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------
  625 +       >90%      2 yrs       3 yrs                                   max 90%
---------- ----------- -------- --------------   max 85%      max 85%                   max 85%                 max 85%
  575 +       90%       2 yrs       2 yrs                                                           max 80%
---------- ----------- -------- --------------                           ------------
  550 +       85%       2 yrs       2 yrs                                    85%
---------- ----------- -------- -------------- ------------- ----------- ------------ -----------              -----------
  550 +       80%       2 yrs       2 yrs          80%          80%          80%         80%                      80%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  500 +       75%       2 yrs       2 yrs          75%          75%          75%         75%          75%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       80%       2 yrs       2 yrs          80%          80%          80%         80%                      80%
---------- ----------- -------- -------------- ------------- ----------- ------------ -----------   max 75%    -----------
  550 +       75%       2 yrs       2 yrs          75%          75%          75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                          SELF - EMPLOYED STATED INCOME
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       80%       2 yrs       2 yrs          80%          80%          80%         80%                      80%
---------- ----------- -------- -------------- ------------- ----------- ------------ -----------   max 75%    -----------
  550 +       75%       2 yrs       2 yrs          75%          75%          75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  600 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                     TIER 3 (VOM IS 3X30 - ROLLING ALLOWED)
           FULL DOCUMENTATION (24 BANK STATEMENT OPTION NOT AVAILABLE)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  650 +       95%       2 yrs       3 yrs
---------- ----------- -------- --------------
  650 +       >90%      2 yrs       3 yrs                                   max 90%
---------- ----------- -------- --------------   max 85%                                max 85%                 max 85%
  600 +       90%       2 yrs       2 yrs
---------- ----------- -------- --------------                           ------------
  550 +       85%       2 yrs       2 yrs                     max 80%        85%                     max 80%
---------- ----------- -------- -------------- -------------             ------------ -----------              -----------
  550 +       80%       2 yrs       2 yrs          80%                       80%         80%                      80%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525+        75%       2 yrs       2 yrs          75%          75%          75%         75%          75%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  500 +       70%       2 yrs       2 yrs          70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       75%       2 yrs       2 yrs          70%          70%          75%         70%          70%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       80%       2 yrs       2 yrs          80%                       80%         80%                      80%
---------- ----------- -------- -------------- -------------   max 75%   ------------ -----------   max 75%    -----------
  575 +       75%       2 yrs       2 yrs          75%                       75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                          SELF - EMPLOYED STATED INCOME
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       80%       2 yrs       2 yrs          80%                       80%         80%                      80%
---------- ----------- -------- -------------- -------------    max 75%  ------------ -----------   max 75%    -----------
  550 +       75%       2 yrs       2 yrs          75%                       75%         75%                      75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       2 yrs       2 yrs          70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  625 +       70%       2 yrs       2 yrs          65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

             TIER 4 (VOM IS 2X30 AND 1X60 OR 4X30 - NO ROLLING 60'S
                 ALLOWED) FULL DOCUMENTATION (24 BANK STATEMENT
                              OPTION NOT AVAILABLE)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  600 +       90%       None        None                                     90%
---------- ----------- -------- --------------                           ------------
  575 +       85%       None        None         max 80%                     85%       max 80%      max 80%     max 80%
---------- ----------- -------- --------------                           ------------
  575 +       >80%      None        None                       max 75%      > 80%
---------- ----------- -------- --------------                           ------------
  550 +       80%       1 yr        1 yr                                     80%
---------- ----------- -------- -------------- -------------             ------------ ----------- ------------ -----------
  525+        75%       1 yr        1 yr           75%                       75%         75%          75%         75%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  500 +       70%       1 yr        1 yr           70%          70%          70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  525 +       70%       1 yr        1 yr           65%          65%          70%         65%          65%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       80%       1 yr        1 yr                                     80%
---------- ----------- -------- --------------   max 75%                 ------------   max 75%      max 75%     max 75%
  575 +       75%       1 yr        1 yr                       max 70%       75%
---------- ----------- -------- -------------- -------------             ------------ ----------- ------------ -----------
  525 +       70%       1 yr        1 yr           70%                       70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       65%       1 yr        1 yr           60%          60%          65%         60%          60%         65%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                          SELF - EMPLOYED STATED INCOME
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       75%       1 yr        1 yr           75%                       75%         75%          75%         75%
---------- ----------- -------- -------------- -------------    max 70%  ------------ ----------- ------------ -----------
  550 +       70%       1 yr        1 yr           70%                       70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  650 +       65%       1 yr        1 yr           60%          60%          65%         60%          60%         65%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

    TIER 5 (VOM IS 4X30 AND 1X60 OR 2X30 AND 2X60 OR 1X90* - NO ROLLING 60'S
                                OR 90'S ALLOWED)

         *1x90 VOM is only allowed 70% LTV regardless of credit score.

           FULL DOCUMENTATION (24 BANK STATEMENT OPTION NOT AVAILABLE)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       75%       1 yr        1 yr           75%                       75%         75%          75%         75%
---------- ----------- -------- -------------- -------------   max 70%   ------------ ----------- ------------ -----------
  525 +       70%       1 yr        1 yr           70%                       70%         70%          70%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  550 +       65%       1 yr        1 yr           60%          60%          70%         60%          60%         70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

      LITE DOC (12 MONTHS PERSONAL BANK STATEMENTS OR 6 MONTHS YTD PAYSTUB)
                                 OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE     2ND HOME      RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  575 +       75%       1 yr        1 yr                                     75%
---------- ----------- -------- --------------   max 70%      Max 65%    ------------   max 70%      max 70%     max 70%
  575 +       70%       1 yr        1 yr                                     70%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

                               NON-OWNER OCCUPIED

---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

  SCORE     MAX LTV      BK      FORECLOSURE      CONDO        RURAL      2-4 UNITS   INHERITED     GIFTED        L/CS
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------
  625 +       60%       1 yr        1 yr           55%          55%          60%         55%          55%         60%
---------- ----------- -------- -------------- ------------- ----------- ------------ ----------- ------------ -----------

            SELF - EMPLOYED STATED INCOME IS NOT AVAILABLE IN TIER 5.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of group I mortgage loans................................     $  415,275,041
Cut-off date principal balance of group I adjustable-rate mortgage loans................     $  353,222,205
Cut-off date principal balance of group I fixed rate mortgage loans.....................     $   62,052,836
Mortgage Rates:
       Weighted Average.................................................................      7.804%
       Range............................................................................     5.500% to 13.500%
Weighted average remaining term to maturity (in months).................................     352

     The scheduled principal balances of the group I mortgage loans range from approximately $11,884 to approximately $411,510. The group I mortgage loans had an average scheduled principal balance of approximately $148,101.

     The weighted average loan-to-value ratio at origination of the group I mortgage loans is approximately 79.06% and approximately 35.03% of the group I mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

     100.00% of the group I mortgage loans are secured by first liens.

     No more than approximately 0.38% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     Each of Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank represented with respect to each mortgage loan sold by it that

o none of the group I mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or
     (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group I mortgage loans has a prepayment penalty period in excess of five years;

     o none of the group I mortgage loans originated on or after October 1, 2002 and on or before March 7, 2003 is secured by property located in the State of Georgia; and

     o in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP I MORTGAGE LOANS

                                  PRODUCT TYPES


                                                                                             % OF
                                                                                           MORTGAGE
                                                                                           POOL BY
                                                                                          AGGREGATE      WEIGHTED     WEIGHTED
                                                                                           CUT-OFF       AVERAGE       AVERAGE
                                                        NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                         MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
PRODUCT TYPES                                             LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
Fixed - 10 Year....................................           6      $     383,671           0.09%          6.916%       116
Fixed - 15 Year....................................          51          5,234,208           1.26           7.021        176
Fixed - 20 Year....................................          21          2,910,794           0.70           7.060        236
Fixed - 25 Year....................................           3            623,608           0.15           6.331        297
Fixed - 30 Year....................................         318         51,442,234          12.39           6.894        356
Balloon - 15/30....................................          10          1,458,321           0.35           8.001        176
ARM - 6 Month LIBOR................................           1            122,090           0.03           7.600        356
ARM - 2 Year/6 Month LIBOR.........................       1,426        212,001,569          51.05           7.942        356
ARM - 3 Year/6 Month LIBOR.........................         967        140,814,621          33.91           7.981        356
ARM - 5 Year/6 Month LIBOR.........................           1            283,924           0.07           7.500        355
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....       2,804       $415,275,041         100.00%          7.804%       352
                                                       ===========  ===================  =============  ===========  ===========






                                                          WEIGHTED
                                                          AVERAGE
PRODUCT TYPES                                           ORIGINAL LTV
-----------------------------------------------------   ------------
Fixed - 10 Year....................................         62.80%
Fixed - 15 Year....................................         69.34
Fixed - 20 Year....................................         70.34
Fixed - 25 Year....................................         72.12
Fixed - 30 Year....................................         72.95
Balloon - 15/30....................................         78.58
ARM - 6 Month LIBOR................................         79.00
ARM - 2 Year/6 Month LIBOR.........................         79.75
ARM - 3 Year/6 Month LIBOR.........................         80.86
ARM - 5 Year/6 Month LIBOR.........................         95.00
                                                        ------------
Total/Weighted Average/% of Mortgage Loan Pool:....         79.06%
                                                        ============

                             GROUP I MORTGAGE LOANS


                          RANGE OF GROSS INTEREST RATES


                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY
                                                                                           AGGREGATE      WEIGHTED     WEIGHTED
                                                                                            CUT-OFF       AVERAGE       AVERAGE
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF GROSS INTEREST RATES                              LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
5.000% - 5.999%....................................         17       $    2,741,142            0.66%        5.812%         339
6.000% - 6.999%....................................        649          109,501,253           26.37         6.712          348
7.000% - 7.999%....................................        963          153,558,294           36.98         7.558          353
8.000% - 8.999%....................................        754          104,581,107           25.18         8.491          355
9.000% - 9.999%....................................        288           33,653,933            8.10         9.514          355
10.000% - 10.999%..................................         90            7,975,107            1.92        10.409          354
11.000% - 11.999%..................................         32            2,298,546            0.55        11.422          356
12.000% - 12.999%..................................         10              930,604            0.22        12.323          356
13.000% - 13.999%..................................          1               35,056            0.01        13.500          354
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....      2,804       $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========








                                                         WEIGHTED
                                                         AVERAGE
RANGE OF GROSS INTEREST RATES                          ORIGINAL LTV
----------------------------------------------------- ------------
5.000% - 5.999%....................................         72.08%
6.000% - 6.999%....................................         75.71
7.000% - 7.999%....................................         80.09
8.000% - 8.999%....................................         81.18
9.000% - 9.999%....................................         80.08
10.000% - 10.999%..................................         80.02
11.000% - 11.999%..................................         69.33
12.000% - 12.999%..................................         65.96
13.000% - 13.999%..................................         65.00
                                                      ------------
Total/Weighted Average/% of Mortgage Loan Pool:....         79.06%
                                                      ============


 Minimum:  5.500%
 Maximum:  13.500%
 Weighted Average:  7.804%

                             GROUP I MORTGAGE LOANS


                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES


                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY
                                                                                           AGGREGATE      WEIGHTED    WEIGHTED
                                                                                            CUT-OFF       AVERAGE      AVERAGE
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS      REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST      TERM
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                   LOANS           BALANCE          BALANCE         RATE      (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
$1 - $25,000........................................           2        $      29,418          0.01%        8.571%         356
$25,001 - $50,000...................................         110            4,606,207          1.11         9.328          334
$50,001 - $75,000...................................         305           19,453,621          4.68         8.582          346
$75,001 - $100,000..................................         374           32,996,477          7.95         8.143          351
$100,001 - $125,000.................................         411           46,413,028         11.18         7.972          351
$125,001 - $150,000.................................         371           50,524,982         12.17         7.935          352
$150,001 - $175,000.................................         345           55,644,475         13.40         7.724          350
$175,001 - $200,000.................................         256           48,099,054         11.58         7.553          351
$200,001 - $225,000.................................         219           46,630,412         11.23         7.564          353
$225,001 - $250,000.................................         137           32,581,686          7.85         7.582          356
$250,001 - $275,000.................................         104           27,264,536          6.57         7.613          356
$275,001 - $300,000.................................         104           29,941,738          7.21         7.721          355
$300,001 - $325,000.................................          54           16,809,304          4.05         7.538          356
$325,001 - $350,000.................................           5            1,675,757          0.40         7.846          357
$350,001 - $375,000.................................           5            1,806,640          0.44         7.699          357
$375,001 - $400,000.................................           1              386,196          0.09         7.875          357
$400,001 - $425,000.................................           1              411,510          0.10         6.550          358
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:.....       2,804        $ 415,275,041        100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========







                                                        WEIGHTED
                                                        AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES              ORIGINAL LTV
----------------------------------------------------- ------------
$1 - $25,000........................................      75.96%
$25,001 - $50,000...................................      73.44
$50,001 - $75,000...................................      75.53
$75,001 - $100,000..................................      78.11
$100,001 - $125,000.................................      78.68
$125,001 - $150,000.................................      79.94
$150,001 - $175,000.................................      79.14
$175,001 - $200,000.................................      78.19
$200,001 - $225,000.................................      79.94
$225,001 - $250,000.................................      80.67
$250,001 - $275,000.................................      80.71
$275,001 - $300,000.................................      78.42
$300,001 - $325,000.................................      79.55
$325,001 - $350,000.................................      79.96
$350,001 - $375,000.................................      80.60
$375,001 - $400,000.................................      90.00
$400,001 - $425,000.................................      85.00
                                                      ------------
Total/Weighted Average/% of Mortgage Loan Pool:.....      79.06%
                                                      ============


 Minimum:  $11,884
 Maximum:  $411,510
 Weighted Average:  $148,101

                             GROUP I MORTGAGE LOANS

                         RANGE OF STATED ORIGINAL TERMS


                                                                                             % OF
                                                                                           MORTGAGE
                                                                                           POOL BY
                                                                                          AGGREGATE      WEIGHTED     WEIGHTED
                                                                                           CUT-OFF       AVERAGE       AVERAGE
                                                        NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                         MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
STATED ORIGINAL TERM (MONTHS)                             LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
<=120..............................................            7        $     454,548          0.11%       7.000%         116
121-180............................................           64            7,029,234          1.69        7.242          176
181-240............................................           23            3,077,330          0.74        7.109          236
241-300............................................            3              623,608          0.15        6.331          297
301-360............................................        2,707          404,090,320         97.31        7.822          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....        2,804        $ 415,275,041        100.00%       7.804%         352
                                                       ===========  ===================  =============  ===========  ===========







                                                          WEIGHTED
                                                          AVERAGE
STATED ORIGINAL TERM (MONTHS)                           ORIGINAL LTV
-----------------------------------------------------  ------------
<=120..............................................         64.71%
121-180............................................         71.23
181-240............................................         70.52
241-300............................................         72.12
301-360............................................         79.29
                                                       ------------
Total/Weighted Average/% of Mortgage Loan Pool:....         79.06%
                                                       ============

 Minimum:  120
 Maximum:  360
 Weighted Average:  356

                       RANGE OF AMORTIZING ORIGINAL TERMS


                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY                    WEIGHTED
                                                                                           AGGREGATE      WEIGHTED      AVERAGE
                                                                                            CUT-OFF       AVERAGE       STATED
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF AMORTIZING ORIGINAL TERMS (MONTHS)                LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
<=120..............................................            7        $     454,548          0.11%       7.000%         116
121-180............................................           54            5,570,913          1.34        7.044          176
181-240............................................           23            3,077,330          0.74        7.109          236
241-300............................................            3              623,608          0.15        6.331          297
301-360............................................        2,717          405,548,641         97.66        7.823          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....        2,804        $ 415,275,041        100.00%       7.804%         352
                                                       ===========  ===================  =============  ===========  ===========







                                                          WEIGHTED
                                                          AVERAGE
RANGE OF AMORTIZING ORIGINAL TERMS (MONTHS)             ORIGINAL LTV
----------------------------------------------------- ------------
<=120..............................................        64.71%
121-180............................................        69.31
181-240............................................        70.52
241-300............................................        72.12
301-360............................................        79.29
                                                      ------------
Total/Weighted Average/% of Mortgage Loan Pool:....        79.06%
                                                      ============

 Minimum:  120
 Maximum:  360
 Weighted Average:  356

                             GROUP I MORTGAGE LOANS

                         RANGE OF STATED REMAINING TERMS


                                                                                             % OF
                                                                                           MORTGAGE
                                                                                           POOL BY
                                                                                          AGGREGATE      WEIGHTED     WEIGHTED
                                                                                           CUT-OFF       AVERAGE       AVERAGE
                                                        NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                         MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF STATED REMAINING TERMS (MONTHS)                  LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
<=169...............................................           7     $      454,548            0.11%        7.000%         116
170 - 179...........................................          64          7,029,234            1.69         7.242          176
230 - 239...........................................          23          3,077,330            0.74         7.109          236
290 - 299...........................................           3            623,608            0.15         6.331          297
350 - 359...........................................       2,707        404,090,320           97.31         7.822          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:.....       2,804     $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========






                                                          WEIGHTED
                                                          AVERAGE
RANGE OF STATED REMAINING TERMS (MONTHS)                ORIGINAL LTV
-----------------------------------------------------  ------------
<=169...............................................        64.71%
170 - 179...........................................         71.23
230 - 239...........................................         70.52
290 - 299...........................................         72.12
350 - 359...........................................         79.29
                                                       ------------
Total/Weighted Average/% of Mortgage Loan Pool:.....         79.06%
                                                       ============


Minimum:  115
Maximum:  358
Weighted Average:  352

                       RANGE OF AMORTIZING REMAINING TERMS


                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY
                                                                                           AGGREGATE      WEIGHTED     WEIGHTED
                                                                                            CUT-OFF       AVERAGE       AVERAGE
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF AMORTIZING REMAINING TERMS (MONTHS)               LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
<= 73...............................................           1     $        28,324           0.01%        7.300%         117
114 - 123...........................................           6             426,225           0.10         6.980          116
164 - 173...........................................           1              68,179           0.02         6.750          176
174 - 183...........................................          54           5,719,452           1.38         7.093          183
224 - 233...........................................           1             102,767           0.02         6.990          236
234 - 243...........................................          22           2,974,563           0.72         7.113          236
294 - 303...........................................           3             623,608           0.15         6.331          297
304 - 313...........................................           1              90,569           0.02         6.750          355
324 - 333...........................................           2             122,612           0.03        10.051          356
334 - 343...........................................          11           1,555,178           0.37         8.184          356
344 - 353...........................................          90          12,632,052           3.04         7.670          355
354 - 363...........................................       2,612         390,931,511          94.14         7.826          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:.....       2,804     $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========







                                                           WEIGHTED
                                                           AVERAGE
RANGE OF AMORTIZING REMAINING TERMS (MONTHS)             ORIGINAL LTV
-----------------------------------------------------  ------------
<= 73...............................................         48.05%
114 - 123...........................................         65.81
164 - 173...........................................         54.31
174 - 183...........................................         69.70
224 - 233...........................................         63.64
234 - 243...........................................         70.76
294 - 303...........................................         72.12
304 - 313...........................................         59.69
324 - 333...........................................         76.83
334 - 343...........................................         78.16
344 - 353...........................................         77.71
354 - 363...........................................         79.35
                                                       ------------
Total/Weighted Average/% of Mortgage Loan Pool:.....         79.06%
                                                       ============

Minimum:  33
Maximum:  361
Weighted Average:  352

                             GROUP I MORTGAGE LOANS


                          RANGE OF ORIGINAL LTV RATIOS

                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY
                                                                                           AGGREGATE      WEIGHTED     WEIGHTED
                                                                                            CUT-OFF       AVERAGE       AVERAGE
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF ORIGINAL LTV RATIOS                               LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
<=40.00%...........................................           32     $    2,967,238            0.71%        8.249%         331
40.01% - 50.00%....................................           65          7,478,550            1.80         7.516          340
50.01% - 60.00%....................................           99         14,904,403            3.59         7.366          345
60.01% - 70.00%....................................          292         41,841,611           10.08         7.878          347
70.01% - 80.00%....................................        1,386        202,622,899           48.79         7.701          353
80.01% - 90.00%....................................          802        126,683,955           30.51         7.918          354
90.01% - 100.00%...................................          128         18,776,384            4.52         8.379          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....        2,804     $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========






                                                            WEIGHTED
                                                            AVERAGE
RANGE OF ORIGINAL LTV RATIOS                              ORIGINAL LTV
-----------------------------------------------------   ------------
<=40.00%...........................................           34.17%
40.01% - 50.00%....................................           46.44
50.01% - 60.00%....................................           56.04
60.01% - 70.00%....................................           67.10
70.01% - 80.00%....................................           78.41
80.01% - 90.00%....................................           87.42
90.01% - 100.00%...................................           94.75
                                                        ------------
Total/Weighted Average/% of Mortgage Loan Pool:....           79.06%
                                                        ============

 Minimum:  19.87%
 Maximum:  95.00%
 Weighted Average:  79.06%

                             GROUP I MORTGAGE LOANS


                             RANGE OF GROSS MARGINS


                                                                                              % OF
                                                                                            MORTGAGE
                                                                                            POOL BY
                                                                                           AGGREGATE      WEIGHTED     WEIGHTED
                                                                                            CUT-OFF       AVERAGE       AVERAGE
                                                         NUMBER OF    AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE      DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF GROSS MARGINS                                     LOANS           BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
Fixed Rate Loans...................................          409     $   62,052,836           14.94%        6.933%         329
<=5.000%...........................................          187         30,562,635            7.36         7.160          356
5.001% - 5.500%....................................          170         26,055,231            6.27         7.362          357
5.501% - 6.000%....................................          637         94,465,268           22.75         7.613          356
6.001% - 6.500%....................................          396         60,570,429           14.59         7.804          356
6.501% - 7.000%....................................          685         98,716,795           23.77         8.297          356
7.001% - 7.500%....................................          133         18,692,568            4.50         8.630          357
7.501% - 8.000%....................................          123         16,691,603            4.02         9.154          357
8.001% - 8.500%....................................           50          6,220,485            1.50        10.070          357
8.501% - 9.000%....................................            7            702,639            0.17         9.890          357
>=9.001% ..........................................            7            544,551            0.13         9.926          356
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:....        2,804     $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========






                                                           WEIGHTED
                                                           AVERAGE
RANGE OF GROSS MARGINS                                   ORIGINAL LTV
-----------------------------------------------------  ------------
Fixed Rate Loans...................................         72.58%
<=5.000%...........................................          79.36
5.001% - 5.500%....................................          81.76
5.501% - 6.000%....................................          77.97
6.001% - 6.500%....................................          80.79
6.501% - 7.000%....................................          82.54
7.001% - 7.500%....................................          81.54
7.501% - 8.000%....................................          77.97
8.001% - 8.500%....................................          70.39
8.501% - 9.000%....................................          86.88
>=9.001% ..........................................          77.39
                                                       ------------
Total/Weighted Average/% of Mortgage Loan Pool:....          79.06%
                                                       ============


 Non-Zero Minimum:  2.750%
 Maximum:  10.490%
 Non-Zero Weighted Average:  6.249%

                             GROUP I MORTGAGE LOANS


                         RANGE OF MINIMUM MORTGAGE RATES


                                                                                             % OF
                                                                                           MORTGAGE
                                                                                           POOL BY
                                                                                          AGGREGATE      WEIGHTED     WEIGHTED
                                                                                           CUT-OFF       AVERAGE       AVERAGE
                                                         NUMBER OF   AGGREGATE CUT-OFF       DATE         GROSS       REMAINING
                                                          MORTGAGE     DATE PRINCIPAL     PRINCIPAL      INTEREST       TERM
RANGE OF MINIMUM MORTGAGE RATES                            LOANS          BALANCE          BALANCE         RATE       (MONTHS)
-----------------------------------------------------  -----------  -------------------  -------------  -----------  -----------
Fixed Rate Loans....................................         409     $   62,052,836           14.94%        6.933%         329
5.001% - 5.500%.....................................           2            403,073            0.10         5.500          356
5.501% - 6.000%.....................................          17          2,863,380            0.69         6.087          356
6.001% - 6.500%.....................................          94         17,094,094            4.12         6.365          354
6.501% - 7.000%.....................................         319         53,970,535           13.00         6.870          357
7.001% - 7.500%.....................................         374         64,021,848           15.42         7.362          356
7.501% - 8.000%.....................................         460         72,487,722           17.46         7.836          356
8.001% - 8.500%.....................................         377         53,659,445           12.92         8.308          356
8.501% - 9.000%.....................................         343         45,119,432           10.86         8.792          357
9.001% - 9.500%.....................................         141         17,035,768            4.10         9.298          355
9.501% - 10.000%....................................         143         15,956,185            3.84         9.798          356
10.001% - 10.500%...................................          46          4,441,060            1.07        10.242          356
10.501% - 11.000%...................................          38          3,076,391            0.74        10.758          356
11.001% - 11.500%...................................          15          1,155,861            0.28        11.247          356
11.501% - 12.000%...................................          16          1,021,710            0.25        11.719          356
12.001% - 12.500%...................................           6            726,860            0.18        12.267          356
12.501% - 13.000%...................................           3            153,786            0.04        12.690          356
13.001% - 13.500%...................................           1             35,056            0.01        13.500          354
                                                       -----------  -------------------  -------------  -----------  -----------
Total/Weighted Average/% of Mortgage Loan Pool:.....       2,804     $  415,275,041          100.00%        7.804%         352
                                                       ===========  ===================  =============  ===========  ===========






                                                          WEIGHTED
                                                          AVERAGE
RANGE OF MINIMUM MORTGAGE RATES                         ORIGINAL LTV
-----------------------------------------------------  ------------
Fixed Rate Loans....................................         72.58%
5.001% - 5.500%.....................................         77.14
5.501% - 6.000%.....................................         76.31
6.001% - 6.500%.....................................         76.21
6.501% - 7.000%.....................................         78.70
7.001% - 7.500%.....................................         80.61
7.501% - 8.000%.....................................         81.18
8.001% - 8.500%.....................................         81.79
8.501% - 9.000%.....................................         80.70
9.001% - 9.500%.....................................         80.94
9.501% - 10.000%....................................         79.07
10.001% - 10.500%...................................         80.91
10.501% - 11.000%...................................         80.21
11.001% - 11.500%...................................         70.25
11.501% - 12.000%...................................         63.84
12.001% - 12.500%...................................         71.46
12.501% - 13.000%...................................         44.31
13.001% - 13.500%...................................         65.00
                                                       ------------
Total/Weighted Average/% of Mortgage Loan Pool:.....         79.06%
                                                       ============


 Non-Zero Minimum:  5.500%
 Maximum:  13.500%
 Non-Zero Weighted Average:  7.956%

                             GROUP I MORTGAGE LOANS


                         RANGE OF MAXIMUM MORTGAGE RATES


                                                                                      % OF
                                                                                    MORTGAGE
                                                                                    POOL BY
                                                                                   AGGREGATE  WEIGHTED  WEIGHTED
                                                                                    CUT-OFF   AVERAGE    AVERAGE
                                                     NUMBER OF  AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                      MORTGAGE    DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF MAXIMUM MORTGAGE RATES                        LOANS         BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
-------------------------------------------------- -----------  -----------------  --------- --------- ----------- ------------
Fixed Rate Loans..................................       409     $ 62,052,836         14.94%    6.933%    329         72.58%
<=13.000%.........................................       220       38,678,158          9.31     6.649     355         76.92
13.001% - 13.500%.................................       213       38,072,843          9.17     7.174     356         79.39
13.501% - 14.000%.................................       399       65,090,156         15.67     7.411     356         80.29
14.001% - 14.500%.................................       405       61,852,756         14.89     7.806     357         81.14
14.501% - 15.000%.................................       418       59,391,267         14.30     8.209     357         81.41
15.001% - 15.500%.................................       246       33,588,734          8.09     8.584     356         82.18
15.501% - 16.000%.................................       253       31,676,420          7.63     9.127     356         80.68
16.001% - 16.500%.................................        99       11,238,596          2.71     9.599     356         81.26
16.501% - 17.000%.................................        84        8,702,226          2.10    10.101     356         77.46
17.001% - 17.500%.................................        25        2,229,891          0.54    10.749     356         72.83
17.501% - 18.000%.................................        18        1,329,673          0.32    11.461     356         69.66
18.001% - 18.500%.................................         7          766,805          0.18    12.214     356         71.90
18.501% - 19.000%.................................         4          194,856          0.05    12.309     356         50.39
19.001% - 19.500%.................................         1           35,056          0.01    13.500     354         65.00
19.501% - 20.000%.................................         1           32,649          0.01    12.900     356         38.47
20.501% - 21.000%.................................         1          199,002          0.05     7.000     354         66.67
>=21.001%.........................................         1          143,118          0.03     7.570     355         85.00
                                                   -----------  -----------------  --------- --------- -------- ------------
Total/Weighted Average/% of Mortgage Loan Pool:...     2,804     $415,275,041        100.00%    7.804%    352         79.06%
                                                   ===========  =================  ========= ========= ======== ============

Non-Zero Minimum: 11.500%
Maximum: 22.070%
Non-Zero Weighted Average: 14.435%

                             GROUP I MORTGAGE LOANS


                              INITIAL PERIODIC CAP


                                                                                     % OF
                                                                                   MORTGAGE
                                                                                   POOL BY
                                                                                  AGGREGATE    WEIGHTED   WEIGHTED
                                                                                   CUT-OFF     AVERAGE     AVERAGE
                                                 NUMBER OF    AGGREGATE CUT-OFF      DATE       GROSS     REMAINING    WEIGHTED
                                                  MORTGAGE      DATE PRINCIPAL    PRINCIPAL    INTEREST     TERM       AVERAGE
INITIAL PERIODIC CAP                               LOANS           BALANCE         BALANCE       RATE     (MONTHS)   ORIGINAL LTV
----------------------------------------------- -----------   -----------------   ---------   ---------  ----------- ------------
Fixed Rate Loans ..............................       409      $ 62,052,836         14.94%     6.933%         329        72.58%
1.000% ........................................         2           387,550          0.09      8.336          356        84.36
1.500% ........................................       761       118,712,868         28.59      7.751          357        80.85
2.750% ........................................         1           126,559          0.03      6.750          356        55.70
3.000% ........................................     1,630       233,778,929         56.29      8.062          356        79.89
3.500% ........................................         1           216,299          0.05      8.250          355        74.83
                                                    -----      ------------        ------      -----          ---        -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804      $415,275,041        100.00%     7.804%         352        79.06%
                                                    =====      ============        ======      =====          ===        =====

Non-Zero Minimum: 1.00%
Maximum: 3.50%
Non-Zero Weighted Average: 2.49 %



                             SUBSEQUENT PERIODIC CAP

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
SUBSEQUENT PERIODIC CAP                             LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------ -----------  -----------------  --------- --------- ----------- ------------
Fixed Rate Loans ..............................        409    $ 62,052,836        14.94%     6.933%      329       72.58%
1.000% ........................................      1,634     234,509,337        56.47      8.062       356       79.88
1.500% ........................................        761     118,712,868        28.59      7.751       357       80.85
                                                     -----    ------------       ------      -----       ---       -----
Total/Weighted Average/% of Mortgage Loan Pool:      2,804    $415,275,041       100.00%     7.804%      352       79.06%
                                                     =====    ============       ======      =====       ===       =====

Non-Zero Minimum: 1.00%
Maximum: 1.50%
Non-Zero Weighted Average: 1.17%

                             GROUP I MORTGAGE LOANS


                           NEXT RATE ADJUSTMENT DATES

                                                                                  % OF
                                                                                MORTGAGE
                                                                                POOL BY
                                                                               AGGREGATE  WEIGHTED  WEIGHTED
                                                                                CUT-OFF   AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                  MORTGAGE    DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
NEXT RATE ADJUSTMENT DATES                         LOANS         BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
---------------------------------------------- -----------  -----------------  --------- --------- ----------- ------------
November 2004 ..................................       7      $  1,022,562        0.25%    8.116%      353        79.06%
December 2004 ..................................      31         4,070,503        0.98     8.014       354        79.66
January 2005 ...................................     189        28,582,922        6.88     7.948       355        81.24
February 2005 ..................................     533        79,849,965       19.23     7.948       356        79.90
March 2005 .....................................     556        82,500,647       19.87     7.935       357        79.35
April 2005 .....................................     112        16,380,984        3.94     7.899       358        78.74
November 2005 ..................................       4           501,048        0.12     7.269       353        66.18
December 2005 ..................................      14         2,152,655        0.52     8.081       354        81.27
January 2006 ...................................      37         4,006,802        0.96     8.121       355        77.16
February 2006 ..................................     311        45,273,761       10.90     8.113       356        81.39
March 2006 .....................................     399        58,106,819       13.99     8.008       356        80.79
April 2006 .....................................     202        30,773,537        7.41     7.724       358        80.89
Fixed Rate Loans ...............................     409        62,052,836       14.94     6.933       329        72.58
                                                   -----      ------------      ------     -----       ---        -----
Total/Weighted Average/% of Mortgage Loan Pool:    2,804      $415,275,041      100.00%    7.804%      352        79.06%
                                                   =====      ============      ======     =====       ===        =====

Non-Zero Weighted Average: July 2005

                             GROUP I MORTGAGE LOANS


                             GEOGRAPHIC DISTRIBUTION


                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                   NUMBER OF  AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                    MORTGAGE    DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES      LOANS         BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------ -----------  -----------------  --------- --------- ----------- ------------
California .....................................      740       $141,055,576       33.97%    7.402%      354         77.60%
Florida ........................................      331         41,534,712       10.00     8.299       355         80.44
New York .......................................      105         20,797,878        5.01     7.768       349         73.29
Texas ..........................................      176         20,110,669        4.84     8.276       344         77.87
Washington .....................................      113         17,382,461        4.19     7.580       356         80.82
New Jersey .....................................       78         14,188,834        3.42     7.750       349         77.09
Michigan .......................................      114         12,457,840        3.00     8.540       352         80.46
Illinois .......................................       80         11,002,088        2.65     8.208       356         80.17
Ohio ...........................................       93          9,974,859        2.40     8.084       356         83.27
Arizona ........................................       71          9,252,490        2.23     7.744       351         81.49
Colorado .......................................       49          8,168,315        1.97     7.697       356         83.32
Maryland .......................................       58          8,972,639        2.16     7.896       346         79.71
Minnesota ......................................       51          8,066,486        1.94     7.844       353         81.10
Pennsylvania ...................................       57          7,925,436        1.91     7.964       343         80.26
Virginia .......................................       53          7,903,203        1.90     7.781       356         82.35
Other ..........................................      635         76,481,555       18.42     7.998       349         80.43
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804       $415,275,041      100.00%    7.804%      352         79.06%
                                                    =====       ============      ======     =====       ===         =====

Number of States/District of Columbia Represented: 49


                                    OCCUPANCY

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
OCCUPANCY                                           LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------ -----------  -----------------  --------- --------- ----------- ------------
Primary ........................................    2,619       $394,361,189       94.96%    7.775%      352         79.01%
Investment .....................................      170         18,387,539        4.43     8.321       351         80.19
Second Home ....................................       15          2,526,312        0.61     8.648       352         79.06
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804       $415,275,041      100.00     7.804%      352         79.06%
                                                    =====       ============      ======     =====       ===         =====

                             GROUP I MORTGAGE LOANS


                                  PROPERTY TYPE

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
PROPERTY TYPE                                       LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------ -----------  -----------------  --------- --------- ----------- ------------
Single Family Residence ........................    2,361       $345,443,009       83.18%    7.809%      352         79.00%
2-4 Family .....................................      162         28,160,207        6.78     7.786       355         78.11
Condominium ....................................      166         23,818,571        5.74     7.870       354         79.38
Planned Unit Development .......................       95         16,025,431        3.86     7.635       354         82.14
Manufactured Housing ...........................       17          1,463,627        0.35     8.028       324         74.60
Townhouse ......................................        3            364,195        0.09     6.911       357         78.92
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804       $415,275,041      100.00%    7.804%      352         79.06%
                                                    =====       ============      ======     =====       ===         =====


                                  LOAN PURPOSE

                                                                                      % OF
                                                                                    MORTGAGE
                                                                                    POOL BY
                                                                                   AGGREGATE  WEIGHTED  WEIGHTED
                                                                                    CUT-OFF   AVERAGE    AVERAGE
                                                    NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                     MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
LOAN PURPOSE                                          LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
-------------------------------------------------- -----------  -----------------  --------- --------- ----------- ------------
Refinance - Cashout ............................      1,717       $260,757,027       62.79%    7.713%      350         77.58%
Purchase .......................................        739        105,677,975       25.45     7.956       357         82.05
Refinance - Rate Term ..........................        348         48,840,038       11.76     7.960       352         80.52
                                                      -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:       2,804       $415,275,041      100.00%    7.804%      352         79.06%
                                                      =====       ============      ======     =====       ===         =====

                             GROUP I MORTGAGE LOANS


                               DOCUMENTATION LEVEL

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
DOCUMENTATION LEVEL                                 LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------ -----------  -----------------  --------- --------- ----------- ------------
Full ...........................................    1,887       $269,507,914       64.90%    7.757%      350         79.58%
No Income Verifier .............................      425         64,990,608       15.65     8.046       355         76.47
Stated .........................................      354         59,187,499       14.25     7.622       357         79.38
Light ..........................................       59          9,066,558        2.18     8.290       354         81.70
No Documentation ...............................       59          9,000,800        2.17     8.289       353         76.01
Alternative ....................................       20          3,521,662        0.85     7.556       357         82.77
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804       $415,275,041      100.00%    7.804%      352         79.06%
                                                    =====       ============      ======     =====       ===         =====


                             PREPAYMENT PENALTY TERM

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
PREPAYMENT PENALTY TERM (MONTHS)                    LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
0 ..............................................      331       $ 46,622,215       11.23%    8.140%      344         76.29%
6 ..............................................        2            225,545        0.05     7.862       358         78.16
12 .............................................       72         13,087,862        3.15     7.312       342         74.52
18 .............................................        1            138,165        0.03     8.875       357         80.00
24 .............................................    1,009        154,917,346       37.30     7.813       356         79.92
30 .............................................        5            895,540        0.22     7.532       357         87.23
36 .............................................    1,384        199,388,367       48.01     7.752       352         79.31
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     2,804       $415,275,041      100.00%    7.804%      352         79.06%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 6.000
Maximum: 36.000
Non-Zero Weighted Average: 30.070

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of group II mortgage loans................................     $ 482,998,414
Cut-off date principal balance of group II adjustable-rate mortgage loans................     $ 242,223,762
Cut-off date principal balance of group II fixed-rate mortgage loans.....................     $ 240,774,651
Mortgage Rates:
       Weighted Average..................................................................     7.941%
       Range.............................................................................     5.300% to 13.300%
Weighted average stated remaining term to maturity (in months)...........................     338

     The scheduled principal balances of the group II mortgage loans range from approximately $14,778 to approximately $747,177. The group II mortgage loans had an average scheduled principal balance of approximately $154,758.

     The weighted average loan-to-value ratio at origination of the group II mortgage loans is approximately 80.60% and approximately 42.52% of the group II mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

     100% of the group II mortgage loans are secured by first liens.

     No more than approximately 0.34% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     Each of Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank represented with respect to each mortgage loan sold by it that

     o none of the group II mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group II mortgage loans originated prior to October 1, 2002 has a prepayment penalty period in excess of five years, and none of the group II mortgage loans originated on or after October 1, 2002 has a prepayment penalty period in excess of three years;

     o none of the group II mortgage loans originated on or after October 1, 2002 and on or before March 7, 2003 is secured by property located in the State of Georgia; and

     o in connection with the origination of the group II mortgage loans, no proceeds from a group II mortgage loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP II MORTGAGE LOANS


                                  PRODUCT TYPES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
PRODUCT TYPES                                       LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed - 10 Year ................................       13       $    760,348        0.16%    7.736%      116         57.84%
Fixed - 15 Year ................................      190         17,522,657        3.63     7.802       176         73.28
Fixed - 20 Year ................................       90         11,140,447        2.31     7.782       236         79.27
Fixed - 25 Year ................................        3            442,466        0.09     7.383       296         69.79
Fixed - 30 Year ................................    1,323        188,475,839       39.02     7.829       356         79.82
Balloon - 15/20 ................................        1            192,982        0.04     7.499       176         80.00
Balloon - 15/30 ................................      170         22,239,912        4.60     8.084       176         81.76
ARM - 6 Month LIBOR ............................        1             43,708        0.01    10.100       356         73.00
ARM - 2 Year/6 Month LIBOR .....................      813        151,880,489       31.45     8.098       356         81.92
ARM - 3 Year/6 Month LIBOR .....................      506         88,838,069       18.39     7.937       357         81.64
ARM - 5 Year/6 Month LIBOR .....................       11          1,461,497        0.30     7.297       356         76.64
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

                             GROUP II MORTGAGE LOANS


                          RANGE OF GROSS INTEREST RATES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF GROSS INTEREST RATES                       LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
5.000% - 5.999% ................................       30       $  6,296,414        1.30%    5.796%      337         73.36%
6.000% - 6.999% ................................      429         92,638,328       19.18     6.701       337         77.81
7.000% - 7.999% ................................    1,120        191,382,317       39.62     7.611       339         81.11
8.000% - 8.999% ................................      871        125,994,613       26.09     8.486       337         82.18
9.000% - 9.999% ................................      467         48,895,356       10.12     9.478       339         81.12
10.000% - 10.999% ..............................      164         14,944,762        3.09    10.466       342         80.46
11.000% - 11.999% ..............................       33          2,530,720        0.52    11.289       335         75.81
12.000% - 12.999% ..............................        6            269,155        0.06    12.497       355         68.33
13.000% - 13.999% ..............................        1             46,749        0.01    13.300       355         65.00
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 5.300%
Maximum: 13.300%
Weighted Average: 7.941%

                             GROUP II MORTGAGE LOANS


                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES            LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
$1 - $25,000 ...................................        6       $    124,721        0.03%    8.980%      206         44.37%
$25,001 - $50,000 ..............................      223          9,059,967        1.88     9.298       310         72.11
$50,001 - $75,000 ..............................      478         29,933,383        6.20     8.689       313         77.56
$75,001 - $100,000 .............................      480         42,138,099        8.72     8.349       326         80.44
$100,001 - $125,000 ............................      405         45,486,943        9.42     8.253       333         80.70
$125,001 - $150,000 ............................      354         48,695,433       10.08     8.101       336         82.08
$150,001 - $175,000 ............................      260         42,046,572        8.71     7.929       334         80.46
$175,001 - $200,000 ............................      180         33,756,045        6.99     7.923       338         81.53
$200,001 - $225,000 ............................      119         25,341,743        5.25     7.738       350         79.91
$225,001 - $250,000 ............................      124         29,529,648        6.11     7.692       349         81.43
$250,001 - $275,000 ............................       76         19,892,207        4.12     7.698       351         82.73
$275,001 - $300,000 ............................       43         12,269,430        2.54     7.835       345         83.76
$300,001 - $325,000 ............................       48         15,126,940        3.13     7.710       343         82.38
$325,001 - $350,000 ............................       84         28,318,970        5.86     7.479       345         81.26
$350,001 - $375,000 ............................       67         24,238,508        5.02     7.314       353         80.42
$375,001 - $400,000 ............................       56         21,762,191        4.51     7.638       344         83.62
$400,001 - $425,000 ............................       29         12,008,334        2.49     7.481       352         81.82
$425,001 - $450,000 ............................       25         11,017,588        2.28     7.572       349         82.52
$450,001 - $475,000 ............................       16          7,441,934        1.54     7.574       357         76.63
$475,001 - $500,000 ............................       35         17,225,839        3.57     7.645       330         76.28
$500,001 - $525,000 ............................        2          1,025,274        0.21     8.216       355         89.27
$525,001 - $550,000 ............................        1            546,169        0.11     7.450       355         85.00
$550,001 - $575,000 ............................        5          2,777,330        0.58     8.723       356         71.81
>= $575,001 ....................................        5          3,235,146        0.67     7.749       320         69.23
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: $14,778
Maximum: $747,177
Weighted Average: $154,758

                             GROUP II MORTGAGE LOANS


                         RANGE OF STATED ORIGINAL TERMS

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF STATED ORIGINAL TERMS                      LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
<=120 ..........................................       13       $    760,348        0.16%    7.736%      116         57.84%
121-180 ........................................      362         40,017,599        8.29     7.960       176         78.03
181-240 ........................................       90         11,140,447        2.31     7.782       236         79.27
241-300 ........................................        3            442,466        0.09     7.383       296         69.79
301-360 ........................................    2,653        430,637,554       89.16     7.944       356         80.93
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 120
Maximum: 360
Weighted Average: 342


                       RANGE OF AMORTIZING ORIGINAL TERMS

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY             WEIGHTED
                                                                                 AGGREGATE  WEIGHTED   AVERAGE
                                                                                  CUT-OFF   AVERAGE    STATED
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF AMORTIZING TERMS                           LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
<=120 ..........................................       13       $    760,348        0.16%    7.736%      116         57.84%
121-180 ........................................      191         17,584,704        3.64     7.809       176         73.28
181-240 ........................................       91         11,333,429        2.35     7.777       235         79.29
241-300 ........................................        3            442,466        0.09     7.383       296         69.79
301-360 ........................................    2,823        452,877,466       93.76     7.951       347         80.97
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 120
Maximum: 360
Weighted Average: 350

                             GROUP II MORTGAGE LOANS


                         RANGE OF STATED REMAINING TERMS

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF STATED REMAINING TERMS                     LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
<=169 ..........................................       15       $    864,431        0.18%    8.115%      122         61.11%
170 - 179 ......................................      360         39,913,516        8.26     7.953       176         78.01
220 - 229 ......................................        1             59,258        0.01     9.250       228         80.00
230 - 239 ......................................       89         11,081,188        2.29     7.774       236         79.27
290 - 299 ......................................        3            442,466        0.09     7.383       296         69.79
340 - 349 ......................................        3            499,574        0.10     7.646       347         83.43
350 - 359 ......................................    2,650        430,137,980       89.06     7.945       356         80.92
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 115
Maximum: 358
Weighted Average: 338

                             GROUP II MORTGAGE LOANS


                       RANGE OF AMORTIZING ORIGINAL TERMS


                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF AMORTIZING ORIGINAL TERMS                  LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
104 - 113 ......................................        1       $     18,610        0.00%    7.220%      116         15.21%
114 - 123 ......................................       12            741,738        0.15     7.749       116         58.91
154 - 163 ......................................        1             44,115        0.01    10.490       169         85.00
164 - 173 ......................................       10            638,169        0.13     8.802       183         69.84
174 - 183 ......................................      181         16,930,907        3.51     7.770       176         73.35
224 - 233 ......................................        7            535,324        0.11     8.741       249         75.72
234 - 243 ......................................       85         10,864,859        2.25     7.727       235         79.46
294 - 303 ......................................        4            507,224        0.11     7.558       304         71.09
304 - 313 ......................................        1            189,279        0.04     6.990       357         47.62
314 - 323 ......................................        1            174,840        0.04     7.875       356         72.00
324 - 333 ......................................        4            366,117        0.08     9.232       356         88.28
334 - 343 ......................................       19          1,384,347        0.29     8.412       312         76.68
344 - 353 ......................................      151         19,043,070        3.94     8.087       341         80.05
354 - 363 ......................................    2,643        431,394,747       89.32     7.943       348         81.04
>=364 ..........................................        1            165,068        0.03     8.300       356         80.00
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 108
Maximum: 371
Weighted Average: 346

                             GROUP II MORTGAGE LOANS


                          RANGE OF ORIGINAL LTV RATIOS

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF ORIGINAL LTV RATIOS                        LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
<=40.00% .......................................       43       $  3,545,605        0.73%    7.827%      297         32.76%
40.01% - 50.00% ................................       68          7,348,483        1.52     7.821       317         45.76
50.01% - 60.00% ................................      120         16,959,870        3.51     7.560       325         55.75
60.01% - 70.00% ................................      296         42,568,653        8.81     7.994       329         66.36
70.01% - 80.00% ................................    1,337        207,211,562       42.90     7.870       343         78.29
80.01% - 90.00% ................................      856        142,195,853       29.44     7.967       336         87.24
90.01% - 100.00% ...............................      401         63,168,389       13.08     8.203       342         96.22
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Minimum: 9.62%
Maximum: 100.00%
Weighted Average: 80.60%

                             GROUP II MORTGAGE LOANS


                             RANGE OF GROSS MARGINS

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF GROSS MARGINS                              LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed Rate Loans ...............................    1,790       $240,774,651       49.85%    7.847%      320         79.41%
<=5.000% .......................................      138         29,600,841        6.13     7.448       356         83.97
5.001% - 5.500% ................................       94         22,008,598        4.56     7.605       356         83.26
5.501% - 6.000% ................................      319         64,052,716       13.26     7.566       356         79.93
6.001% - 6.500% ................................      190         33,442,537        6.92     7.936       356         81.83
6.501% - 7.000% ................................      407         67,571,467       13.99     8.436       356         83.73
7.001% - 7.500% ................................       51          6,576,670        1.36     8.824       356         83.37
7.501% - 8.000% ................................       78         11,465,647        2.37     9.221       356         76.74
8.001% - 8.500% ................................       38          5,773,117        1.20     9.889       356         71.32
8.501% - 9.000% ................................       10          1,247,445        0.26     9.856       356         80.15
>=9.001% .......................................        6            484,723        0.10    10.558       356         77.29
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 2.125%
Maximum: 10.000%
Non-Zero Weighted Average: 6.172%

                             GROUP II MORTGAGE LOANS


                         RANGE OF MINIMUM MORTGAGE RATES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF MINIMUM MORTGAGE RATES                     LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed Rate Loans ...............................    1,790       $240,774,651       49.85%    7.847%      320         79.41%
5.001% - 5.500% ................................        2            533,296        0.11     5.453       355         79.49
5.501% - 6.000% ................................        9          2,004,302        0.41     5.931       356         78.27
6.001% - 6.500% ................................       37         11,028,829        2.28     6.308       357         80.76
6.501% - 7.000% ................................      102         27,183,779        5.63     6.880       356         80.82
7.001% - 7.500% ................................      158         34,548,103        7.15     7.342       356         81.45
7.501% - 8.000% ................................      340         65,015,252       13.46     7.821       356         82.45
8.001% - 8.500% ................................      198         37,883,156        7.84     8.285       356         81.79
8.501% - 9.000% ................................      190         29,108,229        6.03     8.767       356         82.97
9.001% - 9.500% ................................      101         12,831,771        2.66     9.240       356         82.67
9.501% - 10.000% ...............................       93         12,174,847        2.52     9.818       355         79.98
10.001% - 10.500% ..............................       41          4,843,958        1.00    10.348       356         82.85
10.501% - 11.000% ..............................       40          3,672,817        0.76    10.756       356         80.00
11.001% - 11.500% ..............................       16          1,213,529        0.25    11.166       356         75.31
11.501% - 12.000% ..............................        1             59,819        0.01    11.600       356         75.00
12.001% - 12.500% ..............................        1             42,354        0.01    12.300       356         80.00
12.501% - 13.000% ..............................        2             79,720        0.02    12.777       352         62.80
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 5.375%
Maximum: 12.990%
Non-Zero Weighted Average: 8.034%

                            GROUP II MORTGAGE LOANS

                           RANGE OF MAXIMUM LOAN RATES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
RANGE OF MAXIMUM LOAN RATES                         LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed Rate Loans ...............................    1,790       $240,774,651       49.85%    7.847%      320         79.41%
<=13.000% ......................................       67         18,540,920        3.84     6.544       356         79.36
13.001% - 13.500% ..............................       86         20,335,051        4.21     7.110       356         80.22
13.501% - 14.000% ..............................      231         48,602,148       10.06     7.477       356         81.19
14.001% - 14.500% ..............................      199         39,889,000        8.26     7.853       356         82.10
14.501% - 15.000% ..............................      281         49,850,215       10.32     8.107       356         82.88
15.001% - 15.500% ..............................      157         25,231,995        5.22     8.615       356         81.84
15.501% - 16.000% ..............................      143         20,843,407        4.32     9.122       355         83.46
16.001% - 16.500% ..............................       55          7,630,322        1.58     9.757       356         85.72
16.501% - 17.000% ..............................       62          7,509,620        1.55    10.187       356         80.02
17.001% - 17.500% ..............................       28          2,304,424        0.48    10.664       356         77.78
17.501% - 18.000% ..............................       15          1,104,179        0.23    10.809       355         79.70
18.001% - 18.500% ..............................        5            302,763        0.06    11.382       356         75.04
18.501% - 19.000% ..............................        1             38,520        0.01    12.550       355         55.10
19.001% - 20.000% ..............................        1             41,200        0.01    12.990       350         70.00
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 11.000%
Maximum: 19.990%
Non-Zero Weighted Average: 14.518%

                             GROUP II MORTGAGE LOANS


                              INITIAL PERIODIC CAP

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
INITIAL PERIODIC CAP                                LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed Rate Loans ...............................    1,790       $240,774,651       49.85%    7.847%      320         79.41%
1.000% .........................................        6            976,546        0.20     6.835       357         75.68
1.500% .........................................      362         72,525,023       15.02     7.677       357         81.51
2.000% .........................................        1            129,525        0.03     9.990       354        100.00
3.000% .........................................      957        168,107,717       34.81     8.194       356         81.93
5.000% .........................................        5            484,951        0.10     8.226       356         78.59
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 1.00%
Maximum: 5.00%
Non-Zero Weighted Average: 2.55%


                             SUBSEQUENT PERIODIC CAP

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
SUBSEQUENT PERIODIC CAP                             LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Fixed Rate Loans ...............................    1,790       $240,774,651       49.85%    7.847%      320         79.41%
1.000% .........................................      967        169,229,627       35.04     8.186       356         81.87
1.500% .........................................      363         72,847,785       15.08     7.680       357         81.54
3.000% .........................................        1            146,350        0.03     8.950       350         95.00
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 1.00%
Maximum: 3.00%
Non-Zero Weighted Average: 1.15%

                             GROUP II MORTGAGE LOANS


                           NEXT RATE ADJUSTMENT DATES

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
NEXT RATE ADJUSTMENT DATES                          LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
August 2003 ....................................        1       $     65,878        0.01%    9.850%      356         75.00%
July 2004 ......................................        1             41,200        0.01    12.990       350         70.00
August 2004 ....................................        1            146,350        0.03     8.950       350         95.00
September 2004 .................................        3            226,695        0.05     9.325       351         87.75
October 2004 ...................................        3            512,994        0.11     8.550       352         78.45
November 2004 ..................................       14          2,754,263        0.57     8.543       353         83.76
December 2004 ..................................       41          7,693,152        1.59     8.161       353         82.17
January 2005 ...................................      193         32,609,675        6.75     8.211       355         81.85
February 2005 ..................................      355         62,815,252       13.01     8.059       356         82.47
March 2005 .....................................      179         38,893,559        8.05     8.114       357         81.58
April 2005 .....................................       24          6,374,835        1.32     7.371       358         77.64
July 2005 ......................................        1            146,724        0.03     7.750       349         80.00
August 2005 ....................................        2            403,885        0.08     7.427       350         84.48
October 2005 ...................................        2            148,525        0.03     8.332       352         92.23
November 2005 ..................................        1            110,363        0.02     8.430       353         62.36
December 2005 ..................................        3            381,511        0.08     7.260       354         86.45
January 2006 ...................................       44          7,503,137        1.55     8.258       355         78.80
February 2006 ..................................      225         37,791,104        7.82     7.952       356         81.39
March 2006 .....................................      126         22,538,897        4.67     7.955       357         82.49
April 2006 .....................................      101         19,604,267        4.06     7.793       358         82.12
January 2008 ...................................        1            131,453        0.03     7.000       355         79.90
February 2008 ..................................        5            583,678        0.12     7.132       356         73.84
March 2008 .....................................        5            746,367        0.15     7.478       357         78.26
Fixed Rate Loans ...............................    1,790        240,774,651       49.85     7.847       320         79.41
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Weighted Average: June 2005

                             GROUP II MORTGAGE LOANS


                             GEOGRAPHIC DISTRIBUTION

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES     LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
California .....................................      715       $160,339,138       33.20%    7.500%      348         79.86%
Florida ........................................      376         48,576,894       10.06     8.344       349         81.22
New York .......................................      184         36,125,456        7.48     7.815       339         77.07
Texas ..........................................      283         28,350,808        5.87     8.531       333         77.58
Virginia .......................................       87         15,988,526        3.31     7.952       334         83.77
New Jersey .....................................       71         15,023,765        3.11     7.931       329         77.98
Illinois .......................................       90         13,685,928        2.83     8.420       323         81.20
Washington .....................................       79         13,640,189        2.82     7.661       345         83.56
Ohio ...........................................      122         12,556,155        2.60     8.371       306         82.76
Michigan .......................................      101         12,236,492        2.53     8.430       340         84.45
Maryland .......................................       63         12,008,516        2.49     7.956       308         80.85
Massachusetts ..................................       50         11,175,708        2.31     8.006       346         75.52
Pennsylvania ...................................       76          9,074,353        1.88     8.152       324         81.65
Tennessee ......................................       92          8,854,353        1.83     8.358       317         84.36
Arizona ........................................       71          8,405,261        1.74     7.751       333         80.88
Other ..........................................      661         76,956,873       15.93     8.200       329         82.89
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Number of States/District of Columbia Represented: 48


                                    OCCUPANCY

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
OCCUPANCY                                           LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Primary ........................................    2,878       $455,372,572       94.28%    7.922%      338         80.95%
Investment .....................................      236         26,341,340        5.45     8.285       331         75.05
Second Home ....................................        7          1,284,501        0.27     7.637       357         69.19
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====


                             GROUP II MORTGAGE LOANS


                                  PROPERTY TYPE

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
PROPERTY TYPE                                       LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Single Family Residence ........................    2,596       $400,934,154       83.01%    7.932%      338         80.62%
2-4 Family .....................................      222         37,469,928        7.76     7.866       337         77.51
Condominium ....................................      155         20,921,246        4.33     8.206       343         82.60
Planned Unit Development .......................      106         20,060,820        4.15     7.900       341         84.30
Manufactured Housing ...........................       33          2,524,844        0.52     8.801       291         77.39
Townhouse ......................................        9          1,087,422        0.23     7.444       342         81.13
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====


                                  LOAN PURPOSE

                                                                                   % OF
                                                                                 MORTGAGE
                                                                                 POOL BY
                                                                                AGGREGATE  WEIGHTED  WEIGHTED
                                                                                 CUT-OFF   AVERAGE    AVERAGE
                                                 NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                  MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
LOAN PURPOSE                                       LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
-----------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Refinance - Cashout ...........................    1,853        $292,786,609       60.62      7.88       333        79.72%
Purchase ......................................      663         106,031,241       21.95      8.07       354        83.23
Refinance - Rate Term .........................      605          84,180,565       17.43      7.96       337        80.34
                                                   -----        ------------      ------      ----       ---        -----
Total/Weighted Average/% of Mortgage Loan Pool:    3,121        $482,998,414      100.00      7.94       338        80.60%
                                                   =====        ============      ======      ====       ===        =====

                             GROUP II MORTGAGE LOANS


                               DOCUMENTATION LEVEL

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
DOCUMENTATION LEVEL                                 LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
Full ...........................................    2,320       $337,602,320       69.90%    7.946%      336         81.86%
No Income Verifier .............................      348         63,360,553       13.12     8.024       352         76.61
Stated .........................................      282         49,156,253       10.18     7.671       336         77.49
No Documentation ...............................       77         15,015,369        3.11     8.137       312         78.79
Light ..........................................       73         13,661,113        2.83     8.306       348         81.21
Alternative ....................................       21          4,202,806        0.87     7.534       342         80.07
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414      100.00%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====


                             PREPAYMENT PENALTY TERM

                                                                                    % OF
                                                                                  MORTGAGE
                                                                                  POOL BY
                                                                                 AGGREGATE  WEIGHTED  WEIGHTED
                                                                                  CUT-OFF   AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF     DATE     GROSS    REMAINING    WEIGHTED
                                                   MORTGAGE     DATE PRINCIPAL   PRINCIPAL  INTEREST    TERM       AVERAGE
PREPAYMENT PENALTY TERM (MONTHS)                    LOANS          BALANCE        BALANCE     RATE    (MONTHS)   ORIGINAL LTV
------------------------------------------------  ---------   -----------------  ---------  --------  ---------  ------------
0 ..............................................      523       $ 69,623,119       14.41%    8.333%      337         78.46%
6 ..............................................        2            364,675        0.08     7.465       202         77.11
12 .............................................      160         32,428,538        6.71     7.737       333         78.08
18 .............................................        1            438,501        0.09     6.850       356         78.85
24 .............................................      521        101,051,350       20.92     7.954       356         82.07
30 .............................................        1            181,348        0.04     6.500       356         90.00
36 .............................................    1,398        215,866,640       44.69     7.899       339         80.78
42 .............................................        1            134,283        0.03     7.100       358         42.03
48 .............................................        6          1,032,993        0.21     7.770       349         83.75
60 .............................................      508         61,876,964       12.81     7.753       310         81.33
                                                    -----       ------------      ------     -----       ---         -----
Total/Weighted Average/% of Mortgage Loan Pool:     3,121       $482,998,414         100%    7.941%      338         80.60%
                                                    =====       ============      ======     =====       ===         =====

Non-Zero Minimum: 6.000
Maximum: 60.000
Non-Zero Weighted Average: 34.760

                                  CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originator in connection with the origination of each mortgage loan.

                             GROUP I MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                            AGGREGATE
                                                  NUMBER     CUT-OFF      % OF MORTGAGE       WEIGHTED        WEIGHTED     WEIGHTED
                                                    OF        DATE      POOL BY AGGREGATE      AVERAGE     AVERAGE STATED   AVERAGE
                                                 MORTGAGE   PRINCIPAL     CUT-OFF DATE     GROSS INTEREST  REMAINING TERM  ORIGINAL
RANGE OF CREDIT SCORES                             LOANS     BALANCE    PRINCIPAL BALANCE       RATE          (MONTHS)        LTV
------------------------------------------------ -------- ------------  -----------------  --------------  --------------  --------
476 - 500 ......................................      6   $    688,648         0.17%            9.011%          356          72.61%
501 - 525 ......................................    141     18,581,218         4.47             8.509           355          73.71
526 - 550 ......................................    341     49,563,200        11.94             8.264           357          76.57
551 - 575 ......................................    428     63,585,514        15.31             8.430           353          79.79
576 - 600 ......................................    378     55,652,381        13.40             7.936           351          78.78
601 - 625 ......................................    430     62,859,939        15.14             7.610           351          80.43
626 - 650 ......................................    493     75,479,754        18.18             7.430           349          79.49
651 - 675 ......................................    331     47,864,744        11.53             7.333           351          79.11
676 - 700 ......................................    140     21,837,229         5.26             7.368           356          81.47
701 - 725 ......................................     70     11,477,975         2.76             7.300           357          81.25
726 - 750 ......................................     40      6,616,384         1.59             7.135           354          80.58
751 - 775 ......................................      4        688,508         0.17             6.576           356          65.68
776 - 800 ......................................      1        261,767         0.06             6.375           357          75.00
>=801 ..........................................      1        117,783         0.03             8.500           357          80.00
                                                  -----   ------------       ------             -----           ---          -----
Total/Weighted Average/% of Mortgage Loan Pool:   2,804   $415,275,041       100.00%            7.804%          352          79.06%
                                                  =====   ============       ======             =====           ===          =====

Non-Zero Minimum:  500
Maximum:  801
Non-Zero Weighted Average:  608

                             GROUP II MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                            AGGREGATE
                                                  NUMBER     CUT-OFF      % OF MORTGAGE       WEIGHTED        WEIGHTED     WEIGHTED
                                                    OF        DATE      POOL BY AGGREGATE      AVERAGE     AVERAGE STATED   AVERAGE
                                                 MORTGAGE   PRINCIPAL     CUT-OFF DATE     GROSS INTEREST  REMAINING TERM  ORIGINAL
RANGE OF CREDIT SCORES                             LOANS     BALANCE    PRINCIPAL BALANCE       RATE          (MONTHS)        LTV
------------------------------------------------ -------- ------------  -----------------  --------------  --------------  --------
N/A.............................................       7  $    654,532          0.14%           10.433%         356          71.67%
476 - 500.......................................      10     1,276,357          0.26             8.794          357          69.47
501 - 525.......................................     282    39,220,805          8.12             8.729          352          74.26
526 - 550.......................................     323    42,682,943          8.84             8.704          337          76.08
551 - 575.......................................     352    49,804,516         10.31             8.490          336          79.35
576 - 600.......................................     363    55,794,500         11.55             8.100          338          81.32
601 - 625.......................................     496    78,100,411         16.17             7.894          336          82.11
626 - 650.......................................     426    74,184,032         15.36             7.767          340          85.09
651 - 675.......................................     349    58,330,782         12.08             7.480          334          82.22
676 - 700.......................................     208    32,983,634          6.83             7.310          335          81.75
701 - 725.......................................     130    20,742,008          4.29             7.280          330          78.87
726 - 750.......................................      82    14,024,881          2.90             7.115          343          79.87
751 - 775.......................................      64    10,729,628          2.22             7.125          343          77.91
776 - 800.......................................      26     3,839,262          0.79             7.048          348          74.62
>=801...........................................       3       630,094          0.13             6.966          356          79.31
                                                   -----  ------------        ------             -----          ---          -----
Total/Weighted Average/% of Mortgage Loan Pool:.   3,121  $482,998,414        100.00%            7.941%         338          80.60%
                                                   =====  ============        ======             =====          ===          =====

Non-Zero Minimum: 500
Maximum: 810
Non-Zero Weighted Average: 618

                                  THE SERVICERS

GENERAL

     The Provident Bank will act as the servicer for approximately 69.71% of the mortgage loans. Chase Manhattan Mortgage Corporation will act as servicer for approximately 30.29% of the mortgage loans.

     The information contained in this prospectus supplement with regard to The Provident Bank and Chase Manhattan Mortgage Corporation has been provided by the servicers. None of the depositor, the underwriters, the trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS WILL CORRESPOND TO THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES SET FORTH BELOW FOR THE PROVIDENT BANK OR CHASE MANHATTAN ABOVE, IN PART BECAUSE THE PORTFOLIO OF MORTGAGE LOANS REFLECTED IN THOSE TABLES IS RELATIVELY SMALL AND UNSEASONED, WHICH IS LIKELY TO CAUSE THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SHOWN TO UNDERSTATE, PERHAPS SUBSTANTIALLY, THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE THAT MIGHT OCCUR AS THE PORTFOLIO BECOMES MORE SEASONED. THEREFORE, WE CANNOT PREDICT TO WHAT DEGREE THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS WILL CORRESPOND TO THE STATISTICAL INFORMATION SET FORTH BELOW. MOREOVER, WITH THE EXCEPTION OF MORTGAGE LOANS PURCHASED FROM THE PROVIDENT BANK, THE MORTGAGE LOANS WERE ACQUIRED BY MORGAN STANLEY MORTGAGE CAPITAL INC. FROM THE ORIGINAL LOAN SELLERS AND NOT FROM THE APPLICABLE SERVICERS. CONSEQUENTLY, THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE MAY NOT NECESSARILY BE MATERIAL TO A PROSPECTIVE INVESTOR'S DECISION TO INVEST IN THE OFFERED CERTIFICATES.

     The Provident Bank.

     The Provident Bank, the main subsidiary of Provident Financial Group, Inc. (Nasdaq: PFGI), is a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, northern Kentucky and southwestern Florida. Major business lines include commercial banking, retail banking and mortgage banking. The Provident Bank also provides commercial financing, equipment leasing and mortgage lending at a national level. As a result of the restatement of certain financial information for the years 1994-2002 as set forth in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on April 15, 2003, Provident Financial Group, Inc. had, as of December 31, 2002, approximately $17.540 billion in assets, approximately $16.659 billion in liabilities and approximately $880 million in equity. For the twelve-month period ending December 31, 2002, Provident Financial Group, Inc. had earnings of approximately $95.4 million. The Provident Bank's long-term unsecured debt obligations are rated "BBB-" by Fitch Ratings and by Standard & Poor's Ratings Services and "Baa2" by Moody's Investors Service, Inc. As of March 5, 2003, the credit rating of The Provident Bank was on "negative watch" by Moody's Investors Service, Inc. As of March 5, 2003, Standard and Poor's Ratings Services' outlook for its credit ratings of The Provident Bank was "negative."

     The Provident Bank's mortgage banking business has loan servicing operations in both Cincinnati, Ohio and Atlanta, Georgia. A primary focus of The Provident Bank's mortgage banking business includes the servicing, special servicing and resolution of sub-performing and nonperforming residential and commercial mortgage loans, as well as the related development of loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     The following tables set forth, for the non-conforming credit mortgage loan third party, non-securitized servicing portfolio serviced by The Provident Bank's servicing operation, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure and excluding mortgage loans that are subserviced by others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The following tables do not reflect statistical information for The Provident Bank's retained loan portfolio or its non-conforming mortgage backed securitizations.

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES

                                          AS OF DECEMBER 31, 2000                            AS OF DECEMBER 31, 2001
                               ---------------------------------------------     ----------------------------------------------
                                                       PERCENT                                            PERCENT
                               BY NO.                 BY NUMBER   PERCENT BY     BY NO.                  BY NUMBER   PERCENT BY
                                OF       BY DOLLAR        OF        DOLLAR        OF        BY DOLLAR        OF        DOLLAR
                               LOANS       AMOUNT       LOANS       AMOUNT       LOANS        AMOUNT       LOANS       AMOUNT
                               -----       ------       -----       ------       -----        ------       -----       ------
Total Portfolio..........      7,935     $491,589,037   100.0%      100.0%      7,009      $439,518,058    100.0%      100.0%
Period of Delinquency
     30-59 days..........        247     $14,298,703      3.1%        2.9%        178      $10,119,475       2.5%        2.3%
     60-89 days..........         81     $ 5,408,156      1.0%        1.1%         71      $ 5,169,631       1.0%        1.2%
     90 days or more.....        408     $26,010,164      5.1%        5.3%        165      $10,780,271       2.4%        2.5%
Total Delinquent Loans...        736     $45,717,023      9.3%        9.3%        414      $26,069,377       5.9%        5.9%
Loans in Foreclosure(1)..        122     $ 9,500,000      1.5%        1.9%        114      $ 7,971,473       1.6%        1.8%

------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES

                                         AS OF DECEMBER 31, 2002                            AS OF MARCH 31, 2003
                               -------------------------------------------    ------------------------------------------------
                                     PERCENT
                              BY NO.                  BY NUMBER   PERCENT BY  BY NO.                   PERCENT BY   PERCENT BY
                                OF       BY DOLLAR        OF        DOLLAR      OF       BY DOLLAR      NUMBER OF     DOLLAR
                               LOANS      AMOUNT        LOANS       AMOUNT     LOANS       AMOUNT         LOANS       AMOUNT
                               -----      ------        -----       ------     -----       ------         -----       ------
Total Portfolio..........     39,905  $5,107,502,604    100.0%       100.0%   52,879   $7,225,106,347    100.0%       100.0%
Period of Delinquency
  30-59 days.............      1,011  $  105,156,485     2.53%       2.06%       988   $  109,333,707      1.9%         1.5%
  60-89 days.............        443  $   45,966,164     1.11%       0.90%       441   $   54,505,739      0.8%         0.8%
  90 days or more........      1,077  $  107,985,838     2.70%       2.11%     1,560   $  166,846,132      3.0%         2.3%
Total Delinquent Loans...      2,531  $  259,108,487     6.34%       5.07%     2,989   $  330,685,578      5.7%         4.6%
Loans in Foreclosure(1)..        666  $  69,400,123      1.67%       1.36%       885   $  101,397,671      1.7%         1.4%


------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED

                                    AS OF DECEMBER 31, 2000    AS OF DECEMBER 31, 2001
                                    -----------------------    -----------------------
                                    BY NO.                      BY NO.
                                      OF         BY DOLLAR        OF       BY DOLLAR
                                    LOANS         AMOUNT        LOANS        AMOUNT
                                    -----         ------        -----        ------
  Total Portfolio............     7,395       $ 491,589,037    7,009     $ 439,518,058
  Foreclosed Loans(1)........          71     $   3,947,152        31    $   2,235,337
  Foreclosure Ratio(2).......     0.89%               0.80%     0.44%            0.51%

------------------

(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by The Provident Bank.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED

                                                    AS OF DECEMBER 31, 2002               AS OF MARCH 31, 2003
                                                  --------------------------           -------------------------
                                                  BY NO.                               BY NO.
                                                   OF              BY DOLLAR            OF            BY DOLLAR
                                                  LOANS              AMOUNT            LOANS            AMOUNT
                                                  -----              ------            -----            ------
  Total Portfolio.....................             39,905     $  5,107,502,604          52,897   $  7,225,106,347
  Foreclosed Loans(1).................                 90     $      7,325,855             113   $     10,617,935
  Foreclosure Ratio(2)................              0.23%                0.14%           0.21%              0.15%

------------------

(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by The Provident Bank.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                           LOAN GAIN / LOSS EXPERIENCE

                                             AS OF                 AS OF                  AS OF               AS OF
                                       DECEMBER 31, 2000     DECEMBER 31, 2001     DECEMBER 31, 2002     MARCH 31, 2003
                                       -----------------     -----------------     -----------------     --------------
Total Portfolio(1)....................  $  491,589,037        $  439,518,058       $ 5,107,502,604       $ 7,225,106,347
Net Gains/(Losses)(2).................  $   (1,314,471)       $   (1,599,552)      $    (2,323,483)      $    (2,536,577)
Net Gains/(Losses) as a Percentage                0.27%
of Total Portfolio....................                                  0.36%                0.045%                0.035%

------------------

(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or Losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

     Chase Manhattan Mortgage Corporation

     Chase Manhattan Mortgage Corporation, a New Jersey corporation found in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase Manhattan Mortgage Corporation is engaged in the mortgage origination and servicing business and is a HUD-approved mortgagee. Chase Manhattan Mortgage Corporation is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. Chase Manhattan Mortgage Corporation makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase Manhattan Mortgage Corporation's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

     Chase Manhattan Mortgage Corporation is providing below historical delinquency, foreclosure and loan loss data for its portfolio of the fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by Chase Manhattan Mortgage Corporation and subsequently securitized in asset-backed transactions (the "CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO"). The Chase Manhattan Mortgage Corporation Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase Manhattan Mortgage Corporation and many of the mortgage loans in the Chase Manhattan Mortgage Corporation Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans could be significantly worse. Moreover, the mortgage loans were acquired by Morgan Stanley Mortgage Capital Inc. from the original loan sellers and were not originated by Chase Manhattan Mortgage Corporation and as a result, the actual delinquency, loss and foreclosure experience on the mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.


                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                 AS OF MARCH 31                                 AS OF DECEMBER 31
                             ----------------------   ------------------------------------------------------------------------
                                      2003                     2002                     2001                     2000
                             ----------------------   -----------------------  ----------------------   ----------------------
                              NUMBER                                            NUMBER                   NUMBER
                                OF                    NUMBER OF                   OF                       OF
                             MORTGAGE    PRINCIPAL    MORTGAGE    PRINCIPAL    MORTGAGE    PRINCIPAL    MORTGAGE    PRINCIPAL
                              LOANS     BALANCE ($)    LOANS      BALANCE ($)   LOANS     BALANCE ($)     LOANS    BALANCE ($)
                             --------   -----------   ---------  ------------  --------   -----------   --------   -----------
Portfolio..............       73,717    $8,375,287     73,597    $8,326,818     66,278    $7,274,554     31,960    $3,268,660
Delinquency
  30-59 days...........        2.29%        1.98%       2.69%       2.28%       2.27%       1.96%         1.61%      1.46%
  60-89 days...........        0.80%        0.72%       0.86%       0.72%       0.71%       0.65%         0.60%      0.55%
  90 days or                   1.60%        1.40%       1.41%       1.21%       0.89%       0.79%         0.94%      0.80%
                             --------   -----------   ---------  ------------  --------   -----------   --------   -----------
Total..................        4.69%        4.10%       4.96%       4.21%       3.88%       3.40%         3.15%      2.81%
Foreclosure Rate.......        2.71%        2.53%       2.65%       2.48%       1.78%       1.64%         2.13%      2.05%
REO Properties.........         525         N/A          480         N/A          264        N/A           127        N/A

     The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

     The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase Manhattan Mortgage Corporation pending disposition.


                           LOAN LOSS EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                             THREE MONTHS
                                           ENDING MARCH 31,                   YEAR ENDING DECEMBER 31,
                                           ----------------   -------------------------------------------------------
                                                 2003                2002               2001               2000
                                           ----------------   -----------------   ----------------   ----------------
Average amount outstanding...........     $     8,653,672     $     7,902,732     $     5,018,737    $     2,829,706
Net losses...........................     $         8,668     $        34,897     $        29,677    $         8,613
Net losses as a percentage of
average amount outstanding...........               0.10%               0.44%               0.59%              0.30%

     The average amount outstanding during the period is the arithmetic average of the principal balance of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase Manhattan Mortgage Corporation to be uncollectible, less amounts received by Chase Manhattan Mortgage Corporation as recoveries from liquidation proceeds and deficiency judgments.

     Collection Procedures. Chase Manhattan Mortgage Corporation employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase Manhattan Mortgage Corporation is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase Manhattan Mortgage Corporation utilizes a predictive dialing system for the management of collection calling activity. Prior to initiating foreclosure proceedings, Chase Manhattan Mortgage Corporation makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase Manhattan Mortgage Corporation will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in thirteen classes, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "OFFERED CERTIFICATES," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1 certificates, will be referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o an interest rate cap agreement (for the benefit of the Class A-2, Class A-3 and Class A-4 certificates only).

     The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

BOOK-ENTRY REGISTRATION

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the

LIBOR Certificates will be represented by book-entries on the records of DTC and participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time

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zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in many currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicers, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and DTC or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to mortgage loan purchase and warranties agreements, Aames Capital Corporation, Accredited Home Lenders, Inc. and The Provident Bank sold the mortgage loans, without recourse, to Morgan Stanley Mortgage

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Capital Inc., an affiliate of the depositor, and Morgan Stanley Mortgage Capital
Inc. will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date.
Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that Morgan Stanley Mortgage Capital Inc. will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

               (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

               (b) the original of any guaranty executed in connection with the mortgage note;

               (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

               (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

               (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

               (f) originals or certified copies of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

               (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder, preliminary report or commitment for title certified to be true and complete by the title insurance company; and

               (h) any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the trustee, within thirty days after the receipt of the mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the requirements set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the applicable original loan seller, the applicable servicer and the depositor in writing. The applicable original loan seller is required to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within the time frame set forth in the applicable mortgage loan purchase and warranties agreement, any original loan seller has not caused the defect to be remedied, the applicable original loan seller, unless otherwise directed by the depositor, will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, if permitted under the terms of the applicable mortgage loan purchase agreement and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the applicable servicer cash equal to the amount of any such shortfall or (b) repurchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other related expenses of the applicable servicer or trustee, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting from the account any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of the applicable original loan seller to cure such defect or to substitute or purchase any mortgage loan constitute the sole remedies available to the holders of the LIBOR Certificates and the trustee for such a material defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

Pursuant to the mortgage loan purchase and warranties agreements, each of the original loan sellers made certain representations and warranties with respect to each mortgage loan transferred by it to Morgan Stanley Mortgage Capital Inc., as of the date such mortgage loan was so transferred, including, but not limited to:

          (1) No payment required under the mortgage loan is 30 days or more delinquent nor has any payment under the mortgage loan been 30 days or more delinquent at any time since the origination of the mortgage loan;

          (2) There are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

          (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

          (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

          (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the underwriting guidelines of the applicable original loan seller;

          (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan have been complied with, and the consummation of the transactions contemplated by the related mortgage loan purchase and warranties agreement will not involve the violation of any such laws or regulations;

          (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The applicable original loan seller has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the applicable original loan seller waived any default resulting from any action or inaction by the mortgagor;

          (8) The mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

               (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

          (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

          (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance in conformity with the underwriting guidelines of the applicable original loan seller and each such title insurance policy is issued by a title insurer meeting the standards set forth in the underwriting guidelines of the applicable original loan seller and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 8 above;

          (11) Other than payments due but not yet 30 days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the applicable original loan seller nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

          (12) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: the applicable original loan seller meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of the applicable original loan seller in accordance with standards established by the applicable original loan seller, using application forms and related credit documents approved by the applicable original loan seller, (ii) the applicable original loan seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the applicable original loan seller agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by the applicable original loan seller, and (iv) such mortgage loan was actually funded by the applicable original loan seller and was purchased by the applicable original loan seller at closing or soon thereafter;

          (13) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

          (14) The mortgaged property is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

          (16) There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

          (17) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

          (18) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, acceptable to the applicable original loan seller, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

          (19) None of the mortgage loans is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

          (20) None of the mortgage loans originated prior to October 1, 2002 has a prepayment penalty period in excess of five years, and none of the mortgage loans originated on or after October 1, 2002 has a prepayment penalty period in excess of three years;

          (21) None of the mortgage loans originated on or after October 1, 2002 and on or before March 7, 2003 is secured by property located in the State of Georgia; and

          (22) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of a certificateholder, a servicer, the depositor or the trustee that any of the representations and warranties contained in the mortgage loan purchase and warranties agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties and the applicable original loan seller. Subject to certain provisions of the mortgage loan purchase and warranties agreements, within sixty days of the earlier to occur of the applicable original loan seller's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable original loan seller will,

     o    promptly cure such breach in all material respects,

     o if substitution is permitted pursuant to the terms of the respective mortgage loan purchase and warranties agreement, remove each mortgage loan which has given rise to the requirement for action by the applicable original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus all related accrued and unpaid interest, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the applicable servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee relating to the mortgage loan in breach.

     Notwithstanding the foregoing, pursuant to the terms of the mortgage loan purchase and warranties agreements, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the related mortgage loan purchase and warranties agreement or (ii) of a breach of the representations and warranties listed as numbers (19), (20), (21) or (22) in the preceding paragraph, the applicable original loan seller will be required to repurchase the related mortgage loan at the purchase price within the time frame set forth in the related mortgage loan purchase and warranties agreement. The purchase price with

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respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the original loan sellers are obligated under the mortgage loan purchase and warranties agreements to indemnify the trust, as successor in interest to Morgan Stanley Mortgage Capital Inc., for any third-party claims arising out of a breach by the applicable original loan seller of representations or warranties regarding the mortgage loans. The obligations of the applicable original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor.

     Pursuant to the pooling and servicing agreement, with respect to the mortgage loans originated by Accredited Home Lenders, Inc., the depositor will represent and warrant to the trustee that, to the depositor's knowledge, no event has occurred from the date on which servicing with respect to such mortgage loans transferred from Accredited Home Lenders, Inc. to the closing date which would render the representations and warranties as to such Loans made by Accredited Home Lenders, Inc. to be untrue in any material respect.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     Each servicer is obligated to deposit or cause to be deposited in its collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

     o all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature prior to the next distribution date.

     With respect to each servicer and the mortgage loans serviced by it, the servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the applicable servicer pursuant to the pooling and servicing agreement,

but excluding the following:

               (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

               (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

               (c) for such Servicer Remittance Date, the aggregate servicing fee;

               (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

               (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

               (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

               (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

               (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the applicable collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in July 2003, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

     (1)  to interest on each class of certificates;

     (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "--Distributions of Interest and Principal";

     (3) to unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

     (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

For any distribution date, the "PASS-THROUGH RATE" for each class of LIBOR Certificates will be as set forth below:

               (a) for the Class A-1 certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group I Loan Cap (as defined below) and (3) the WAC Cap (as defined below);

               (b) for the Class A-2 certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap (as defined below) and (3) the WAC Cap;

               (c) for the Class A-3 certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap and (3) the WAC Cap;

               (d) for the Class A-4 certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap and (3) the WAC Cap; and

               (e) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

     The "fixed margin" for each class of LIBOR Certificates is as follows:
Class A-1, 0.44%; Class A-2, 0.37%; Class A-3, 0.11%; Class A-4, 0.50%; Class
M-1, 0.80%; Class M-2, 1.90%; Class M-3, 2.25%; Class B-1, 3.15%; Class B-2,
3.75%; and Class B-3, 3.75%. On the distribution date immediately following the distribution date on which the servicers have the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, 0.88%; Class A-2, 0.74%; Class A-3, 0.22%; Class A-4, 1.00%; Class M-1, 1.20%; Class M-2, 2.85%; Class
M-3, 3.375%; Class B-1, 4.725%; Class B-2, 5.625%; and Class B-3, 5.625%.

     The "GROUP I LOAN CAP" is the product of (i) the weighted average of the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and
(ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     The "GROUP II LOAN CAP" is the product of (i) the weighted average of the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     The "WAC CAP" is the product of (i) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee
Rate) then in effect on the beginning of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

     (i) to the holders of each class of LIBOR Certificates in the following order of priority:

          (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates, and (2) from Interest Remittance Amounts related to the group II mortgage loans, to the Class A-2, Class A-3 and Class A-4 certificates, pro rata (based on the amounts distributable or payable under this clause (i)(a)(2) to such classes of certificates), the related Accrued Certificate Interest and Unpaid Interest Amounts for such classes of certificates; provided, that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(a)(1) or (i)(a)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

          (b) to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

          (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

          (d) to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

          (e) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

          (f) to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date; and

          (g) to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

     (ii) (A) on each distribution date before the related Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:


               (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

               (b) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (B) on each distribution date on and after the related Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

               (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

               (b) to the Class M-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (c) to the Class M-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (d) to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (e) to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above, to the Class M-2 certificateholders in clause
               (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (f) to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above, to the Class M-2 certificateholders in clause
               (ii)(B)(c) above, to the Class M-3 certificateholders in clause
               (ii)(B)(d) above and to the Class B-1 certificateholders in clause (ii)(B)(e) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (g) to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above, to the Class M-2 certificateholders in clause
               (ii)(B)(c) above, to the Class M-3 certificateholders in clause
               (ii)(B)(d) above, to the Class B-1 certificateholders in clause
               (ii)(B)(e) above and to the Class B-2 certificateholders in clause (ii)(B)(f) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

    (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

          (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

          (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

          (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

          (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

          (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

          (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

          (g) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

          (h) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

          (i) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

          (j) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

          (k) to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;

          (l) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

          (m) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

          (n) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that distribution date, an amount equal to any Basis Risk CarryForward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

          (o) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk CarryForward Amount with respect to the Class A-2, Class A-3 and Class A-4 certificates for that distribution date, allocated between those classes of certificates pro rata, based upon their respective Class Certificate Balances;

          (p) the Class X certificates, those amounts as described in the pooling and servicing agreement; and

          (q)  to the holders of the Class R certificates, any remaining amount.

     On each distribution date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT."

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by compensating interest payments from the applicable servicer will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE LIBOR CERTIFICATES WILL NOT BE

ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY PREPAYMENT INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently between the Class A-1 certificates, on the one hand, and the Class A-2, Class A-3 and Class A-4 certificates (collectively, the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Group II Class A Certificates, as applicable. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans. Any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata to (i) the Class A-2 certificates, based upon their Class Certificate Balance, until their Class Certificate Balance has been reduced to zero, and (ii) the class of Group II Class A Sequential Certificates then entitled to distributions of principal, based upon the aggregate Class Certificate Balances of the Class A-3 and Class A-4 certificates (collectively, the "Group II Class A Sequential Certificates"). Principal distributions allocated to the Group II Class A Sequential Certificates are required to be distributed sequentially to the Class A-3 certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-4 certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata to the Class A-2, Class A-3 and Class A-4 certificates, based on their respective Class Certificate Balances.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts, for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass Through Rate for any class of LIBOR Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that distribution date based on the lesser of
(1) the Group I Loan Cap or Group II Loan Cap, as applicable and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the "BASIS RISK CARRYFORWARD AMOUNT" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments (for the benefit of the Class A-2, Class A-3 and Class A-4 certificates), with respect to such distribution date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND Account") will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. Holders of the Class A-2, Class A-3 and Class A-4 certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk CarryForward Amount on that class of certificates for the first 36 distribution dates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

THE CAP AGREEMENT

     The Class A-2, Class A-3 and Class A-4 certificates will have the benefit of an interest rate cap agreement. All obligations of the trust under the cap agreement will be paid on the closing date. Pursuant to the cap agreement, if with respect to any Interest Accrual Period for any distribution date on or prior to the distribution date occurring in June 2006, One-Month LIBOR as of two London business days prior to the cap agreement payment date exceeds 7.00% for the first 24 distribution dates or 7.375% for the next 12 distribution dates, the cap provider will agree to pay to the trust a monthly payment in an amount equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds 7.00% for the first 24 distribution dates or 7.375% for the next 12 distribution dates, up to a maximum of 137.5 basis points for the first 24 distribution dates and a maximum of 100 basis points for the next 12 distribution dates, and (b) the product of the notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis. On the business day prior to the distribution date, the cap provider will be obligated to pay the Interest Rate Cap Payment to the trustee, for deposit into the Excess Reserve Fund Account for the benefit of the Class A-2, Class A-3 and Class A-4 certificates. The initial notional balance will be $38,639,800. The reduction of the notional balance set forth on Annex II for each distribution date through the distribution date in June 2006 is based upon an assumed amortization of the Group II Class A Certificates. The cap agreement will terminate after the distribution date in June 2006.

     The cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the cap agreement.

     Morgan Stanley Capital Services Inc., as cap provider, is a wholly owned, unregulated, special purpose subsidiary of Morgan Stanley. The cap provider conducts business in the over the counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the cap provider are 100% guaranteed by Morgan Stanley.

     As of the date hereof Morgan Stanley is rated "AA " by Fitch Ratings, "A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investors Service, Inc.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

     The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that distribution date over (b) the Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "SUBORDINATED AMOUNT" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "SUBORDINATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Subordinated Amount with respect to a distribution date is the "SPECIFIED SUBORDINATED AMOUNT" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

     In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "EXCESS SUBORDINATED AMOUNT" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "SUBORDINATION REDUCTION AMOUNT" for that distribution date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the trustee will make available to each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee by written agreement, without notice to, or consent of, the holder of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66 2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.


                       THE POOLING AND SERVICING AGREEMENT

     Each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for their activities as servicers under the pooling and servicing agreement, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of each mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits in the collection account. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.02% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of the earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

     P&I Advances. Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicers are reimbursable subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

     Recovery of Advances. Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from its collection account.

     Neither servicer will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during any calendar month, each servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. The amount of compensating interest payable by the applicable servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty day's interest on the related mortgage loans, but only to the extent of the servicing fee for that calendar month.

SERVICER REPORTS

     Each servicer is required to deliver to the trustee, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee.

     Each servicer is required to deliver to the depositor, the trustee and the rating agencies, not later than March 1st of each year, starting in 2004, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     Not later than March 1st of each year, starting in 2004, each servicer, at its expense, is required to cause to be delivered to the depositor, the trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     Each servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan serviced by it.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by either servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the accompanying prospectus.

HAZARD INSURANCE

     Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the current principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net liquidation proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the distribution account the sums which would have been deposited in the distribution account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The applicable servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans serviced by it as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

REMOVAL AND RESIGNATION OF THE SERVICER

The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

               (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

               (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of forty five days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

               (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

               (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

               (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

               (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any distribution date; or

               (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates evidencing not less than 25% of the voting rights in the certificates.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, neither servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of a servicer, in accordance with the pooling and servicing agreement the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

TERMINATION; OPTIONAL CLEAN-UP CALL

     Either servicer individually, or both servicers together, may purchase the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of
(i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable servicer at the expense of that servicer, plus accrued and unpaid interest on the related mortgage loans at the applicable mortgage rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the LIBOR Certificates. Notwithstanding the foregoing, if S&P has rated one or more classes of debt securities ("NET INTEREST MARGIN SECURITIES") then outstanding that are backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, either servicer individually, or both servicers together, will be permitted to exercise its option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, or (ii) (A) prior to that purchase, either servicer individually, or both servicers together, remits to the trustee an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

     The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the depositor, the servicers, the trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicers, the trustee and any director, officer, employee or agent of the depositor, either servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to or incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, either servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     None of the depositor, either servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer and the trustee may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, either servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.


                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the prepayment assumption assumes rates of approximately 1.533% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.533% per annum (precisely 23%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of 25%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the closing date for the certificates occurs on June 27, 2003;

     o distributions on the certificates are made on the 25th day of each month, commencing in July 2003, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under "Prepayment Scenarios" below;

     o    prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o with respect to each adjustable rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate),
          (b) the Loan Index remains constant at 1.22%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    One-Month LIBOR remains constant at 1.32%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                        CUT-OFF DATE                ORIGINAL      REMAINING             NEXT
                                         PRINCIPAL         GROSS       SERVICING   AMORTIZATION  AMORTIZATION  GROSS    RATE
                           INDEX          BALANCE      MORTGAGE RATE      FEE         TERM          TERM       MARGIN   RESET
   GROUP      TYPE         NAME             ($)             (%)           (%)       (MONTHS)      (MONTHS)      (%)    (MONTHS)
   -----      ----      -----------   --------------   -------------   ---------   ------------  ------------  ------  --------
     1         ARM      6MonthLIBOR    32,137,137.28       8.30838      0.52000         358         355        6.412      33
     2         ARM      6MonthLIBOR    28,674,832.50       8.34830      0.52000         359         355        6.072      20
     1         ARM      6MonthLIBOR    31,516,236.76       8.42279      0.52106         357         353        6.229      20
     1         ARM      6MonthLIBOR       402,471.82       8.86676      0.52000         360         357        7.105      21
     1         ARM      6MonthLIBOR     5,142,252.78       8.35808      0.52000         360         356        6.470      32
     2         ARM      6MonthLIBOR     1,233,163.46       8.96822      0.52000         360         355        6.587      19
     1         ARM      6MonthLIBOR       395,400.67       9.22330      0.52000         360         356        6.480      32
     1         ARM      6MonthLIBOR   126,644,561.77       7.78789      0.52230         360         356        6.018      20
     2         ARM      6MonthLIBOR     2,550,802.25       8.61862      0.52000         360         356        6.422      20
     1         ARM      6MonthLIBOR    13,323,427.25       7.98570      0.52000         360         356        6.461      20
     1         ARM      6MonthLIBOR    10,399,848.67       8.15643      0.52000         360         356        5.983      20
     1         ARM      6MonthLIBOR     9,108,072.02       8.78738      0.52000         360         356        6.301      32
     1         ARM      6MonthLIBOR       843,482.03       8.58816      0.52000         358         355        6.324      33
     2         ARM      6MonthLIBOR    22,320,293.24       8.27924      0.52000         360         356        6.353      32
     1         ARM      6MonthLIBOR     3,502,734.71       8.50469      0.52000         360         356        6.367      20
     1         ARM      6MonthLIBOR     2,961,098.25       8.64502      0.52000         360         356        6.889      20
     1         ARM      6MonthLIBOR     6,182,900.72       7.78776      0.52000         360         357        6.552      21
     2         ARM      6MonthLIBOR     7,693,239.90       8.41427      0.53936         360         356        6.247      32
     2         ARM      6MonthLIBOR    79,432,817.65       7.95895      0.52000         360         356        5.966      20
     2         ARM      6MonthLIBOR     4,509,576.85       8.52505      0.52000         360         356        6.299      32
     2         ARM      6MonthLIBOR       473,906.25       9.12468      0.52000         359         355        6.488      32
     2         ARM      6MonthLIBOR     1,366,408.14       9.19806      0.52000         359         356        6.408      20
     2         ARM      6MonthLIBOR     8,911,552.44       8.18052      0.52000         360         356        6.492      20
     2         ARM      6MonthLIBOR     9,490,890.35       8.50140      0.52000         360         356        6.200      20
     2         ARM      6MonthLIBOR       259,536.33       9.73317      0.52000         360         356        7.999      32
     1         ARM      6MonthLIBOR       210,245.23       9.64873      0.52000         359         355        6.807      32
     1         ARM      6MonthLIBOR     1,409,484.85       9.57340      0.52000         360         356        6.443      20
     2         ARM      6MonthLIBOR    46,957,469.40       7.66492      0.52000         359         356        6.405      33
     1         ARM      6MonthLIBOR    89,410,632.11       7.74403      0.52000         360         357        6.464      33
     2         ARM      6MonthLIBOR        43,708.06      10.10000      0.52000         359         355        7.000      20
     2         ARM      6MonthLIBOR       594,643.78       8.19683      0.52000         360         356        6.697      20
     2         ARM      6MonthLIBOR     3,665,240.98       8.00872      0.52000         360         355        6.590      19
     2         ARM      6MonthLIBOR     1,717,227.26       8.07903      0.52000         359         356        6.513      21
     1         ARM      6MonthLIBOR       130,331.27       9.90000      0.52000         359         355        7.000      20
     2         ARM      6MonthLIBOR     4,681,993.66       8.06859      0.52000         360         355        5.165      19
     2         ARM      6MonthLIBOR       790,759.30       8.79532      0.52000         360         356        6.774      18
     1         ARM      6MonthLIBOR       225,544.70       7.86249      0.52000         360         358        7.053      22
     2         ARM      6MonthLIBOR       812,811.37       7.54953      0.52000         360         357        6.425      33
     1         ARM      6MonthLIBOR     3,457,689.82       8.02181      0.52000         359         355        5.386      20
     2         ARM      6MonthLIBOR       296,338.26       7.04285      0.52000         357         353        5.732      56
     2         ARM      6MonthLIBOR     1,142,395.46       8.78544      0.52000         360         355        6.909      19
     2         ARM      6MonthLIBOR       447,151.51       8.40604      0.52000         360         356        5.489      20
     1         ARM      6MonthLIBOR     7,337,834.77       7.61778      0.52000         360         357        6.369      21
     1         ARM      6MonthLIBOR       247,585.87       8.95204      0.52000         360         357        6.572      33
     1         ARM      6MonthLIBOR       543,235.51       7.30427      0.52000         359         355        6.036      20
     1         ARM      6MonthLIBOR        67,822.83       9.30000      0.52000         359         355        5.880      32
     2         ARM      6MonthLIBOR       329,892.80       7.91044      0.52000         360         358        6.411      34
     2         ARM      6MonthLIBOR       779,659.30       8.27693      0.52000         360         357        6.777      33
     1         ARM      6MonthLIBOR       105,071.73       9.15000      0.52000         360         356        6.880      32
     2         ARM      6MonthLIBOR       151,898.27       8.99000      0.52000         359         357        7.490      34
     1         ARM      6MonthLIBOR     1,481,421.26       7.54406      0.52000         358         355        6.087      21
     2         ARM      6MonthLIBOR       501,671.09       7.55734      0.52000         360         356        6.076      56
     1         ARM      6MonthLIBOR       138,165.48       8.87500      0.52000         360         357        7.875      33
     2         ARM      6MonthLIBOR     2,107,079.98       7.28917      0.52000         360         357        6.038      33
     2         ARM      6MonthLIBOR     5,019,729.27       7.25139      0.52000         360         357        5.839      21
     1         ARM      6MonthLIBOR     1,429,720.24       7.99987      0.52000         360         357        6.500      33
     1         ARM      6MonthLIBOR       229,956.47       8.45117      0.52000         360         357        7.152      33
     2         ARM      6MonthLIBOR       734,852.67       8.31355      0.52000         360         355        6.698      31


                RATE      GROSS     GROSS    CURRENT     NEXT
                RESET     LIFE       LIFE    PERIODIC  PERIODIC   ORIGINAL
                FREQ      FLOOR      CAP       RATE    RATE CAP    BALLOON
   GROUP      (MONTHS)     (%)       (%)      CAP (%)     (%)       TERM
   -----      --------    ------    ------   --------  --------   --------
     1            6        8.308    14.461     2.816     1.061         0
     2            6        8.348    14.792     2.814     1.062         0
     1            6        8.406    14.839     2.801     1.062         0
     1            6        8.867    14.867     3.000     1.000         0
     1            6        8.358    14.773     2.486     1.171         0
     2            6        8.968    15.230     3.000     1.131         0
     1            6        9.223    15.684     2.308     1.231         0
     1            6        7.788    14.060     2.987     1.004         0
     2            6        8.619    14.619     3.000     1.000         0
     1            6        7.986    13.986     3.000     1.000         0
     1            6        8.156    14.484     2.979     1.007         0
     1            6        8.787    14.787     3.000     1.000         0
     1            6        8.588    14.639     3.000     1.000         0
     2            6        8.279    14.408     2.844     1.052         0
     1            6        8.505    14.505     3.000     1.000         0
     1            6        8.645    14.645     3.000     1.000         0
     1            6        7.788    14.788     1.500     1.500         0
     2            6        8.414    14.414     3.000     1.000         0
     2            6        7.959    14.330     2.996     1.001         0
     2            6        8.525    14.781     2.630     1.123         0
     2            6        9.125    15.125     3.000     1.000         0
     2            6        9.198    15.248     3.000     1.000         0
     2            6        8.181    14.181     3.000     1.000         0
     2            6        8.501    14.814     2.962     1.039         0
     2            6        9.733    16.155     2.367     1.211         0
     1            6        9.649    15.649     3.000     1.000         0
     1            6        9.573    15.639     2.902     1.033         0
     2            6        7.665    14.665     1.500     1.500         0
     1            6        7.744    14.744     1.500     1.500         0
     2            6       10.100    16.100     3.000     1.000         0
     2            6        8.197    15.197     1.500     1.500         0
     2            6        8.009    15.009     1.500     1.500         0
     2            6        8.079    14.872     1.810     1.397         0
     1            6        9.900    15.900     3.000     1.000         0
     2            6        8.069    14.793     3.000     1.000         0
     2            6        8.795    14.795     3.000     1.000         0
     1            6        7.862    14.862     1.500     1.500         0
     2            6        7.550    14.550     1.500     1.500         0
     1            6        8.022    14.711     3.000     1.000         0
     2            6        7.043    12.043     2.119     1.000         0
     2            6        8.785    14.785     3.000     1.000         0
     2            6        8.406    15.045     3.000     1.000         0
     1            6        7.618    14.618     1.500     1.500         0
     1            6        8.952    14.952     3.000     1.000         0
     1            6        7.304    13.304     3.000     1.000         0
     1            6        9.300    15.300     3.000     1.000         0
     2            6        7.910    14.910     1.500     1.500         0
     2            6        8.277    15.277     1.500     1.500         0
     1            6        9.150    15.150     3.000     1.000         0
     2            6        8.990    15.990     1.500     1.500         0
     1            6        7.544    14.544     1.658     1.447         0
     2            6        7.557    12.557     4.206     1.000         0
     1            6        8.875    15.875     1.500     1.500         0
     2            6        7.289    14.289     1.500     1.500         0
     2            6        7.251    14.251     1.500     1.500         0
     1            6        8.000    15.000     1.500     1.500         0
     1            6        8.451    15.451     1.500     1.500         0
     2            6        8.314    14.586     2.857     1.048         0

                                                        CUT-OFF DATE                ORIGINAL      REMAINING             NEXT
                                         PRINCIPAL         GROSS       SERVICING   AMORTIZATION  AMORTIZATION  GROSS    RATE
                           INDEX          BALANCE      MORTGAGE RATE      FEE         TERM          TERM       MARGIN   RESET
   GROUP      TYPE         NAME             ($)             (%)           (%)       (MONTHS)      (MONTHS)      (%)    (MONTHS)
   -----      ----      -----------   --------------   -------------   ---------   ------------  ------------  ------  --------
     1         ARM      6MonthLIBOR     1,554,516.39       7.38404      0.52000         360         356        6.316      20
     2         ARM      6MonthLIBOR       224,661.26       7.80275      0.52000         360         356        7.274      20
     2         ARM      6MonthLIBOR       662,987.36       7.14442      0.52000         360         357        6.286      33
     2         ARM      6MonthLIBOR     1,268,449.40       7.33687      0.52000         360         356        6.501      20
     2         ARM      6MonthLIBOR       603,181.70       7.49099      0.52000         360         357        5.933      21
     2         ARM      6MonthLIBOR        64,588.38       8.20000      0.52000         360         355        6.130      19
     1         ARM      6MonthLIBOR       275,251.80       8.00000      0.52000         360         356        6.130      20
     1         ARM      6MonthLIBOR        90,581.02       7.99000      0.52000         359         356        6.990      33
     2         ARM      6MonthLIBOR       228,608.15       7.95000      0.52000         359         354        5.880      31
     2         ARM      6MonthLIBOR       663,487.69       7.21284      0.52000         360         357        6.016      57
     1         ARM      6MonthLIBOR        79,612.90       7.72500      0.52000         360         355        6.130      19
     1         ARM      6MonthLIBOR       804,959.41       7.48036      0.52000         359         356        6.480      33
     1         ARM      6MonthLIBOR       122,090.30       7.60000      0.52000         360         356        6.220      20
     1         ARM      6MonthLIBOR       271,104.47       7.50000      0.52000         360         356        5.880      32
     1         ARM      6MonthLIBOR       437,239.36       7.11781      0.52000         359         357        5.618      22
     1         ARM      6MonthLIBOR       283,924.18       7.50000      2.82000         360         355        6.500      19
     1         ARM      6MonthLIBOR       182,431.79       7.49900      0.52000         359         355        6.000      32
     2         ARM      6MonthLIBOR       336,082.92       7.10000      0.52000         360         357        5.600      33
     2         ARM      6MonthLIBOR       134,283.16       7.10000      0.52000         360         358        5.600      34
     2         ARM      6MonthLIBOR       345,890.64       6.99000      0.52000         359         357        5.490      34
     1         ARM      6MonthLIBOR        66,708.32       6.75000      0.52000         359         355        5.850      20
     1         ARM      6MonthLIBOR        69,417.94       6.35000      0.52000         359         355        5.470      20
     2         FRM          NA         10,588,540.41       8.01119      0.52000         359         356         NA        NA
     2         FRM          NA            773,091.73       8.68653      0.52000         359         354         NA        NA
     2         FRM          NA             69,770.08      10.49000      0.52000         359         352         NA        NA
     1         FRM          NA          1,017,438.21       7.84208      0.52000         360         356         NA        NA
     2         FRM          NA            205,840.60       9.42702      0.52000         358         354         NA        NA
     2         FRM          NA          4,317,805.15       8.07457      0.52000         359         356         NA        NA
     2         FRM          NA          4,738,666.63       8.04075      0.52000         359         355         NA        NA
     1         FRM          NA             55,893.78       9.73000      0.52000         360         356         NA        NA
     2         FRM          NA            381,274.58       8.49795      0.52000         359         355         NA        NA
     2         FRM          NA            562,040.80       8.27609      0.52000         360         356         NA        NA
     2         FRM          NA             64,836.68       8.37500      0.52000         360         356         NA        NA
     1         FRM          NA            215,434.26       8.17000      0.52000         360         356         NA        NA
     1         FRM          NA            169,554.75       8.17000      0.52000         360         356         NA        NA
     2         FRM          NA            224,250.30       8.10000      0.52000         359         355         NA        NA
     2         FRM          NA            313,795.41       7.50000      0.52000         360         357         NA        NA
     2         FRM          NA            192,982.29       7.49900      0.52000         240         236         NA        NA
     2         FRM          NA         82,352,886.83       7.72339      0.52000         360         356         NA        NA
     2         FRM          NA         27,181,940.11       8.34504      0.52000         359         355         NA        NA
     2         FRM          NA          2,071,257.04       7.51500      0.52000         360         355         NA        NA
     2         FRM          NA          4,066,878.41       8.40156      0.52000         179         175         NA        NA
     2         FRM          NA          2,472,439.42       8.37973      0.52000         360         356         NA        NA
     2         FRM          NA            133,773.39       9.28586      0.52000         240         236         NA        NA
     2         FRM          NA          3,136,361.00       8.49660      0.52000         360         356         NA        NA
     2         FRM          NA          3,504,094.29       8.23580      0.52000         359         355         NA        NA
     2         FRM          NA          6,597,512.08       7.56067      0.52000         180         176         NA        NA
     2         FRM          NA             38,178.24      10.85000      0.52000         360         355         NA        NA
     2         FRM          NA         38,111,748.12       7.70119      0.52000         359         356         NA        NA
     2         FRM          NA          3,803,784.51       7.95004      0.52000         240         236         NA        NA
     2         FRM          NA            285,434.09       7.95663      0.52000         360         356         NA        NA
     2         FRM          NA            627,021.63       8.64523      0.52000         239         235         NA        NA
     1         FRM          NA          1,931,659.22       7.13354      0.52000         180         176         NA        NA
     2         FRM          NA          1,370,610.15       7.60622      0.52000         240         237         NA        NA
     2         FRM          NA         11,595,755.85       7.62627      0.52000         360         356         NA        NA
     2         FRM          NA          2,655,608.96       7.80044      0.52000         179         176         NA        NA
     2         FRM          NA            483,031.13       8.57157      0.52000         360         356         NA        NA
     2         FRM          NA            203,334.65       9.10260      0.52000         178         175         NA        NA


                RATE      GROSS     GROSS    CURRENT     NEXT
                RESET     LIFE       LIFE    PERIODIC  PERIODIC   ORIGINAL
                FREQ      FLOOR      CAP       RATE    RATE CAP    BALLOON
   GROUP      (MONTHS)     (%)       (%)      CAP (%)     (%)       TERM
   -----      --------    ------    ------   --------  --------   --------
     1            6        7.384    13.384     3.000     1.000         0
     2            6        7.803    13.803     3.000     1.000         0
     2            6        7.144    14.144     1.500     1.500         0
     2            6        7.337    14.337     1.500     1.500         0
     2            6        7.491    14.491     1.872     1.376         0
     2            6        8.200    14.200     3.000     1.000         0
     1            6        8.000    14.000     3.000     1.000         0
     1            6        7.990    14.990     1.500     1.500         0
     2            6        7.950    13.950     3.000     1.000         0
     2            6        7.213    12.213     1.000     1.000         0
     1            6        7.725    13.725     3.000     1.000         0
     1            6        7.480    14.480     1.500     1.500         0
     1            6        7.600    13.600     3.000     1.000         0
     1            6        7.500    13.500     3.000     1.000         0
     1            6        7.118    14.118     1.500     1.500         0
     1            6        7.500    13.500     3.000     1.000         0
     1            6        7.499    14.499     1.500     1.500         0
     2            6        7.100    14.100     1.500     1.500         0
     2            6        7.100    14.100     1.500     1.500         0
     2            6        6.990    13.990     1.500     1.500         0
     1            6        6.750    12.750     3.000     1.000         0
     1            6        6.350    12.350     3.000     1.000         0
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     1            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     1            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     1            NA       NA         NA        NA        NA         180
     1            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA         180
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0

                                                        CUT-OFF DATE                ORIGINAL      REMAINING             NEXT
                                         PRINCIPAL         GROSS       SERVICING   AMORTIZATION  AMORTIZATION  GROSS    RATE
                           INDEX          BALANCE      MORTGAGE RATE      FEE         TERM          TERM       MARGIN   RESET
   GROUP      TYPE         NAME             ($)             (%)           (%)       (MONTHS)      (MONTHS)      (%)    (MONTHS)
   -----      ----      -----------   --------------   -------------   ---------   ------------  ------------  ------  --------
     2         FRM          NA            129,145.20       8.46089      0.52000         119         116         NA        NA
     2         FRM          NA          3,426,887.97       7.37078      0.52000         239         235         NA        NA
     2         FRM          NA            454,035.44       8.55485      0.52000         239         235         NA        NA
     2         FRM          NA          3,049,150.97       7.49700      0.52000         359         355         NA        NA
     2         FRM          NA            735,056.21       8.07341      0.52000         180         176         NA        NA
     2         FRM          NA            188,779.79       7.67159      0.52000         180         178         NA        NA
     2         FRM          NA          3,985,540.07       7.87630      0.52000         360         356         NA        NA
     2         FRM          NA            117,671.34       9.62500      0.52000         360         356         NA        NA
     2         FRM          NA          5,265,291.15       7.60286      0.52000         359         356         NA        NA
     2         FRM          NA            184,255.66       8.22450      0.52000         180         177         NA        NA
     2         FRM          NA            108,327.79       9.25900      0.52000         180         177         NA        NA
     2         FRM          NA             97,812.33       8.99951      0.52000         179         177         NA        NA
     2         FRM          NA            282,703.65       8.04341      0.52000         179         174         NA        NA
     2         FRM          NA            960,278.96       8.00265      0.52000         360         357         NA        NA
     2         FRM          NA            287,983.91       8.14754      0.52000         360         356         NA        NA
     2         FRM          NA            507,092.80       8.37332      0.52000         359         355         NA        NA
     2         FRM          NA            632,716.06       8.11505      0.52000         357         353         NA        NA
     2         FRM          NA            281,074.61       8.19844      0.52000         239         236         NA        NA
     2         FRM          NA            280,214.87       7.85178      0.52000         120         115         NA        NA
     2         FRM          NA            158,742.65       7.77704      0.52000         240         235         NA        NA
     2         FRM          NA            543,093.48       7.21668      0.52000         360         357         NA        NA
     2         FRM          NA            963,868.25       7.29087      0.52000         180         175         NA        NA
     2         FRM          NA             34,703.80       8.35000      0.52000         180         177         NA        NA
     2         FRM          NA            856,213.02       7.01829      0.52000         360         355         NA        NA
     2         FRM          NA            243,618.79       7.29066      0.52000         240         237         NA        NA
     2         FRM          NA            155,997.60       8.25900      0.52000         360         356         NA        NA
     1         FRM          NA          2,161,740.02       6.91000      0.52000         180         176         NA        NA
     2         FRM          NA            140,691.41       7.78019      0.52000         120         117         NA        NA
     1         FRM          NA         35,899,727.73       6.86296      0.52000         359         355         NA        NA
     1         FRM          NA            196,557.32       7.89088      0.52000         180         175         NA        NA
     1         FRM          NA            306,199.57       6.80016      0.52000         120         116         NA        NA
     1         FRM          NA            763,579.15       6.96636      0.52000         359         355         NA        NA
     1         FRM          NA          6,805,315.45       7.09211      0.52000         359         355         NA        NA
     2         FRM          NA            134,079.70       8.05000      0.52000         239         236         NA        NA
     2         FRM          NA            179,238.35       7.99000      0.52000         300         295         NA        NA
     2         FRM          NA             62,567.31       7.99000      0.52000         239         236         NA        NA
     2         FRM          NA            159,178.62       7.99000      0.52000         239         237         NA        NA
     2         FRM          NA            188,340.29       7.99000      0.52000         180         177         NA        NA
     1         FRM          NA            979,723.87       7.22404      0.52000         239         235         NA        NA
     1         FRM          NA          1,421,881.93       7.16773      0.52000         240         236         NA        NA
     1         FRM          NA            459,797.86       6.90628      0.52000         179         176         NA        NA
     1         FRM          NA            127,837.01       7.34868      0.52000         359         354         NA        NA
     1         FRM          NA            276,876.64       7.02237      0.52000         360         356         NA        NA
     1         FRM          NA          4,694,578.50       6.77581      0.52000         360         356         NA        NA
     1         FRM          NA            775,107.31       6.93847      0.52000         360         356         NA        NA
     1         FRM          NA            142,470.39       7.78000      0.52000         180         175         NA        NA
     2         FRM          NA            100,295.29       7.77500      0.52000         120         117         NA        NA
     2         FRM          NA             91,313.85       7.75900      0.52000         179         175         NA        NA
     2         FRM          NA            140,882.99       7.49507      0.52000         359         357         NA        NA
     2         FRM          NA             68,283.66       7.68000      0.52000         239         235         NA        NA
     2         FRM          NA             70,071.07       7.62500      0.52000         346         343         NA        NA
     2         FRM          NA            153,702.90       7.62500      0.52000         300         296         NA        NA
     1         FRM          NA             77,471.68       7.37613      0.52000          89          86         NA        NA
     1         FRM          NA            506,395.17       7.01818      0.52000         360         356         NA        NA
     1         FRM          NA            685,256.64       7.06992      0.52000         360         355         NA        NA
     2         FRM          NA             50,879.92       7.25000      0.52000         360         357         NA        NA
     2         FRM          NA             77,609.00       7.25000      0.52000         240         238         NA        NA
     1         FRM          NA            567,849.00       7.02571      0.52000         360         357         NA        NA


                RATE      GROSS     GROSS    CURRENT     NEXT
                RESET     LIFE       LIFE    PERIODIC  PERIODIC   ORIGINAL
                FREQ      FLOOR      CAP       RATE    RATE CAP    BALLOON
   GROUP      (MONTHS)     (%)       (%)      CAP (%)     (%)       TERM
   -----      --------    ------    ------   --------  --------   --------
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0

                                                        CUT-OFF DATE                ORIGINAL      REMAINING             NEXT
                                         PRINCIPAL         GROSS       SERVICING   AMORTIZATION  AMORTIZATION  GROSS    RATE
                           INDEX          BALANCE      MORTGAGE RATE      FEE         TERM          TERM       MARGIN   RESET
   GROUP      TYPE         NAME             ($)             (%)           (%)       (MONTHS)      (MONTHS)      (%)    (MONTHS)
   -----      ----      -----------   --------------   -------------   ---------   ------------  ------------  ------  --------
     2         FRM          NA             59,643.09       7.00000      0.52000         240         237         NA        NA
     2         FRM          NA          1,124,160.80       6.67501      0.52000         179         175         NA        NA
     2         FRM          NA             79,536.02       6.99000      0.52000         240         237         NA        NA
     1         FRM          NA            335,245.27       6.33971      0.52000         240         236         NA        NA
     1         FRM          NA            150,627.83       6.90000      0.52000         300         297         NA        NA
     2         FRM          NA            438,501.30       6.85000      0.52000         360         356         NA        NA
     1         FRM          NA             58,878.41       6.80000      0.52000         180         175         NA        NA
     1         FRM          NA            223,885.00       6.24966      0.52000         180         175         NA        NA
     1         FRM          NA             59,219.50       6.75000      0.52000         180         176         NA        NA
     1         FRM          NA            279,892.60       6.61956      0.52000         360         356         NA        NA
     1         FRM          NA            173,942.76       6.65000      0.52000         240         237         NA        NA
     2         FRM          NA            110,001.24       6.50000      0.52000         120         116         NA        NA
     2         FRM          NA            181,348.43       6.50000      0.52000         359         355         NA        NA
     1         FRM          NA            258,894.52       6.15000      0.52000         300         297         NA        NA
     1         FRM          NA            214,085.87       6.15000      0.52000         300         297         NA        NA
     1         FRM          NA             59,818.69       6.12500      0.52000         360         357         NA        NA
     2         FRM          NA            109,525.06       6.05000      0.52000         300         297         NA        NA


                RATE      GROSS     GROSS    CURRENT     NEXT
                RESET     LIFE       LIFE    PERIODIC  PERIODIC   ORIGINAL
                FREQ      FLOOR      CAP       RATE    RATE CAP    BALLOON
   GROUP      (MONTHS)     (%)       (%)      CAP (%)     (%)       TERM
   -----      --------    ------    ------   --------  --------   --------
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     1            NA       NA         NA        NA        NA           0
     2            NA       NA         NA        NA        NA           0


     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the LIBOR Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by either servicer). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the Six Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until six months, two, three or five years after their origination. The prepayment experience of the Six Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The Six Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the Six Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans or the 5/25 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One Month LIBOR. If the sum of One Month LIBOR plus the applicable pass through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Class A-2, Class A-3 and Class A-4 certificates), there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. Unless and until the Subordinated Amount equals the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

CLASS M AND CLASS B CERTIFICATES

     Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates, in reverse order of their relative payment priorities (with the Class B-3 certificates having the lowest priority, then the Class B-2 certificates, then the Class B-1 certificates, then the Class M-3 certificates, then the Class M-2 certificates, and then the Class M-1 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on that class of Class M and Class B certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

     For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

     The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS

                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                      ----------      -----------     ------------      -----------      ----------
Fixed-rate mortgage loans (% of
prepayment assumption)..........           0%            75%             100%             125%             150%
Adjustable-rate mortgage loans
(% of prepayment assumption)....           0%            75%             100%             125%             150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                CLASS A-2                               CLASS A-3
             DISTRIBUTION DATE                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                                 --------------------------------------  -------------------------------------
                                                    I      II      III     IV       V       I      II      III     IV      V
                                                 ------  ------  ------  ------  ------  ------  ------  ------  ------ ------
Initial Percentage..........................       100     100     100     100     100     100     100     100    100     100
June 2004...................................        99      80      73      67      61      98      68      58     48      38
June 2005...................................        97      60      49      39      29      96      37      20      4       0
June 2006...................................        96      44      31      19       9      93      12       0      0       0
June 2007...................................        94      34      26      19       9      91       0       0      0       0
June 2008...................................        92      28      19      14       9      88       0       0      0       0
June 2009...................................        91      22      15      10       6      85       0       0      0       0
June 2010...................................        89      18      11       7       4      82       0       0      0       0
June 2011...................................        86      15       8       5       3      79       0       0      0       0
June 2012...................................        84      12       6       4       2      75       0       0      0       0
June 2013...................................        81      10       5       3       1      71       0       0      0       0
June 2014...................................        79       8       4       2       0      66       0       0      0       0
June 2015...................................        76       6       3       1       0      62       0       0      0       0
June 2016...................................        72       5       2       1       0      57       0       0      0       0
June 2017...................................        69       4       2       0       0      51       0       0      0       0
June 2018...................................        61       3       1       0       0      38       0       0      0       0
June 2019...................................        57       3       1       0       0      33       0       0      0       0
June 2020...................................        54       2       0       0       0      27       0       0      0       0
June 2021...................................        50       2       0       0       0      21       0       0      0       0
June 2022...................................        45       1       0       0       0      14       0       0      0       0
June 2023...................................        41       1       0       0       0       7       0       0      0       0
June 2024...................................        36       1       0       0       0       0       0       0      0       0
June 2025...................................        33       0       0       0       0       0       0       0      0       0
June 2026...................................        29       0       0       0       0       0       0       0      0       0
June 2027...................................        26       0       0       0       0       0       0       0      0       0
June 2028...................................        22       0       0       0       0       0       0       0      0       0
June 2029...................................        18       0       0       0       0       0       0       0      0       0
June 2030...................................        13       0       0       0       0       0       0       0      0       0
June 2031...................................         8       0       0       0       0       0       0       0      0       0
June 2032...................................         3       0       0       0       0       0       0       0      0       0
June 2033...................................         0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity (years)(2)     17.54    4.10    3.11    2.42    1.88   12.90    1.68    1.28   1.04    0.87
Weighted Average Life to Call (years)(2)(3)      17.51    3.75    2.82    2.18    1.66   12.90    1.68    1.28   1.04    0.87

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                CLASS A-4                               CLASS M-1
             DISTRIBUTION DATE                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                                 --------------------------------------  -------------------------------------
                                                    I      II      III     IV       V       I      II      III     IV      V
                                                 ------  ------  ------  ------  ------  ------  ------  ------  ------ ------
Initial Percentage...........................     100     100     100     100     100     100     100     100    100     100
June 2004....................................     100     100     100     100     100     100     100     100    100     100
June 2005....................................     100     100     100     100      81     100     100     100    100     100
June 2006....................................     100     100      84      53      26     100     100     100    100     100
June 2007....................................     100      93      71      53      26     100      87      65     47      89
June 2008....................................     100      76      53      37      26     100      70      48     32      21
June 2009....................................     100      61      40      26      17     100      57      36     22      13
June 2010....................................     100      50      31      19      12     100      46      27     15       8
June 2011....................................     100      40      23      14       9     100      37      20     10       5
June 2012....................................     100      33      18      10       6     100      29      15      7       2
June 2013....................................     100      26      14       8       3     100      23      11      5       0
June 2014....................................     100      21      11       6       1     100      19       8      2       0
June 2015....................................     100      17       8       4       0     100      15       6      0       0
June 2016....................................     100      14       7       2       0     100      12       4      0       0
June 2017....................................     100      11       5       0       0     100       9       2      0       0
June 2018....................................     100       9       4       0       0     100       7       0      0       0
June 2019....................................     100       7       2       0       0     100       6       0      0       0
June 2020....................................     100       6       1       0       0     100       4       0      0       0
June 2021....................................     100       5       0       0       0     100       3       0      0       0
June 2022....................................     100       4       0       0       0     100       0       0      0       0
June 2023....................................     100       3       0       0       0     100       0       0      0       0
June 2024....................................     100       2       0       0       0     100       0       0      0       0
June 2025....................................      90       0       0       0       0      93       0       0      0       0
June 2026....................................      81       0       0       0       0      84       0       0      0       0
June 2027....................................      71       0       0       0       0      74       0       0      0       0
June 2028....................................      60       0       0       0       0      63       0       0      0       0
June 2029....................................      49       0       0       0       0      51       0       0      0       0
June 2030....................................      36       0       0       0       0      39       0       0      0       0
June 2031....................................      22       0       0       0       0      25       0       0      0       0
June 2032....................................       8       0       0       0       0      10       0       0      0       0
June 2033....................................       0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity (years)(2)    25.68    8.34    6.31    4.85    3.65   25.92    7.78    5.92   5.06    4.92
Weighted Average Life to Call (years)(2)(3)     25.59    7.39    5.50    4.18    3.06   25.80    7.08    5.35   4.62    4.55

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                CLASS M-2                               CLASS M-3
             DISTRIBUTION DATE                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                                 --------------------------------------  -------------------------------------
                                                    I      II      III     IV       V       I      II      III     IV      V
                                                 ------  ------  ------  ------  ------  ------  ------  ------  ------ ------
Initial Percentage..........................       100     100     100     100     100     100     100     100    100     100
June 2004...................................       100     100     100     100     100     100     100     100    100     100
June 2005...................................       100     100     100     100     100     100     100     100    100     100
June 2006...................................       100     100     100     100     100     100     100     100    100     100
June 2007...................................       100      87      65      47      33     100      87      65     47      33
June 2008...................................       100      70      48      32      21     100      70      48     32      21
June 2009...................................       100      57      36      22      13     100      57      36     22      13
June 2010...................................       100      46      27      15       8     100      46      27     15       8
June 2011...................................       100      37      20      10       3     100      37      20     10       0
June 2012...................................       100      29      15       7       0     100      29      15      4       0
June 2013...................................       100      23      11       3       0     100      23      11      0       0
June 2014...................................       100      19       8       0       0     100      19       8      0       0
June 2015...................................       100      15       6       0       0     100      15       0      0       0
June 2016...................................       100      12       2       0       0     100      12       0      0       0
June 2017...................................       100       9       0       0       0     100       9       0      0       0
June 2018...................................       100       7       0       0       0     100       4       0      0       0
June 2019...................................       100       5       0       0       0     100       0       0      0       0
June 2020...................................       100       2       0       0       0     100       0       0      0       0
June 2021...................................       100       0       0       0       0     100       0       0      0       0
June 2022...................................       100       0       0       0       0     100       0       0      0       0
June 2023...................................       100       0       0       0       0     100       0       0      0       0
June 2024...................................       100       0       0       0       0     100       0       0      0       0
June 2025...................................        93       0       0       0       0      93       0       0      0       0
June 2026...................................        84       0       0       0       0      84       0       0      0       0
June 2027...................................        74       0       0       0       0      74       0       0      0       0
June 2028...................................        63       0       0       0       0      63       0       0      0       0
June 2029...................................        51       0       0       0       0      51       0       0      0       0
June 2030...................................        39       0       0       0       0      39       0       0      0       0
June 2031...................................        25       0       0       0       0      25       0       0      0       0
June 2032...................................        10       0       0       0       0      10       0       0      0       0
June 2033...................................         0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity (years)(2)     25.92    7.71    5.84    4.86    4.40   25.91    7.62    5.76   4.74    4.20
Weighted Average Life to Call (years)(2)(3)      25.80    7.08    5.33    4.46    4.07   25.80    7.08    5.32   4.40    3.91

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                CLASS B-1                               CLASS B-2
             DISTRIBUTION DATE                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                                 --------------------------------------  -------------------------------------
                                                    I      II      III     IV       V       I      II      III     IV      V
                                                 ------  ------  ------  ------  ------  ------  ------  ------  ------ ------
Initial Percentage..........................       100    100     100     100     100     100     100     100    100     100
June 2004...................................       100    100     100     100     100     100     100     100    100     100
June 2005...................................       100    100     100     100     100     100     100     100    100     100
June 2006...................................       100    100     100     100     100     100     100     100    100     100
June 2007...................................       100     87      65      47      33     100      87      65     47      33
June 2008...................................       100     70      48      32      21     100      70      48     32      21
June 2009...................................       100     57      36      22      13     100      57      36     22      10
June 2010...................................       100     46      27      15       1     100      46      27     15       0
June 2011...................................       100     37      20      10       0     100      37      20      0       0
June 2012...................................       100     29      15       0       0     100      29      15      0       0
June 2013...................................       100     23      11       0       0     100      23       2      0       0
June 2014...................................       100     19       1       0       0     100      19       0      0       0
June 2015...................................       100     15       0       0       0     100      15       0      0       0
June 2016...................................       100     12       0       0       0     100       5       0      0       0
June 2017...................................       100      6       0       0       0     100       0       0      0       0
June 2018...................................       100      0       0       0       0     100       0       0      0       0
June 2019...................................       100      0       0       0       0     100       0       0      0       0
June 2020...................................       100      0       0       0       0     100       0       0      0       0
June 2021...................................       100      0       0       0       0     100       0       0      0       0
June 2022...................................       100      0       0       0       0     100       0       0      0       0
June 2023...................................       100      0       0       0       0     100       0       0      0       0
June 2024...................................       100      0       0       0       0     100       0       0      0       0
June 2025...................................        93      0       0       0       0      93       0       0      0       0
June 2026...................................        84      0       0       0       0      84       0       0      0       0
June 2027...................................        74      0       0       0       0      74       0       0      0       0
June 2028...................................        63      0       0       0       0      63       0       0      0       0
June 2029...................................        51      0       0       0       0      51       0       0      0       0
June 2030...................................        39      0       0       0       0      39       0       0      0       0
June 2031...................................        25      0       0       0       0      25       0       0      0       0
June 2032...................................        10      0       0       0       0       0       0       0      0       0
June 2033...................................         0      0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity (years)(2)     25.90   7.55    5.69    4.67    4.11   25.88    7.42    5.59   4.57    4.00
Weighted Average Life to Call (years)(2)(3)      25.80   7.08    5.31    4.38    3.86   25.80    7.08    5.31   4.37    3.82

------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                CLASS B-3
             DISTRIBUTION DATE                             PREPAYMENT SCENARIO
                                                 --------------------------------------
                                                    I      II      III     IV       V
                                                 ------  ------  ------  ------  ------
Initial Percentage...........................      100    100     100     100     100
June 2004....................................      100    100     100     100     100
June 2005....................................      100    100     100     100     100
June 2006....................................      100    100     100     100     100
June 2007....................................      100     87      65      47      33
June 2008....................................      100     70      48      32      17
June 2009....................................      100     57      36      20       0
June 2010....................................      100     46      27       3       0
June 2011....................................      100     37      15       0       0
June 2012....................................      100     29       2       0       0
June 2013....................................      100     23       0       0       0
June 2014....................................      100     12       0       0       0
June 2015....................................      100      2       0       0       0
June 2016....................................      100      0       0       0       0
June 2017....................................      100      0       0       0       0
June 2018....................................      100      0       0       0       0
June 2019....................................      100      0       0       0       0
June 2020....................................      100      0       0       0       0
June 2021....................................      100      0       0       0       0
June 2022....................................      100      0       0       0       0
June 2023....................................      100      0       0       0       0
June 2024....................................      100      0       0       0       0
June 2025....................................       93      0       0       0       0
June 2026....................................       84      0       0       0       0
June 2027....................................       74      0       0       0       0
June 2028....................................       63      0       0       0       0
June 2029....................................       51      0       0       0       0
June 2030....................................       39      0       0       0       0
June 2031....................................       25      0       0       0       0
June 2032....................................        0      0       0       0       0
June 2033....................................        0      0       0       0       0
Weighted Average Life to Maturity (years)(2)     25.82   7.16    5.39    4.40    3.84
Weighted Average Life to Call (years)(2)(3)      25.79   7.06    5.30    4.34    3.78


------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

      HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

     Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed rate or adjustable rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One Month LIBOR and the Six Month LIBOR Loan Index each remain constant at 20%, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

            CLASS A-2    CLASS A-3    CLASS A-4     CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
 PERIOD      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)
--------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   ----------   ----------
           ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
0              -            -            -             -            -            -            -            -            -
1              9.51         9.51         9.51          7.88         7.88         7.88         7.88         7.88         7.88
2              8.72         8.72         8.72          7.12         7.12         7.12         7.12         7.12         7.12
3              8.73         8.73         8.73          7.12         7.12         7.12         7.12         7.12         7.12
4              8.98         8.98         8.98          7.35         7.35         7.35         7.35         7.35         7.35
5              8.74         8.74         8.74          7.12         7.12         7.12         7.12         7.12         7.12
6              8.99         8.99         8.99          7.35         7.35         7.35         7.35         7.35         7.35
7              8.75         8.75         8.75          7.11         7.11         7.11         7.11         7.11         7.11
8              8.75         8.75         8.75          7.11         7.11         7.11         7.11         7.11         7.11
9              9.27         9.27         9.27          7.60         7.60         7.60         7.60         7.60         7.60
10             8.76         8.76         8.76          7.11         7.11         7.11         7.11         7.11         7.11
11             9.02         9.02         9.02          7.35         7.35         7.35         7.35         7.35         7.35
12             8.78         8.78         8.78          7.11         7.11         7.11         7.11         7.11         7.11
13             9.04         9.04         9.04          7.35         7.35         7.35         7.35         7.35         7.35
14             8.80         8.80         8.80          7.11         7.11         7.11         7.11         7.11         7.11
15             8.81         8.81         8.81          7.11         7.11         7.11         7.11         7.11         7.11
16             9.06         9.06         9.06          7.35         7.35         7.35         7.35         7.35         7.35
17             8.83         8.83         8.83          7.11         7.11         7.11         7.11         7.11         7.11
18             9.09         9.09         9.09          7.35         7.35         7.35         7.35         7.35         7.35
19             8.85         8.85         8.85          7.11         7.11         7.11         7.11         7.11         7.11
20             8.90         8.90         8.90          7.14         7.14         7.14         7.14         7.14         7.14
21            10.74        10.74        10.74          9.01         9.01         9.01         9.01         9.01         9.01
22             9.88         9.88         9.88          8.18         8.18         8.18         8.18         8.18         8.18
23            10.18        10.18        10.18          8.45         8.45         8.45         8.45         8.45         8.45
24             9.91         9.91         9.91          8.18         8.18         8.18         8.18         8.18         8.18
25             9.84         9.84         9.84          8.45         8.45         8.45         8.45         8.45         8.45
26             9.59         9.59         9.59          8.19         8.19         8.19         8.19         8.19         8.19
27             9.93         9.93         9.93          8.53         8.53         8.53         8.53         8.53         8.53
28            10.28        10.28        10.28          8.85         8.85         8.85         8.85         8.85         8.85
29            10.00        10.00        10.00          8.57         8.57         8.57         8.57         8.57         8.57
30            10.33        10.33        10.33          8.85         8.85         8.85         8.85         8.85         8.85
31            10.05        10.05        10.05          8.57         8.57         8.57         8.57         8.57         8.57
32            10.10        10.10        10.10          8.58         8.58         8.58         8.58         8.58         8.58
33            11.66         -           11.66         10.05        10.05        10.05        10.05        10.05        10.05
34            10.95         -           10.95          9.42         9.42         9.42         9.42         9.42         9.42

            CLASS A-2    CLASS A-3    CLASS A-4     CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
 PERIOD      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)
--------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   ----------   ----------
           ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
35            11.32         -           11.32          9.74         9.74         9.74         9.74         9.74         9.74
36            11.02         -           11.02          9.42         9.42         9.42         9.42         9.42         9.42
37            27.07         -           27.07          9.74         9.74         9.74         9.74         9.74         9.74
38            12.09         -           12.09          9.44         9.44         9.44         9.44         9.44         9.44
39            12.41         -           12.41          9.83         9.83         9.83         9.83         9.83         9.83
40            13.01         -           13.01         10.46        10.46        10.46        10.46        10.46        10.46
41            12.53         -           12.53         10.12        10.12        10.12        10.12        10.12        10.12
42            12.92         -           12.92         10.46        10.46        10.46        10.46        10.46        10.46
43            12.50         -           12.50         10.12        10.12        10.12        10.12        10.12        10.12
44            12.51         -           12.51         10.12        10.12        10.12        10.12        10.12        10.12
45            14.04         -           14.04         11.38        11.38        11.38        11.38        11.38        11.38
46            12.92         -           12.92         10.55        10.55        10.55        10.55        10.55        10.55
47            13.35         -           13.35         10.91        10.91        10.91        10.91        10.91        10.91
48            12.92         -           12.92         10.55        10.55        10.55        10.55        10.55        10.55
49            13.35         -           13.35         10.90        10.90        10.90        10.90        10.90        10.90
50            12.92         -           12.92         10.55        10.55        10.55        10.55        10.55        10.55
51            12.98         -           12.98         10.60        10.60        10.60        10.60        10.60        10.60
52            13.64         -           13.64         11.22        11.22        11.22        11.22        11.22        11.22
53            13.20         -           13.20         10.86        10.86        10.86        10.86        10.86        10.86
54            13.64         -           13.64         11.22        11.22        11.22        11.22        11.22        11.22
55            13.20         -           13.20         10.85        10.85        10.85        10.85        10.85        10.85
56            13.20         -           13.20         10.85        10.85        10.85        10.85        10.85        10.85
57            14.12         -           14.12         11.61        11.61        11.61        11.61        11.61        11.61
58            13.35         -           13.35         11.01        11.01        11.01        11.01        11.01        11.01
59            13.79         -           13.79         11.37        11.37        11.37        11.37        11.37        11.37
60            13.35         -           13.35         11.01        11.01        11.01        11.01        11.01        11.01
61            13.79         -           13.79         11.37        11.37        11.37        11.37        11.37        11.37
62            13.35         -           13.35         11.00        11.00        11.00        11.00        11.00        11.00
63            13.35         -           13.35         11.00        11.00        11.00        11.00        11.00        11.00
64            13.79         -           13.79         11.37        11.37        11.37        11.37        11.37        11.37
65            13.35         -           13.35         11.00        11.00        11.00        11.00        11.00        11.00
66            13.79         -           13.79         11.36        11.36        11.36        11.36        11.36        11.36
67            13.35         -           13.35         11.00        11.00        11.00        11.00        11.00        11.00
68            13.35         -           13.35         10.99        10.99        10.99        10.99        10.99        10.99
69            14.78         -           14.78         12.17        12.17        12.17        12.17        12.17        12.17
70            13.35         -           13.35         10.99        10.99        10.99        10.99        10.99        10.99
71            13.79         -           13.79         11.36        11.36        11.36        11.36        11.36        11.36
72            13.35         -           13.35         10.99        10.99        10.99        10.99        10.99        10.99
73            13.79         -           13.79         11.36        11.36        11.36        11.36        11.36        11.36
74            13.35         -           13.35         10.99        10.99        10.99        10.99        10.99        10.99
75            13.35         -           13.35         10.99        10.99        10.99        10.99        10.99        10.99
76            13.79         -           13.79         11.35        11.35        11.35        11.35        11.35        11.35
77            13.35         -           13.35         10.98        10.98        10.98        10.98        10.98        10.98
78            13.79         -           13.79         11.35        11.35        11.35        11.35        11.35        11.35
79            13.35         -           13.35         10.98        10.98        10.98        10.98        10.98        10.98
80            13.35         -           13.35         10.98        10.98        10.98        10.98        10.98        10.98
81            14.78         -           14.78         12.16        12.16        12.16        12.16        12.16        12.16
82            13.35         -           13.35         10.98        10.98        10.98        10.98        10.98        10.98
83            13.79         -           13.79         11.34        11.34        11.34        11.34        11.34        11.34

            CLASS A-2    CLASS A-3    CLASS A-4     CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
 PERIOD      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)
--------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   ----------   ----------
           ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
84            13.35         -           13.35         10.98        10.98        10.98        10.98        10.98        10.98
85            13.79         -           13.79         11.34        11.34        11.34        11.34        11.34        11.34
86            13.35         -           13.35         10.97        10.97        10.97        10.97        10.97        10.97
87            13.35         -           13.35         10.97        10.97        10.97        10.97        10.97        10.97
88            13.80         -           13.80         11.34        11.34        11.34        11.34        11.34        11.34
89            13.35         -           13.35         10.97        10.97        10.97        10.97        10.97        10.97
90            13.80         -           13.80         11.34        11.34        11.34        11.34        11.34        11.34
91            13.15         -           13.15         10.97        10.97        10.97        10.97        10.97        10.97
92            11.36         -           11.36         10.97        10.97        10.97        10.97        10.97        10.97
93            12.60         -           12.60         12.14        12.14        12.14        12.14        12.14        12.14
94            11.40         -           11.40         10.97        10.97        10.97        10.97        10.97        10.97
95            11.80         -           11.80         11.33        11.33        11.33        11.33        11.33        11.33
96            11.44         -           11.44         10.96        10.96        10.96        10.96        10.96        10.96
97            11.85         -           11.85         11.33        11.33        11.33        11.33        11.33        11.33
98            11.48         -           11.48         10.96        10.96        10.96        10.96        10.96        10.96
99            11.51         -           11.51         10.96        10.96        10.96        10.96        10.96        10.96
100           11.91         -           11.91         11.32        11.32        11.32        11.32        11.32        11.32
101           11.55         -           11.55         10.96        10.96        10.96        10.96        10.96        10.96
102           11.96         -           11.96         11.32        11.32        11.32        11.32        11.32        11.32
103           11.60         -           11.60         10.96        10.96        10.96        10.96        10.96        10.96
104           11.63         -           11.63         10.96        10.96        10.96        10.96        10.96        10.96
105           12.46         -           12.46         11.71        11.71        11.71        11.71        11.71        11.71
106           11.68         -           11.68         10.95        10.95        10.95        10.95        10.95        10.95
107           12.10         -           12.10         11.32        11.32        11.32        11.32        11.32        11.32
108           11.74         -           11.74         10.95        10.95        10.95        10.95        10.95        10.95
109           12.16         -           12.16         11.32        11.32        11.32        11.32        11.32        11.32
110           11.80         -           11.80         10.95        10.95        10.95        10.95        10.95        10.95
111           11.83         -           11.83         10.95        10.95        10.95        10.95        10.95        10.95
112           12.26         -           12.26         11.31        11.31        11.31        11.31        11.31        11.31
113           11.89         -           11.89         10.95        10.95        10.95        10.95        10.95         -
114           12.32         -           12.32         11.31        11.31        11.31        11.31        11.31         -
115           11.96         -           11.96         10.95        10.95        10.95        10.95        10.95         -
116           12.00         -           12.00         10.95        10.95        10.95        10.95        10.95         -
117           13.32         -           13.32         12.12        12.12        12.12        12.12        12.12         -
118           12.07         -           12.07         10.95        10.95        10.95        10.95        10.95         -
119           12.51         -           12.51         11.31        11.31        11.31        11.31        11.31         -
120           12.14         -           12.14         10.94        10.94        10.94        10.94        10.94         -
121           12.59         -           12.59         11.31        11.31        11.31        11.31        11.31         -
122           12.23         -           12.23         10.94        10.94        10.94        10.94        10.94         -
123           12.27         -           12.27         10.94        10.94        10.94        10.94        10.94         -
124           12.72         -           12.72         11.31        11.31        11.31        11.31        11.31         -
125           12.35         -           12.35         10.94        10.94        10.94        10.94        10.94         -
126           12.81         -           12.81         11.30        11.30        11.30        11.30         -            -
127           12.45         -           12.45         10.94        10.94        10.94        10.94         -            -
128           12.49         -           12.49         10.94        10.94        10.94        10.94         -            -
129           13.89         -           13.89         12.11        12.11        12.11        12.11         -            -
130           12.59         -           12.59         10.94        10.94        10.94        10.94         -            -
131           13.07         -           13.07         11.30        11.30        11.30        11.30         -            -
132           12.70         -           12.70         10.94        10.94        10.94        10.94         -            -

            CLASS A-2    CLASS A-3    CLASS A-4     CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
 PERIOD      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)
--------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   ----------   ----------
           ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
133           13.18         -           13.18         11.30        11.30        11.30        11.30         -            -
134           12.81         -           12.81         10.94        10.94        10.94        10.94         -            -
135           12.87         -           12.87         10.94        10.94        10.94        10.94         -            -
136           13.36         -           13.36         11.30        11.30        11.30        11.30         -            -
137           12.99         -           12.99         10.94        10.94        10.94         -            -            -
138           13.48         -           13.48         11.30        11.30        11.30         -            -            -
139           13.11         -           13.11         10.94        10.94        10.94         -            -            -
140           13.18         -           13.18         10.93        10.93        10.93         -            -            -
141           14.66         -           14.66         12.11        12.11        12.11         -            -            -
142           13.31         -           13.31         10.93        10.93        10.93         -            -            -
143           13.83         -           13.83         11.30        11.30        11.30         -            -            -
144           13.46         -           13.46         10.93        10.93        10.93         -            -            -
145           13.98         -           13.98         11.30        11.30        11.30         -            -            -
146           13.61         -           13.61         10.93        10.93         -            -            -            -
147           13.68         -           13.68         10.93        10.93         -            -            -            -
148           14.22         -           14.22         11.30        11.30         -            -            -            -
149           13.85         -           13.85         10.93        10.93         -            -            -            -
150           14.40         -           14.40         11.30        11.30         -            -            -            -
151           14.02         -           14.02         10.93        10.93         -            -            -            -
152           14.11         -           14.11         10.93        10.93         -            -            -            -
153           15.18         -           15.18         11.69        11.69         -            -            -            -
154           14.30         -           14.30         10.93        10.93         -            -            -            -
155           14.87         -           14.87         11.30        11.30         -            -            -            -
156           14.49         -           14.49         10.93        10.93         -            -            -            -
157           15.08         -           15.08         11.30        11.30         -            -            -            -
158           14.70         -           14.70         10.94        10.94         -            -            -            -
159           14.81         -           14.81         10.94        10.94         -            -            -            -
160           15.41         -           15.41         11.30        11.30         -            -            -            -
161           15.03         -           15.03         10.94        10.94         -            -            -            -
162           15.65         -           15.65         11.30        11.30         -            -            -            -
163           15.27         -           15.27         10.94        10.94         -            -            -            -
164           15.39         -           15.39         10.94        10.94         -            -            -            -
165           17.18         -           17.18         12.11        12.11         -            -            -            -
166           15.65         -           15.65         10.94        10.94         -            -            -            -
167           16.31         -           16.31         11.30         -            -            -            -            -
168           15.92         -           15.92         10.94         -            -            -            -            -
169           16.59         -           16.59         11.30         -            -            -            -            -
170           16.20         -           16.20         10.94         -            -            -            -            -
171           16.35         -           16.35         10.94         -            -            -            -            -
172           17.05         -           17.05         11.31         -            -            -            -            -
173           16.66         -           16.66         10.94         -            -            -            -            -
174           17.38         -           17.38         11.31         -            -            -            -            -
175           16.99         -           16.99         10.94         -            -            -            -            -
176           17.17         -           17.17         10.95         -            -            -            -            -
177           19.36         -           19.36         12.17         -            -            -            -            -
178           17.96         -           17.96         11.08         -            -            -            -            -
179           18.75         -           18.75         11.44         -            -            -            -            -
180           18.34         -           18.34         11.07         -            -            -            -            -
181           19.27         -           19.27          -            -            -            -            -            -

            CLASS A-2    CLASS A-3    CLASS A-4     CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
 PERIOD      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)
--------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   ----------   ----------
           ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
182           19.00         -           19.00          -            -            -            -            -            -
183           19.38         -           19.38          -            -            -            -            -            -
184           20.45         -           20.45          -            -            -            -            -            -
185           20.22         -           20.22          -            -            -            -            -            -
186           21.35         -           21.35          -            -            -            -            -            -
187           21.14         -           21.14          -            -            -            -            -            -
188           21.65         -           21.65          -            -            -            -            -            -
189           24.58         -           24.58          -            -            -            -            -            -
190           22.80         -           22.80          -            -            -            -            -            -
191           24.23         -           24.23          -            -            -            -            -            -
192           24.15         -           24.15          -            -            -            -            -            -
193           25.75         -           25.75          -            -            -            -            -            -
194           25.77         -           25.77          -            -            -            -            -            -
195           26.69         -           26.69          -            -            -            -            -            -
196           28.64         -           28.64          -            -            -            -            -            -
197           28.86         -           28.86          -            -            -            -            -            -
198           31.14         -           31.14          -            -            -            -            -            -
199           31.57         -           31.57          -            -            -            -            -            -
200           33.19         -           33.19          -            -            -            -            -            -
201           37.46         -           37.46          -            -            -            -            -            -
202           37.17         -           37.17          -            -            -            -            -            -
203           40.98         -           40.98          -            -            -            -            -            -
204           42.57         -           42.57          -            -            -            -            -            -
205           47.59         -           47.59          -            -            -            -            -            -
206           50.29         -           50.29          -            -            -            -            -            -
207           55.54         -           55.54          -            -            -            -            -            -
208           64.29         -           64.29          -            -            -            -            -            -
209           71.00         -           71.00          -            -            -            -            -            -
210           85.82         -           85.82          -            -            -            -            -            -
211          100.61         -          100.61          -            -            -            -            -            -
212          128.57         -          128.57          -            -            -            -            -            -
213          199.31         -          199.31          -            -            -            -            -            -
214          306.00         -          306.00          -            -            -            -            -            -
215            *            -            *             -            -            -            -            -            -


------------------

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts and Basis Risk Carry Forward Amount divided by the current certificate balance.

(2) Run to maturity assuming 100% PPC, no losses and 1 month and 6 month LIBOR rates of 20%.

* In this period 215 the Class A-2 certificates have a balance of $27,291 and are paid $69,335 in interest and the Class A-4 certificates have a balance of $18,678 and are paid $47,453 in interest.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in May 2033.

     The last scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section "Material Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk CarryForward Amounts), will comprise a "LOWER TIER REMIC" and an "UPPER TIER REMIC" organized in a two-tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in the Upper Tier REMIC. The Class R certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components - the REMIC regular interest (the "REGULAR

INTEREST") component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of, original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax Consequences--Sale or Exchange".

     Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

     The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under
Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

     Any Basis Risk CarryForward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences--Administrative Matters" and "--Tax Treatment of Foreign Investors" in the prospectus.


                              STATE AND LOCAL TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state and local jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002 41, Exemption Application No. D 11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the LIBOR Certificates are the following:

          (1) The acquisition of the LIBOR Certificates by a Plan is on terms (including the price for the LIBOR Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The LIBOR Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "RATING AGENCY");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the LIBOR Certificates represents not more than reasonable compensation for underwriting the LIBOR Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the LIBOR Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

          (5) The Plan investing in the LIBOR Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of LIBOR Certificates in connection with the initial issuance, at least fifty (50) percent of each class of LIBOR Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in LIBOR Certificates does not exceed twenty-five (25) percent of each class of LIBOR Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, either servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the LIBOR Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase LIBOR Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of LIBOR Certificates. Assets of a Plan or individual retirement account should not be invested in the LIBOR Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the underwriting agreement, dated June 24, 2003, between the depositor and the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

                    PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL
                    AMOUNT OF    AMOUNT OF   AMOUNT OF    AMOUNT OF    AMOUNT OF   AMOUNT OF    AMOUNT OF   AMOUNT OF    AMOUNT OF
  UNDERWRITER       CLASS A-2    CLASS A-3   CLASS A-4    CLASS M-1    CLASS M-2   CLASS M-3    CLASS B-1   CLASS B-2    CLASS B-3
----------------    ---------    ---------   ---------    ---------    ---------   ---------    ---------   ---------    ---------
Morgan Stanley &
Co. Incorporated  $226,788,120  $98,862,294 $56,351,508  $57,723,716  $48,842,916 $14,208,488  $13,764,598 $11,546,128  $12,432,922
Utendahl Capital
Partners, L.P.       1,304,940      568,853     324,246      332,142      281,042      81,756       79,201      66,436       71,539
The Williams
Capital Group,
L.P.                 1,304,940      568,853     324,246      332,142      281,042      81,756       79,201      66,436       71,539
                   ----------- ------------ -----------  -----------  ----------- -----------  ----------- -----------  -----------
  Total......      $229,398,00 $100,000,000 $57,000,000  $58,388,000  $49,405,000 $14,372,000  $13,923,000 $11,679,000  $12,576,000
                   =========== ============ ===========  ===========  =========== ===========  =========== ===========  ===========

     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

     The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Offered Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor.


                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch Ratings ("FITCH"), Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                      CLASS       FITCH    MOODY'S     S&P
                      -----       -----    -------     ---
                       A-2       AAA       Aaa       AAA
                       A-3       AAA       Aaa       AAA
                       A-4       AAA       Aaa       AAA
                       M-1       AA        Aa2       AA
                       M-2       A         A2        A
                       M-3       A-        A3        A-
                       B-1       BBB+      Baa1      BBB+
                       B-2       BBB       Baa2      BBB
                       B-3       BBB-      Baa3      BBB-

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the interest rate cap agreements or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch Ratings, One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool-- Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums,
(iii) payments from the servicers to the trustee in respect of prepayment interest shortfalls for that distribution date and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     "BASIS RISK CARRYFORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "CLASS A" means, collectively, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

     "CLASS A CERTIFICATE GROUP" means either the Class A-1 certificates or the Group II Class A Certificates, as applicable.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

          (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

          (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 60.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CLASS B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 90.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (F) Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 92.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that distribution date), (F) Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (G) Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 95.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

         "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of:

     all amounts previously distributed to holders of certificates of that class as distributions of principal, and in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates.

     "CLASS M" means, collectively, the Class M-1, Class M-2, and Class M-3 certificates.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 73.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 84.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 87.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,491,367.

     "CODE" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

     "DELINQUENT," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

     "DETERMINATION DATE" means, with respect to each Servicer Remittance Date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

     "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "EXCESS SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the trustee fee rate and the lender paid mortgage insurance rate, if any. The Expense Fee Rate is not expected to exceed 0.525%. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "GROUP I LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "GROUP II CLASS A CERTIFICATES" has the meaning specified in "Description of the Certificates--Allocation of Principal Payments to Class A Certificates" in this prospectus supplement.

     "GROUP II CLASS A SEQUENTIAL CERTIFICATES" has the meaning specified in "Description of the Certificates--Allocation of Principal Payments to Class A Certificates" in this prospectus supplement.

     "GROUP II LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "INITIAL CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

     "INTEREST RATE CAP PAYMENT" means, beginning on the first distribution date and continuing through the immediately succeeding 35 distribution dates thereafter, the amount, if any, equal to the product of (a) the number of basis points by which One-Month LIBOR as of the reset date under the cap agreement exceeds 7.00% for the first 24 distribution dates or 7.375% for the next 12 distribution dates, up to a maximum of 137.50 basis points for the first 24 distribution dates and a maximum of 100.00 basis points for the next 12 distribution dates, and (b) the product of the notional balance and multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

     "IRS" means the Internal Revenue Service.

     "LIBOR CERTIFICATES" means the Class A-1 certificates and the Offered Certificates.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

     "LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

     "LOWER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool-- Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool-- Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "NET INTEREST MARGIN SECURITIES" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "P&I ADVANCES" means advances made by the applicable servicer on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any distribution date, the calendar month preceding the month in which that distribution date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool-- Prepayment Premiums" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period;
(iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior distribution date through the business day prior to the current distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

     "REFERENCE BANKS" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RELIEF ACT" means the Soldiers' and Sailors Civil Relief Act of 1940, as amended, and any similar state statutes.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 40.00%.

     "SERVICER REMITTANCE DATE" will be the third business day immediately preceding each distribution date.

     "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 2.15% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 4.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the cut-off date principal balance of the mortgage loans; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.

For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means the later to occur of (i) the earlier to occur of (a) the distribution date in July 2006 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBORDINATED AMOUNT" is described in "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 or Class B-3 certificates.

     "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the applicable original loan seller for a mortgage loan that is in breach of the applicable original loan seller representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable original loan seller.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the seventh paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     A "TRIGGER EVENT" with respect to any distribution date exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 37.50% of the prior period's Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:


      DISTRIBUTION DATE OCCURRING IN                                LOSS PERCENTAGE
-------------------------------------------  --------------------------------------------------------------
July 2006 through June 2007                  4.00% for the first month, plus an additional 1/12th of
                                             2.00% for each month thereafter (e.g., 5.00% in January 2007)

July 2007 through June 2008                  6.00% for the first month, plus an additional 1/12th of
                                             1.00% for each month thereafter (e.g., 6.50% in January 2008)

July 2008 through June 2009                  7.00% for the first month, plus an additional 1/12th of
                                             0.50% for each month thereafter (e.g., 7.25% in January 2009)

July 2009 and thereafter                     7.50%


     "UNPAID INTEREST AMOUNTS" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "UNPAID REALIZED LOSS AMOUNT," with respect to any class of Class M or Class B certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     "UPPER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

     "WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

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


                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of a book-entry certificate holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source , or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

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


                                    ANNEX II

             CAP AGREEMENT NOTIONAL BALANCE AND MULTIPLIER SCHEDULE


                                   CAP NOTIONAL          INDEX RATE
            DISTRIBUTION DATE         BALANCE            MULTIPLIER
            -----------------      ------------          ----------
                  7/2003          38,639,800.000            10.00
                  8/2003          37,875,817.863            10.00
                  9/2003          37,094,258.244            10.00
                 10/2003          36,295,051.372            10.00
                 11/2003          35,478,282.805            10.00
                 12/2003          34,644,174.526            10.00
                  1/2004          33,793,084.609            10.00
                  2/2004          32,925,506.095            10.00
                  3/2004          32,042,065.011            10.00
                  4/2004          31,143,527.524            10.00
                  5/2004          30,230,775.722            10.00
                  6/2004          29,305,591.619            10.00
                  7/2004          28,392,392.126            10.00
                  8/2004          27,500,287.115            10.00
                  9/2004          26,628,882.426            10.00
                 10/2004          25,777,700.644            10.00
                 11/2004          24,946,275.328            10.00
                 12/2004          24,134,150.760            10.00
                  1/2005          23,340,881.694            10.00
                  2/2005          22,566,033.120            10.00
                  3/2005          21,809,180.054            10.00
                  4/2005          21,069,913.221            10.00
                  5/2005          20,347,820.652            10.00
                  6/2005          19,642,506.013            10.00
                  7/2005          18,953,582.058            10.00
                  8/2005          18,280,670.453            10.00
                  9/2005          17,623,401.559            10.00
                 10/2005          16,981,414.237            10.00
                 11/2005          16,354,355.652            10.00
                 12/2005          15,741,881.088            10.00
                  1/2006          15,143,653.750            10.00
                  2/2006          14,559,344.595            10.00
                  3/2006          13,988,632.148            10.00
                  4/2006          13,431,202.275            10.00
                  5/2006          12,886,750.531            10.00
                  6/2006          12,354,974.646            10.00

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
Prospectus

--------------------------------------------------------------------------------
[SIDEBAR]

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital I Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

[END SIDEBAR]
--------------------------------------------------------------------------------

                        Morgan Stanley ABS Capital I Inc.
                             Asset Backed Securities
                              (Issuable in Series)

                                ----------------

Morgan Stanley ABS Capital I Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o     consist of one or more classes of securities.

o     Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o     may be senior or subordinate in right of payment to other classes; and

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.



Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

June 23, 2003

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

o (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

o (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 144 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


Risk Factors...................................................................6

     The limited resale market for the securities could adversely affect your ability to liquidate your investment.......................6

     Protection against losses is limited since the securities will receive payments only from specified sources...........................6

     Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.......................................................7

     The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to
        experience losses......................................................7

     If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could
        result.................................................................8

     Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than
        residential mortgage loans.............................................9

     Losses could result if violations of environmental laws occurred affecting the mortgaged properties.....................................9

The Trust Fund................................................................10
     General..................................................................10
     The Loans................................................................12
     Modification of Loans....................................................19
     Agency Securities........................................................19
     Private Mortgage-Backed Securities.......................................26
     Representations by Sellers or Originators; Repurchases...................28
     Substitution of Trust Fund Assets........................................30

Use of Proceeds...............................................................30

The Depositor.................................................................31

Description of the Securities.................................................31
     General..................................................................32
     Distributions on Securities..............................................34
     Advances.................................................................36
     Reports to Securityholders...............................................37
     Categories of Classes of Securities......................................38
     Indices Applicable to Floating Rate and Inverse Floating Rate Classes....42
     LIBOR....................................................................42
     COFI.....................................................................43
     Treasury Index...........................................................45
     Prime Rate...............................................................45
     Book-Entry Registration of Securities....................................46

Credit Enhancement............................................................50
     General..................................................................50
     Subordination............................................................50
     Letter of Credit.........................................................51
     Insurance Policies, Surety Bonds and Guaranties..........................52
     Over-Collateralization...................................................52
     Spread Account...........................................................52
     Reserve Accounts.........................................................53
     Pool Insurance Policies..................................................55
     Cross-Collateralization..................................................56
     Other Insurance, Surety Bonds, Guaranties, and Letters of Credit.........57
     Derivative Products......................................................57

Yield and Prepayment Considerations...........................................58

The Agreements................................................................61
     Assignment of the Trust Fund Assets......................................61
     No Recourse to Sellers, Originators, Depositor or Master Servicer........63
     Payments on Loans; Deposits to Security Account..........................64
     Pre-Funding Account......................................................66
     Sub-Servicing by Sellers.................................................68
     Hazard Insurance.........................................................69
     Realization Upon Defaulted Loans.........................................71
     Servicing and Other Compensation and Payment of Expenses.................73
     Evidence as to Compliance................................................73
     Matters Regarding the Master Servicer and the Depositor..................74
     Events of Default; Rights Upon Event of Default..........................75
     Amendment................................................................78
     Termination; Optional Termination........................................79
     The Trustee..............................................................80

Material Legal Aspects of the Loans...........................................80
     General..................................................................80
     Foreclosure/Repossession.................................................81
     Environmental Risks......................................................84
     Rights of Redemption.....................................................85
     Anti-deficiency Legislation and Other Limitations on Lenders.............85
     Due-on-Sale Clauses......................................................87
     Enforceability of Prepayment and Late Payment Fees.......................88
     Applicability of Usury Laws..............................................88
     The Contracts............................................................88
     Installment Contracts....................................................91
     Soldiers' and Sailors' Civil Relief Act of 1940 and the California
        Military and Veterans Code............................................92
     Junior Mortgages; Rights of Senior Mortgagees............................93
     Commercial Loans.........................................................94
     The Title I Program......................................................95

     Consumer Protection Laws................................................100

Material Federal Income Tax Consequences.....................................100
     General.................................................................100
     Taxation of Debt Securities.............................................101
     Taxation of the REMIC and Its Holders...................................108
     REMIC Expenses; Single Class REMICS.....................................109
     Taxation of the REMIC...................................................110
     Taxation of Holders of Residual Interest Securities.....................111
     Administrative Matters..................................................115
     Tax Status as a Grantor Trust...........................................115
     Sale or Exchange........................................................118
     Miscellaneous Tax Aspects...............................................119
     Tax Treatment of Foreign Investors......................................120
     Tax Characterization of the Trust Fund as a Partnership.................121
     Tax Consequences to Holders of the Notes................................121
     Tax Consequences to Holders of the Certificates.........................124

State Tax Considerations.....................................................129

ERISA Considerations.........................................................129
     General.................................................................129
     Prohibited Transactions.................................................130
     Plan Asset Regulation...................................................130
     Exemption 83-1..........................................................131
     The Underwriter's Exemption.............................................133
     Insurance Company Purchasers............................................136
     Consultation with Counsel...............................................136

Legal Investment.............................................................137

Method of Distribution.......................................................139

Legal Matters................................................................140

Financial Information........................................................141

Rating.......................................................................141

Where You Can Find More Information..........................................142

Incorporation Of Certain Documents By Reference..............................142

Glossary.....................................................................144

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT.

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES.

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

      You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

      o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

      o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

         The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

         Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

         The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

          o require specified disclosures to the borrowers regarding the terms of the loans;

          o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

          o regulate the use and reporting of information related to the borrower's credit experience;

          o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

          o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

          o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

         If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

         We refer you to "Material Legal Aspects of the Loans" for additional information.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

         Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE MORTGAGED PROPERTIES.

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

                                 THE TRUST FUND


GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

      o   single family mortgage loans, including

          oo mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

          oo closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          oo home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and oo manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

      o commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

      o mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

      o privately issued mortgaged-backed securities representing interests in any of the above asset types; and

      o all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

         In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

         The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

         The following, together with the discussion under "Credit Enhancement" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

          o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

          o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

          o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the "sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement
         contracts   originated  by  a  commercial
          bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

          Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

         o primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

         o retail stores and establishments, that are primarily for commercial purposes

         o    office buildings, or

         o hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

         The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o    the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o the loan interest rates or range of loan interest rates borne by the loans,

         o    the maximum and minimum per annum loan interest rates, and

         o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o    fixed-rate level installment conventional mortgage loans;

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o    adjustable rate conventional mortgage loans; or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If

Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

         Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

          Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

          (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

          (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

          (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

          (5) the pass-through or certificate rate of the private mortgage-backed securities;

          (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

          (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

          (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

          (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

          (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

         o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o that there were no delinquent tax or assessment liens against the property;

         o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

         o to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

         o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

         If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          o         to purchase the related trust fund assets;

          o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

          o to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

         o    the amount of the distribution allocable to interest;

         o    the amount of any advance;

         o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

         o the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes
---------------------

Principal Types
---------------

Accretion Directed...............................  A class that receives  principal payments from the accreted interest from specified accrual classes.  An accretion  directed class also may receive principal  payments  from  principal  paid on the  underlying  trust fund assets for the related series.

Component Securities.............................  A class consisting of components.  The components of a class of component
                                                   securities  may  have  different   principal   and/or  interest   payment
                                                   characteristics  but together  constitute a single class.  Each component of a class of component  securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities.......................  A class  having no principal  balance and bearing  interest on a notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs..................  A  class  that  is  designed  to  receive  principal   payments  using  a
                                                   predetermined   principal   balance  schedule  derived  by  assuming  two
                                                   constant  prepayment  rates for the underlying  trust fund assets.  These two rates are the endpoints for the  "structuring  range" for the planned
                                                   principal  class.  The  planned   principal  classes  in  any  series  of
                                                   securities  may be subdivided  into  different  categories--e.g.,  primary planned  principal  classes,  secondary  planned principal classes and so
                                                   forth--having   different  effective   structuring  ranges  and  different
                                                   principal  payment  priorities.  The structuring  range for the secondary planned  principal  class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class........................  A  class  that  is  designed  to  receive  principal   payments  using  a
                                                   predetermined  principal  balance  schedule  but is not  designated  as a planned  principal class or targeted  principal class. In many cases, the schedule is derived 33 by assuming two constant  prepayment rates for the underlying  trust fund assets.  These two rates are the endpoints for the
                                                   "structuring range" for the scheduled principal class.

Sequential Pay Class.............................  Classes that receive principal  payments in a prescribed  sequence,  that do not have predetermined  principal balance schedules and that under all circumstances  receive

                                                   payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip............................................  A  class  that  receives  a  constant  proportion,  or  "strip,"  of  the principal payments on the underlying trust fund assets.

Support Class or Companion Class.................  A class that receives  principal  payments on any distribution  date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or TACs.................  A  class  that  is  designed  to  receive  principal   payments  using  a
                                                   predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types
--------------

Fixed Rate.......................................  A class with an interest rate that is fixed  throughout  the life of that class.

Floating Rate....................................  A class  with an  interest  rate that  resets  periodically  based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate............................  A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate....................................  A class with an interest rate that resets  periodically and is calculated by  reference  to the rate or rates of interest  applicable  to specified assets or instruments--e.g., the loan rates borne by the underlying loans.

Auction Rate.....................................  A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only....................................  A class that  receives  some or all of the interest  payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only...................................  A  class  that  does  not  bear  interest  and  is  entitled  to  receive distributions in respect of principal only.

Partial Accrual..................................  A class that  accretes a portion of the amount of accrued  interest  with respect to that class. The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual..........................................  A class that  accretes the full amount of accrued  interest  with respect to that class.

                                                   The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

         (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

             o  LIBOR as determined on the previous LIBOR determination date or

             o  the reserve interest rate.

         The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          o    savings deposits,

          o    time deposits,

          o    FHLBSF advances,

          o    repurchase agreements, and

          o    all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

         (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

         (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

         Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT


GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

          o reducing the ownership interest, if applicable, of the related subordinated securities;

          o a combination of the immediately preceding sentence and the above; or

          o    another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

          o    in the order of their scheduled final distribution dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    by  another  method  as  specified  in  the  related   prospectus
               supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

          o maintaining timely payments or providing additional protection against losses on the trust fund assets;

          o    paying administrative expenses; or

          o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

          o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

          o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

          o in any other manner as may be specified in the related prospectus supplement.

          Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

               (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

               (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

               (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

               (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

               (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

               (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

               (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

          o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

          o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

          o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

          o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

          o    paying administrative expenses; or

          o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

         The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).


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


         Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may


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


         (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

         (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.


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


         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

         If a funding period is established for the related series of securities as described under "The Agreements--Pre-Funding Account" in this prospectus, and the trust fund is unable to



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


acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

          If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3)  an  assignment  of  the  mortgage  to  the  trustee,   which
          assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(Registered Trademark), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so



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


specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

         The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse.



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


However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

          o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

          o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

          o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

          o an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

          o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

          o all payments on account of interest on the loans, net of applicable servicing compensation;

          o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

          o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

          o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

          o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:


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


          o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

          o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

          o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

          o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

          o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

          o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

          o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

          o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

          o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded



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amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

         For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the



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related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

         The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.


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


HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

         (1) the maximum insurable value of the improvements securing the loan or

         (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or


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


         (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

          (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.


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


         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

          o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

          o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

          o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

          o    fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property



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


acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed



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


mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.


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


         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect


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


the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

          o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

          o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

          o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for



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


the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

          Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

          o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

          o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

          o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral



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securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

          o the holders of 100% of the voting interests of the notes of that series consent to the sale;

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

          o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.


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AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

          o    to cure any ambiguity;

          o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

          o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

         (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.


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TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to


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look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary



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leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and



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expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.


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


         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to



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influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including



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California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in




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receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were

          (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and

          (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

         Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.


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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the



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contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the


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related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of



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goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have



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enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940 AND THE CALIFORNIA MILITARY AND VETERANS CODE

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.


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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or



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mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must




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file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits



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securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

         Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.


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         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the

Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender. The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.


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


         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

          o the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

          o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

          o    the uncollected court costs;

          o    the attorney's fees not to exceed $500; and

          o the expenses for recording the assignment of the security to the United States.


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CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor. The discussion is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

          (1) the securities of a series are classified as indebtedness;

          (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;


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


          (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

          (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

               o    securities issued as notes will be treated as indebtedness;

               o securities issued as certificates will be treated as one of the following:

                    --   indebtedness;

                    --   beneficial  ownership  interests  in the related  trust
                            fund or in its assets; or

                    -- "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the REMIC and Its Holders", Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP are of the opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP are of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.


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         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

         (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

         (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations thereunder. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those



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


interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

          (1) the interest is unconditionally payable at least annually at a "current value" of the index;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;


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          (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

          (4) the principal payments are not contingent.

         In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

          (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and

          (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.


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The present value of the remaining payments is to be determined on the basis of three factors:

          (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

          (2) events which have occurred before the end of the accrual period and

          (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income



                                       105
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are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" above.

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

          (1)  the yield to maturity of those Debt Securities and

          (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

         Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

          (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or


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         (2) in the ratio of (a) in the case of securities, or in the case of a
Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of



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the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

         (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

         (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets, and

         (3) Regular Interest Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code.


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         If less than 95% of the REMIC's assets consist of assets described in
(1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

         (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

         In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.


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TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any



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deductions  attributable to any prohibited  transaction that resulted in a loss.
In general, prohibited transactions include:

          (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

          (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.


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         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors."

         Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a



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residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic


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residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv) either the formula test or the assets test (each as described below) is satisfied.

         The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. However, the direct or indirect transfer of the Residual Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i) the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or



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acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest.



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The holder of a security will generally be entitled to deduct fees under Section
162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

          (1) 3% of the excess of adjusted gross income over the applicable amount or

          (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.


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


         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of



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


income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

          Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

         (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

          (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

         (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition



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of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

         (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over

          (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

         Holders that recognize a loss on a sale or exchange of their securities for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

          (1) fails to furnish the trustee with its taxpayer identification number;

          (2)  furnishes  the  trustee  an  incorrect  taxpayer   identification
               number;

          (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

          (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.


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


TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner



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


of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

          (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and

         (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP and Dewey Ballantine LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within



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the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


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


         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;


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


          (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (3) prepayment premium payable to the holders of certificates for that month; and

          (4)  any  other   amounts  of  income   payable  to  the   holders  of
               certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.


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         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Holders that recognize a loss on a sale or exchange of their certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of



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


certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.



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

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a



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


rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA



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


considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

          o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

          o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

          o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

          o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. (ss.)2510.3-101.) The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the



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entity. However, the Plan Asset Regulation provides that, if a Plan acquires an
"equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons



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

independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

          (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

          (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.


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THE UNDERWRITER'S EXEMPTION

         The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

         Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

         (4) the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;


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


         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

         (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

         (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

         (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

              (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

              (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;


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


         (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

         (8) the related prospectus or prospectus supplement must describe:

              (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

              (b) the duration of the pre-funding period;

              (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

              (d) that the amounts  remaining in the pre-funding  account at the
              end   of   the   pre-funding    period   will   be   remitted   to
              certificateholders as repayments of principal; and

         (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and


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         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

         The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and



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the Morgan Stanley  Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

         Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.


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         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (ss.) 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (ss.) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. (ss.) 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those



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


authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

         Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to


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

those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP. For each series of notes, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust. For each series of certificates, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP or Dewey Ballantine LLP or, if the certificates are issued by a Delaware trust, Richards Layton & Finger, P.A., will opine to the effect that the certificates are validly issued, fully paid and non-assessable.


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                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any


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particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-104046, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by



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reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.



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                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "FASIT" means a "financial asset securitization investment trust" under the Code.

         "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

         "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765 (2000) the administrative exemption that has granted to Morgan Stanley & Co. Incorporated.

         "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.


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


         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Restricted Group" means, for any series, the seller, the depositor, Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.


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         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.



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